UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.   )

☒	Filed by the Registrant
☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

GLOBE LIFE INC.
(Name of Registrant as specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 16, 2023

To the Shareholders of
GLOBE LIFE INC. (the Company):

Globe Life Inc.'s 2023 Annual Meeting of Shareholders (Annual Meeting) will be held at Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 at 10:00am, Central Daylight Time, on Thursday, April 27, 2023. The Annual Meeting will be conducted using Robert’s Rules of Order and Globe Life Inc.'s Shareholders' Rights Policy. This policy is posted on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading, or you may obtain a printed copy by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

The accompanying Notice and Proxy Statement discuss proposals which will be submitted to a shareholder vote. If you have any questions or comments about the matters discussed in the Proxy Statement or about the operations of the Company, we will be pleased to hear from you.

It is important that your shares be voted at the Annual Meeting. Please mark, sign, and return your proxy or vote over the telephone or via the Internet. If you attend the Annual Meeting, you may withdraw your proxy and vote your stock in person if you desire to do so.

We hope that you will take this opportunity to meet with us to discuss the results of operations of the Company during 2022.

Sincerely,

Gary L. Coleman Co-Chairman

Larry M. Hutchison Co-Chairman

J. Matthew Darden Co-Chief Executive Officer

Frank M. Svoboda Co-Chief Executive Officer

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

DATE:	Thursday, April 27, 2023
TIME:	10:00am Central Daylight Time
LOCATION:	Globe Life Inc.
3700 South Stonebridge Drive
McKinney, Texas 75070

Directions to attend the Annual Meeting of Shareholders, where you may vote in person, can be found on our Company's website at https://investors.globelifeinsurance.com under the Calls & Meetings heading.

Shareholders will be asked to vote on the following items of business:

VOTING MATTERS		Board Recommendation	Page

☑	Election of Directors	FOR	6
☑	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR	12
☑	Advisory Vote to Approve Executive Compensation	FOR	12
☑	Advisory Vote on Frequency with which Shareholders Vote on the Company's Executive Compensation Program	FOR 1 YEAR	13
☑	Approval of Amendment to Globe Life Inc. 2018 Incentive Plan	FOR	13
☑	Approval of Amendment to Restated Certificate of Incorporation	FOR	19

Shareholders will also be asked to consider and act upon any other business that properly comes before the meeting.
Record Date
The close of business on Monday, February 27, 2023 is the record date for determining shareholders who are entitled to notice of and to vote at the Annual Meeting.
How to Vote
You are requested to mark, date, sign and return the enclosed form of proxy in the accompanying envelope, whether or not you expect to attend the Annual Meeting in person. You may also choose to vote your shares by Internet or telephone. You may revoke your proxy at any time before it is voted at the meeting.

The Annual Meeting will be conducted in accordance with Robert’s Rules of Order and our Shareholders' Rights Policy. The meeting may be adjourned from time to time without further notice other than by an announcement at the meeting or at any adjournment. Any business described in this notice may be transacted at any adjourned meeting.

By Order of the Board of Directors

Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary
McKinney, Texas
March 16, 2023

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on April 27, 2023: The Company’s Proxy Statement and 2022 Annual Report are available at: https://investors.globelifeinsurance.com/annual-reports.

Note: The Company cautions you that this Proxy Statement may contain forward-looking statements within the meaning of the federal securities law. These prospective statements reflect management's current expectations, but are not guarantees of future performance. Accordingly, please refer to the Company's cautionary statement regarding forward-looking statements and the business environment in which the Company operates, contained in the Company's Form 10-K for the period ended December 31, 2022, found on file with the Securities and Exchange Commission. The Company specifically disclaims any obligation to update or revise any forward-looking statement because of new information, future developments, or otherwise.

PROXY STATEMENT SUMMARY
AND COMPANY HIGHLIGHTS
Chief Executive Officer Transition
Effective December 31, 2022, our Co-Chairmen and Co-Chief Executive Officers, Gary L. Coleman and Larry M. Hutchison, retired as Co-Chief Executive Officers (Co-CEOs), continuing to serve in an executive capacity as Co-Chairmen of the Board of Directors on and after such date.1 Messrs. Coleman and Hutchison were succeeded by J. Matthew Darden, formerly Senior Executive Vice President and Chief Strategy Officer, and Frank M. Svoboda, formerly Senior Executive Vice President and Chief Financial Officer, as Co-Chief Executive Officers, effective January 1, 2023.
Performance Highlights
2022 was another successful year for Globe Life Inc. (the "Company"). We had growth in life underwriting margins, as the impact from COVID-19 began to diminish, and total premium continued to grow during the year. Looking forward, we believe the Company is well positioned to continue to create sustainable growth and build shareholder value for years to come. The charts below highlight what we believe to be the key metrics we use to evaluate our business. Refer to APPENDIX A—Non-GAAP Reconciliations for definitions of non-GAAP measures.

2022 Performance Highlights

($ in millions)

$740
Net Income

$806
Net Operating Income

13.4%
Net Operating Income as a ROE*

25%
Life Underwriting Margin

25%
Health Underwriting Margin

4.9%
Total Premium Increase

2022 Shareholder Value Creation

$335 million returned to shareholders through **3.3** million shares repurchased

$81 million in shareholder dividends

Book Value Per Share Increase*: **9.4%****

*Excluding net unrealized gains or losses on fixed maturities **Comparison to prior year

1 Messrs. Coleman and Hutchison are retiring as Co-Chairman of the Board of Directors at the Annual Meeting of Shareholders on April 27, 2023.
    1                 GL 2023 Proxy Statement

Net Income Per Share

$3.60
$4.09
$4.49
$6.09
$6.82
$7.47
2012
2014
2016
2018
2020
2022

In 2017, tax legislation revised the corporate income tax rate from 35% to 21% effective Jan. 1, 2018, among other modifications

Net Operating Income Per Share

$3.31
$3.92
$4.49
$6.13
$6.88
$8.15
2012
2014
2016
2018
2020
2022

In 2017, tax legislation revised the corporate income tax rate from 35% to 21% effective Jan. 1, 2018, among other modifications

Net Income as Return on Equity

13.0%
12.5%
12.0%
12.3%
9.5%
12.3%
2012
2014
2016
2018
2020
2022

In 2017, tax legislation revised the corporate income tax rate from 35% to 21% effective Jan. 1, 2018, among other modifications

Net Operating Income as Return on Equity

(Excluding Net Unrealized Gains or Losses on Fixed Maturities)

15.5%
14.9%
14.6%
14.6%
13.5%
13.4%
2012
2014
2016
2018
2020
2022

Underwriting Income

($ in millions)

$517
$588
$598
$676
$707
$799
2012
2014
2016
2018
2020
2022

    2                 GL 2023 Proxy Statement

Executive Compensation Highlights

Our executive compensation programs are designed to motivate the achievement of our business goals in a manner that is consistent with the long-term risks inherent in our business. They reward the sustained annual performance that produces shareholder wealth over the long term. Specific highlights include:

Pay for Performance	•	Consistent with our business horizon, executive compensation is long-term in its focus, with a strong emphasis on share accumulation
	•	Equity awards are made as a consistent percentage of market capitalization to provide maximum alignment with shareholders
	•	Realizable pay continues to be well-aligned with the Company's total shareholder return (TSR)

Equity Plan Features	•	No single trigger change of control vesting
	•	No discounted stock options or stock appreciation rights (SARs)
	•	Prohibition on stock option and SAR repricing
	•	No tax gross-ups
	•	No liberal share recycling on stock options and SARs
	•	Awards subject to both minimum vesting requirements and the Company’s clawback policy

Compensation Governance	•	The Board’s independent Compensation Committee oversees the compensation program
	•	The Compensation Committee retains an independent compensation consultant that reports only to that committee
	•	Maximum payout caps for annual incentive compensation; limited to 150% of each named executive officer’s (NEOs) target opportunity
	•	No dividend equivalents on performance share units
	•	Robust stock ownership guidelines for directors and executives
	•	Clawback policy applicable to current and former executive officers in the event of financial statement restatement
	•	NEOs (including the Co-CEOs) do not have employment contracts or severance agreements

Shareholder Support	•	In 2022, we received strong support for our executive compensation programs, with 90% of votes cast approving our advisory say-on-pay resolution
	•	Over the last five years, our say-on-pay voting results have averaged a 93% approval rate
The compensation recommendations and decisions for 2022 of our management, the Compensation Committee (with the aid of its independent compensation consultant, Board Advisory, Inc.) and the independent members of the Board are summarized in the Executive Summary of the Compensation Discussion and Analysis section of this Proxy Statement.

    3                 GL 2023 Proxy Statement

Governance Highlights
Corporate governance remains a focus of our Board and Company management. Our corporate governance practices are overseen by our Board of Directors, its standing committees, and our Co-Chief Executive Officers.
Our comprehensive approach to succession planning and leadership development at all levels of Company management continued in 2022 and into 2023, as J. Matthew Darden and Frank M. Svoboda succeeded Gary L. Coleman and Larry M. Hutchison as the Company's Co-CEOs, effective January 1, 2023. In 2022, we also launched a search for new directors as a part of our Board refreshment process, resulting in the February 2023 appointment of Alice S. Cho and David A. Rodriguez to the Board of Directors. During the year, with oversight from the Board and guidance from the Co-CEOs, Company management developed and implemented policies and practices aligned with the Company's strategic plan. Our efforts to actively identify and manage risk, further develop our Environmental, Social and Governance (ESG) program, increase transparency, and secure our critical business systems and sensitive customer and Company data continued in 2022. We also maintained a persistent focus on corporate culture, working hard to increase engagement with employees and other stakeholders to foster an inclusive work environment and raise organizational awareness about diversity, equity and inclusion (DEI).
Cornerstones of our corporate governance framework include:

Independent Board Oversight	•	Strong independent Lead Director
	•	100% independent Board committees
	•	Regular executive sessions of the independent members of the Board
	•	12 of 14 Board members are independent

Good Corporate Governance Practices	•	Annual Board and committee evaluations, including periodic individual Director evaluations
	•	Policies prohibiting hedging and providing for clawbacks
	•	Appropriate mix of diversity and tenure on Board (4 new Board members added since November 2021)
	•	Director and executive officer stock ownership requirements
	•	Director Retirement Age and Tenure Policy

Shareholders' Rights	•	Shareholders' Rights Policy
	•	Proxy access
	•	No supermajority voting provisions
	•	Annual election of Directors
	•	Majority voting standard for uncontested Director elections

People and Culture	•	Succession planning and leadership development for executive officers and senior management positions, and succession planning and education for the Board and Board leadership
	•	Oversight of programs, policies and initiatives to foster an engaged, stable, and diverse workforce
	•	Work environment based on accountability and standards of integrity and ethical business conduct
	•	Oversight of corporate culture that aligns with the Company's long-term goals and objectives

Focus on Sustainability	•	Oversight of sustainability by the Board and its standing committees, which assist the Board by monitoring ESG-related issues
	•	Senior management level ESG Committee responsible for setting the Company's sustainability agenda, pursuant to a charter adopted by the Board of Directors
	•	Business practices designed to further good corporate citizenship and reflect sound fiscal management
	•	ESG Report published annually
Additional information can be found in the Corporate Governance section of this Proxy Statement.
    4                 GL 2023 Proxy Statement

Board Composition Highlights*

86% are independent	43% have gender diversity

Average Age of 64.9	29% have racial/ethnic diversity

*As of March 16, 2023
Voting Matters
At Globe Life Inc.'s 2023 Annual Meeting of Shareholders, you are being asked to:

Elect Directors
Ten of our current directors are standing for re-election (Linda L. Addison, Marilyn A. Alexander, Cheryl D. Alston, Mark A. Blinn, James P. Brannen, Jane Buchan, Alice S. Cho, Steven P. Johnson, David A. Rodriguez and Mary E. Thigpen) and two new director nominees (J. Matthew Darden and Frank M. Svoboda) are being proposed for election, each to a one-year term based upon a majority voting standard.

Information about the director nominees’ qualifications and tenure on the Board is located in the sections of this Proxy Statement entitled Director Nominee Profiles and Director Nominee Skills and Qualifications.

Approve Auditors	Deloitte and Touche LLP, who have served as Globe Life Inc.'s registered independent public accountants since 1999, are proposed to be ratified to continue in that role for 2023.

Advise on Executive Compensation
You are being asked to approve, on a non-binding advisory basis, the executive compensation of our named executive officers as disclosed in the various compensation tables and accompanying narrative compensation disclosures found in the Compensation Discussion and Analysis section of this Proxy Statement.

Advise on Frequency of Executive Compensation Vote	You are being asked to approve, on a non-binding advisory basis, the frequency with which our shareholders vote on executive compensation.

Approve Amendment to Incentive Plan	You are being asked to approve an amendment to the Globe Life Inc. 2018 Incentive Plan that would increase the maximum authorized shares under the Plan by 3.3 million shares.

Approve Amendment to Restated Certificate of Incorporation
You are being asked to approve an amendment to the Restated Certificate of Incorporation of the Company to provide for exculpation of liability for officers of the Company for certain breaches of fiduciary duties, similar to protections currently available for directors.

    5                 GL 2023 Proxy Statement

PROPOSAL NUMBER 1
 Election of Directors
The Board of Directors proposes the election of Linda L. Addison, Marilyn A. Alexander, Cheryl D. Alston, Mark A. Blinn, James P. Brannen, Jane Buchan, Alice S. Cho, J. Matthew Darden, Steven P. Johnson, David A. Rodriguez, Frank M. Svoboda, and Mary E. Thigpen as directors, each to hold office for a one-year term, expiring at the close of the Annual Meeting of Shareholders to be held in 2024, and until his or her successor is elected and qualified. All directors tendered an irrevocable contingent resignation letter pursuant to the Company’s Director Resignation Policy. Robert W. Ingram and Darren M. Rebelez will retire from the Board, with over 17 years and 13 years of Board Service, respectively, at the Annual Meeting of Shareholders on April 27, 2023. At that time, Gary L. Coleman and Larry M. Hutchison will also retire from the Board, each with over 10 years of Board service.
The Company’s By-laws provide that there will be not less than seven nor more than 15 directors with the exact number to be fixed by the Board. Effective February 22, 2023, the number of directors was set at 14 persons to accommodate the appointments of Ms. Cho and Mr. Rodriguez. At that time, the Board also determined to reduce the number of directors to 12 persons upon the retirements of Messrs. Ingram and Rebelez, at the Annual Meeting of Shareholders on April 27, 2023, as discussed above.
If any of the nominees becomes unavailable for election, the directors’ proxies will vote for the election of any other person recommended by the Board unless the Board reduces the number of directors.

Proposal	The Board recommends that shareholders vote “FOR” the proposal.
1
    6                 GL 2023 Proxy Statement

Director Nominee Profiles

Linda L. Addison
Lead Director
	Independent Director	Member, Governance and Nominating Committee

Principal occupation: Of Counsel, Norton Rose Fulbright US LLP, since January 2017.
She is also an independent director of KPMG LLP, the U.S. audit, tax, and advisory firm. Ms. Addison serves on the non-profit boards of Catalyst and the M.D. Anderson Center Board of Visitors and is a Trustee of the University of Texas Law School Foundation.
Ms. Addison received a B.A. from the University of Texas at Austin and a J.D. from the University of Texas School of Law. She earned the Certification in Climate Leadership from Diligent Institute, the CERT Certificate in Cybersecurity Oversight from Carnegie Mellon University's Software Engineering Institute, and is an NACD Board Leadership Fellow.
As a global business leader and chief executive with more than three decades of practical experience, including as former Managing Partner and Chair of the Management Committee of Norton Rose Fulbright US LLP, Ms. Addison brings a broad array of management skills and operational experience to the Board, including expertise in corporate governance, climate leadership oversight, cybersecurity oversight, strategic planning, enterprise risk management, regulatory/compliance, compensation, mergers and acquisitions, and human capital management.

Director since Feb. 2018
Age 71

Marilyn A. Alexander

	Independent Director	Chair, Governance and Nominating Committee

Principal occupation: Self-employed management consultant since November 2003, and Principal in Alexander & Friedman, Laguna Beach, California, a management consultancy practice focusing on business planning, brand strategy and development, communications, process and organizational issues, since January 2006.
Ms. Alexander is also a director of McCarthy Holdings, Inc. She formerly served as a director of DCT Industrial Trust, Inc. (2011-2018) and of Tutor Perini Corporation (2008-2016). Additionally, she is a member of the Board of Trustees, Chapman University, Orange, California.
She has an A.B. in Philosophy from Georgetown University and an M.B.A. from the Wharton Graduate School of the University of Pennsylvania and holds a CPA license in the Commonwealth of Virginia.
Ms. Alexander contributes to the Board from her extensive expertise in finance, marketing and strategic planning based upon more than 35 years of experience at top corporations including Disneyland Resort, where she was Senior Vice President and Chief Financial Officer, Walt Disney World Resort, Marriott Corporation and Towers Perrin, as well as her own consultancy practice.

Director since Feb. 2013
Age 71

Cheryl D. Alston

	Independent Director	Member, Compensation Committee

Principal occupation: Executive Director and Chief Investment Officer of the Employees' Retirement Fund of the City of Dallas, Texas (ERF), a $4 billion pension plan for the City's civilian employees, since October 2004.
Ms. Alston also serves on the Board of CHRISTUS Health and Blue Cross Blue Shield of Kansas City and is a Director on the Janus Henderson Mutual Fund Board. She formerly served as a director of the Federal Home Loan Bank of Dallas (2017-2021).
She holds a B.S. in Economics from the Wharton School of Business at the University of Pennsylvania and an M.B.A. from the Leonard N. Stern School of Business at New York University.
With a career spanning more than 20 years in the financial services industry, including positions at ERF, Cigna Corporation and Chase Global Securities, Ms. Alston brings to the Board significant experience in the areas of strategic planning, investment management, asset allocation, corporate governance, finance and budget administration.

Director since Feb. 2018
Age 56

Mark A. Blinn

	Independent Director	Member, Audit Committee

Principal occupation: Retired executive.
He serves on the Boards of Texas Instruments Incorporated, Emerson Electric Co., and Leggett & Platt, Incorporated. He is an Executive Board Member of the Southern Methodist University (SMU) Cox Executive Board.
Mr. Blinn holds a B.S., M.B.A. and J.D. from Southern Methodist University, as well as a charter financial analyst (CFA) designation.
As President and Chief Executive Officer, and formerly Chief Financial Officer, of Flowserve Corporation and through his senior leadership roles at FedEx Kinko’s Office and Print Services, Inc. and Centex Corporation, Mr. Blinn developed a well-rounded set of business skills and knowledge that significantly benefits the Board, including extensive expertise in business operations, organizational design, accounting/finance and experience running a large complex international organization. He also possesses a thorough understanding of legal and governance matters through his time spent as a practicing attorney.

Director since Nov. 2021
Age 61

    7                 GL 2023 Proxy Statement

James P. Brannen

	Independent Director	Member, Compensation Committee

Principal Occupation: Retired executive (Formerly Chief Executive Officer of FBL Financial Group Inc., West Des Moines, Iowa, then a public financial services company, August 2012-December 2019).
He also serves on the Boards of First Interstate BancSystem and Amerisure Mutual Insurance Company. He formerly served as a director for Great Western Bancorp, Inc. (2015-2022), FBL Financial Group Inc. (2012-2019), the Greater Des Moines Partnership (2012-2019), and the Property Casualty Insurers Association of America (2012-2019).
Mr. Brannen holds a B.B.A. in Accounting from the University of Iowa and is a member of the American Institute of Certified Public Accountants and the Iowa Society of Certified Public Accountants.
With nearly thirty years of relevant experience in the insurance and financial services industry, and having held a variety of C-suite positions during his distinguished career, Mr. Brannen brings to the Board extensive expertise in finance and executive management.

Director since Nov. 2021
Age 60

Jane Buchan

	Independent Director	Chair, Compensation Committee

Principal Occupation: Chief Executive Officer of Martlet Asset Management LLC, Newport Beach, California, since August 2018 (Formerly CEO of Pacific Alternative Asset Management Company, LLC, Irvine, California, a fund of hedge funds focused on institutional investors, March 2000-July 2018; Co-CEO of PAAMCO Prisma Holdings, LLC June 2017-July 2018).
Ms. Buchan is also a director of AGF Management Limited and Immix Biopharma, Inc. She formerly served as Chairwoman and Director of Chartered Alternative Investment Association (CAIA) (2009-2018). She is a Trustee of Reed College, Portland, Oregon and the University of California Irvine Foundation.
She has a B.A. in Economics from Yale University and an M.A. and Ph.D. in Business Economics/Finance from Harvard University.
Ms. Buchan's 30+ year career as an investment professional, including her experience as CEO of Pacific Alternative Asset Management and as Co-CEO of PAAMCO Prisma Holdings, LLC (which grew to $32 billion under management placing it third globally in the league tables at the time of her retirement), her time in the Capital Markets Group of J.P. Morgan Investment Management, and as an Assistant Professor of Finance at the Amos Tuck School of Business at Dartmouth College provides the Board with a broad range of investment management skills.

Director since Oct. 2005
Age 59

Alice S. Cho

	Independent Director	Member, Audit Committee

Principal Occupation: Senior Advisor for The Boston Consulting Group, a global management consulting firm providing strategic advice to C-suite leaders and boards, since 2021 (Formerly Advisor of Varo Money, Inc., a digital bank startup, 2017-2020).
Ms. Cho is also an independent director of First Interstate BancSystem and serves on the dean's advisory council at the University of Chicago Harris School of Public Policy.
She earned a B.A. from Whitman College and earned an A.M. from the University of Chicago, where she was a Sloan fellow.
Through her advisory and management positions at Promontory Financial Group, BITS (Bank Policy Institute), the Federal Reserve Board, and the U.S. Executive Office of the President, Ms. Cho brings to the Board extensive experience in financial services, public policy, and corporate boards, including advising boards and top executives on risk management, regulatory compliance, corporate governance, and digital technology issues.

Director since Feb. 2023
Age 56

J. Matthew Darden

Co-Chief Executive Officer

Principal occupation: Co-Chief Executive Officer since Jan. 2023 (Formerly Senior Executive Vice President and Chief Strategy Officer of Company April 2022 - Dec. 2022; Executive Vice President and Chief Strategy Officer of Company Jan. 2017-April 2022; President of subsidiary American Income Life Insurance Company July 2018-Dec. 2022; President of subsidiary Family Heritage Life Insurance Company of America Jan 2017-July 2018).
Mr. Darden received a B.B.A. and an M.B.A from Baylor University and is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.
He provides the Board with a host of relevant and broad-based skills gained from more than 27 years of direct insurance industry experience, including expertise in marketing, finance, accounting, consulting, technology, business combinations and capital market transactions. Through his managerial roles at the Company, most recently serving as its Chief Strategy Officer, and his 16+ years of public accounting experience at Deloitte & Touche LLP and Ernst and Young LLP, Mr. Darden brings a wealth of highly-valued managerial, financial, operational and strategic experience to the Board.

New Director Nominee
Age 52

    8                 GL 2023 Proxy Statement

Steven P. Johnson

	Independent Director	Chair, Audit Committee

Principal occupation: Financial Consultant and Advisor for Boulder Creek Development, LLC, a developer of office/warehouse buildings, primarily for smaller businesses, and its affiliated companies since June 2013.
He earned a B.B.A. from the University of Wisconsin-Eau Claire.
Mr. Johnson brings to the Board considerable expertise in accounting, auditing, regulatory, corporate governance, Sarbanes-Oxley compliance and enterprise risk management, as well as insurance industry experience as an external auditor, stemming from his 41-year career with Deloitte & Touche LLP, where he held a variety of senior firm leadership and client service positions, including Worldwide Lead Client Service Partner for several prominent firm clients and six years as Deputy Managing Partner - Operations.

Director since Nov. 2016
Age 72

David A. Rodriguez

	Independent Director	Member, Governance and Nominating Committee

Principal Occupation: Retired executive (Formerly Global Chief Human Resources Officer of Marriott International, Bethesda, MD, August 2006 - December 2021).
He also serves on the Board of American Woodmark Corporation and the Board of Trustees of the SIOP Foundation.
Mr. Rodriguez earned a B.A. in Psychology and an M.A. and Ph.D. in Industrial/Organizational Psychology from New York University.
He brings to the Board extensive experience in human resource management, including organizational culture and inclusion, through a 36-year career at companies including Marriott International, Citicorp/Citibank and Avon Products, and his service on the Board of American Woodmark Corporation and the Board of Trustees of the SIOP Foundation.

Director since Feb. 2023
Age 64

Frank M. Svoboda

Co-Chief Executive Officer

Principal occupation: Co-Chief Executive Officer since Jan. 2023 (Formerly Senior Executive Vice President and Chief Financial Officer of Company April 2022-Dec. 2022; Executive Vice President and Chief Financial Officer of Company June 2012 - April 2022; President of subsidiary Globe Life And Accident Insurance Company July 2018-Dec. 2022; President of subsidiary American Income Life Insurance Company Jan. 2017-July 2018).
He received a B.A. degree in Accounting and Finance from Nebraska Wesleyan University and is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.
Mr. Svoboda has more than 35 years of direct insurance industry experience, including in the areas of tax, accounting, consulting, business combination and capital market transactions. As the Company's Chief Financial Officer for more than a decade, with overall responsibility for various accounting, financial and investment functions at the Company and its subsidiaries, and through his service as the Company's Vice President of Tax for nine years prior thereto, as well as the 19 years he spent in public accounting at KPMG LLP, he provides the Board with significant financial and operational expertise.

New Director Nominee
Age 61

Mary E. Thigpen

	Independent Director	Member, Audit Committee

Principal occupation: Self-employed Consultant providing advisory services in digital transformation strategies, technology and cybersecurity assessments, and systemic risk mitigation competencies since February 2019 and September 2015-October 2017. (Formerly CEO of OpsDataStore, LLC, Johns Creek, Georgia, a big data analytics, AI, and visualization software company, October 2017-January 2019).
Ms. Thigpen also serves as a director of Achievelt Online, LLC and Hope Bancorp, Inc. and its affiliate Bank of Hope. She formerly served as a director of Opus Bank (2019-2020).
She received a B.S. in Mathematical and Computer Sciences from Clemson University.
Ms. Thigpen provides the Board with expertise in technology, cybersecurity, strategic planning, corporate governance, enterprise and systemic risk management, international business, digital sales and marketing developed as a result of her time as CEO of OpsDataStore and as CEO of North Plains, LLC and through senior leadership positions at Cox Communications, BearingPoint, Arthur Andersen LLP and Hewlett-Packard Company, as well as through her consultancy practice.

Director since Feb. 2018
Age 63

    9                 GL 2023 Proxy Statement

Director Nominee Skills and Qualifications
The Board has emphasized the importance of identifying and proposing for shareholder approval Director Nominees who possess a well-rounded range of skills, qualifications, professional experiences and perspectives. It is the Board’s belief that a Board comprised of individuals with diverse skills and viewpoints will enhance its ability to effectively oversee the Company’s business operations and guide management’s efforts to achieve long-term strategic objectives. The chart below outlines those skills and qualifications the Board believes are most relevant to our business.

Skills and Qualifications	Relevance to Globe Life Inc.
Accounting/Financial	An understanding of accounting and financial concepts is fundamental to the oversight of our financial affairs, as well as for reviewing our operational and financial results.
Business Operations	Helpful for understanding the myriad issues affecting our extensive business operations, which include sales, marketing, customer service, claims, underwriting, financial reporting, accounting and other support-oriented functions.
Capital Markets	Beneficial for appraising and offering guidance on our capital structure and financial strategies, including with respect to dividends, stock repurchases and prospective mergers/acquisitions.
CEO/Other High-Level Senior Management Running Large Organizations	Experience managing and leading large complex businesses is important for gaining a practical understanding of how organizations such as ours function and the decisions and actions required to drive financial and operational results.
Enterprise Risk Management	Important for exercising risk oversight and for informing management's views as to current and emerging risks which, if not properly managed/mitigated, could have a material adverse impact on our business and ultimately shareholder value.
Human Capital Management	Helps the Board guide the Company's efforts to recruit, retain and develop talented professionals, and to seamlessly integrate them into our corporate culture, in order to drive performance.
Information Technology/Information Security	Can better inform the Board regarding technical issues associated with information systems, upon which we are highly dependent, and associated technology in order to ensure our business continues to operate in an efficient and resilient manner.
Insurance Industry/ Financial Services	Experience in the insurance industry or financial services sector contributes to the Board's understanding of the distinct financial, legal and regulatory issues we regularly encounter as an insurance holding company with multiple insurance subsidiaries.
Investments	We manage a substantial portfolio of invested assets. A general understanding of investment management concepts is essential for overseeing our investment management activities.
Legal/Regulatory/Compliance	We operate in a heavily regulated environment in which compliance with applicable laws and regulations is necessary to enable our businesses to function. An understanding of our legal risks/obligations is crucial for the Board to be able to exercise its oversight role.
Marketing/Advertising	Marketing/advertising experience, including social media and digital marketing, can provide expertise directly relevant to us as a consumer-driven business and can help to ensure that our marketing and branding efforts are properly aligned with our long-term strategic objectives.
Other Public Company Board Service	Service on public company boards and committees provides valuable perspectives on good corporate governance practices and knowledge about key issues affecting public companies such as ours.
Sales Management	Enhances the Board’s ability to evaluate our sales programs and initiatives aimed at developing and maintaining our various sales distribution systems in order to grow sales and profits.
Strategic Planning	Valuable for offering guidance and oversight related to management's development of our long-term corporate strategy and for assessing the best approaches for implementing our strategic priorities.

    10                 GL 2023 Proxy Statement

While not an exhaustive list, the skills matrix below reflects some of the qualifications and attributes possessed by the Director Nominees that the Board believes are relevant to our business. Also listed are certain voluntarily self-identified demographic characteristics of the Director Nominees.
    11                 GL 2023 Proxy Statement

PROPOSAL NUMBER 2
 Approval of Auditors
A proposal to ratify the appointment of the firm of Deloitte & Touche LLP (Deloitte) as the independent registered public accounting firm of the Company for the year ending December 31, 2023 will be presented to the shareholders at the Annual Meeting. Deloitte served as the Company’s independent registered public accounting firm, auditing the financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2022, and has served in this capacity since 1999. After review and evaluation, the Audit Committee of the Board has appointed Deloitte to serve as the Company’s independent registered public accounting firm for 2023, and has recommended that the shareholders ratify the appointment of Deloitte for 2023.
A representative of Deloitte is expected to be present at the meeting and will be available to respond to appropriate questions and, although the firm has indicated that no statement will be made, an opportunity for a statement will be provided.
If the shareholders do not ratify the appointment of Deloitte, the selection of an independent registered public accounting firm will be reconsidered by the Audit Committee of the Board of Directors.

Proposal	The Board recommends that shareholders vote “FOR” the proposal.
2
PROPOSAL NUMBER 3
Advisory Vote on Executive Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, we are asking for shareholder approval of the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather this vote relates to the overall compensation of our named executive officers and the compensation policies and practices described in this Proxy Statement.
The compensation of our executive officers is based on a philosophy that emphasizes and rewards the attainment of performance measures that the Compensation Committee believes promote the creation of long-term shareholder value and therefore align management’s interests with the interests of shareholders. Our compensation program is designed to enable the Company to attract, motivate, reward and retain key executives while, at the same time, creating a close relationship between performance and compensation. The Compensation Committee believes that the design of the compensation program and the compensation of named executive officers under the program fulfill this objective. Shareholders are urged to read the Compensation Discussion and Analysis section of this Proxy Statement for a detailed discussion of how our compensation policies and practices implement our compensation philosophy.
This vote is advisory and therefore not binding on the Company, the Board, or the Compensation Committee. The Board and the Compensation Committee value the opinions of Company shareholders and will take such vote into account when making future executive compensation decisions.
Accordingly, the Company is asking shareholders to approve the following resolution at the Annual Meeting:
    “RESOLVED, that the Company’s shareholders hereby approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Shareholders pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the Compensation Discussion and Analysis, the compensation tables and related compensation disclosures.”

Proposal	The Board recommends that shareholders vote “FOR” advisory approval of our executive compensation.
3

    12                 GL 2023 Proxy Statement

PROPOSAL NUMBER 4
 Advisory Vote on Frequency of Advisory Vote on Executive Compensation

The Dodd-Frank Act provides that shareholders must be given the opportunity at least once every six years, to vote, on a non-binding, advisory basis, for their preference on how frequently we should seek future advisory votes on the compensation of our named executive officers, as disclosed in the Proxy Statement in accordance with the compensation disclosure rules of the SEC. By voting with respect to this Proposal Number 4, as a shareholder, you may indicate whether you would prefer that we conduct future advisory votes on executive compensation once every one, two, or three years, or you may abstain from casting a vote on this proposal.
After consideration of the frequency alternatives, our Board of Directors has again determined that an annual advisory vote on executive compensation will allow our shareholders to provide timely, direct input on the Company’s executive compensation philosophy, policies and practices, as disclosed in the Proxy Statement each year. The Board continues to believe that an annual vote is consistent with the Company’s efforts to regularly engage with shareholders on executive compensation and corporate governance matters.
This vote is advisory and not binding on the Company or our Board of Directors in any way. The Board of Directors and the Compensation Committee of the Company will take into account the outcome of this vote, however, when considering the frequency of future advisory votes on executive compensation. The Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders.
The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every year, every two years, every three years, or abstaining).

Proposal	The Board recommends that shareholders vote “FOR” the Option of "1 Year" as the Preferred Frequency for Advisory Votes on Executive Compensation.
4
PROPOSAL NUMBER 5
 Approval of Amendment to Globe Life Inc. 2018 Incentive Plan

On February 22, 2023, our Board of Directors approved an amendment to the Globe Life Inc. 2018 Incentive Plan (the “2018 Plan”), subject to approval by our shareholders. If approved by our shareholders, the amendment would:
•increase the available share reserve under the 2018 Plan by 3,300,000 common shares as described below;
•clarify that any repricing of options or SARS are prohibited under the 2018 Plan; and
•expand the clawback provisions in the 2018 Plan to apply to all awards under the 2018 Plan, as may be required by applicable SEC and NYSE rules.
A summary of the 2018 Plan, as amended, is set forth below. This summary is qualified in its entirety by the full text of the Second Amendment to the Globe Life Inc. 2018 Incentive Plan, which is attached to this Proxy Statement as APPENDIX B and the full text of the original Globe Life Inc. 2018 Incentive Plan which is attached as Appendix B to the Company’s proxy statement filed with the SEC on March 19, 2018.
Request to Approve Additional Shares under 2018 Plan
As of the record date, there were approximately 7,800,000 shares of our common stock subject to outstanding awards under the Globe Life Inc. 2018 Incentive Plan (the “2018 Plan”) and approximately 1,582,000 shares remained available for future grants. We expect to exhaust the existing share reserve of the 2018 Plan in the next 12 months and believe it is prudent to replenish the share reserve at this time. Without the additional shares, we would need to make changes to our long-term incentive program in order to conserve the remaining share reserve, which would impact the mix of compensation elements used. See “Executive Compensation—Compensation Discussion and Analysis.” In order to enable us to continue offering meaningful equity-based incentives, the Board believes that it is both necessary and appropriate to increase the number of shares available for these purposes. Accordingly, the Board of Directors believes it is in the best interests of the Company and its shareholders to amend the 2018 Plan to increase the maximum authorized shares under the 2018 Plan by 3,300,000 shares from 8,984,000 to 12,284,000 shares.
    13                 GL 2023 Proxy Statement

Significant Historical Award Information. Common measures of a stock plan’s cost include burn rate, dilution and overhang. The burn rate, or run rate, refers to how fast a company uses the supply of shares authorized for issuance under its stock plan. Over the last three years, the Company has maintained an average equity run rate of only 1.5% of shares outstanding per year. Dilution measures the degree to which the Company’s shareholders’ ownership has been diluted by stock-based compensation awarded under the Company’s various equity plans and also includes shares that may be awarded under the Company’s various equity plans in the future (“overhang”).
The following table shows how our key equity metrics have changed over the past three years:

Key Equity Metrics	2022	2021	2020
Equity Run Rate[1]	1.58%	1.23%	1.12%
Overhang[2]	10.9%	12.1%	12.9%
Dilution[3]	7.6%	7.5%	7.3%
[1] Equity run rate is calculated by dividing the number of shares subject to equity awards granted during the year by the weighted-average number of shares outstanding during the year.
[2] Overhang is calculated by dividing (a) the sum of (x) the number of shares subject to equity awards outstanding at the end of the year and (y) the number of shares available for future grants, by (b) the number of shares outstanding at the end of the year.
[3] Dilution is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year. For the purpose of these calculations, shares are counted on the basis of the method utilized in the current plan.

Number of Shares Requested. Our Board considered several factors in determining to request an additional 3,300,000 shares for the 2018 Plan:
•Assuming shareholder approval of the 2018 Plan amendment, 4,882,000 shares will be available for future grants. The Company expects this amount to last for approximately 4 years of awards. This estimate is based on a run rate average of 1.6%. While the Company believes this modeling provides a reasonable estimate of how long such a share reserve would last, there are a number of factors that could impact the Company’s future equity share usage.
•The total overhang resulting from the share request, including awards outstanding under all of the Company’s equity plans, represents approximately 13.2% of the shares outstanding as of the Record Date.
Share Counting. The Company considered the dilutive effect of the different awards that could be granted under the 2018 Plan. The counting mechanism included in the 2018 Plan reflects the relative Shareholder Value Transfer (SVT) of each award type. SVT is calculated as the total value of equity grants divided by the market capitalization of the Company. This approach utilizes a true “fungible” count between award types. The one exception is the fact that we count time-based restricted stock at 125% of the rate used for performance-based awards. While this differential is not supported purely from a SVT perspective, it does reflect a suitable shareholder focus by counting these awards at a higher rate.
Clarification on Prohibition on Repricing
Based upon feedback we received regarding the 2018 Plan, we determined that the 2018 Plan’s existing prohibitions on repricing of options and SARS were not sufficiently clear. The proposed amendments clarify that the 2018 Plan’s prohibition on repricing of options and SARS is a complete prohibition which includes the most common methods of repricing plus any other action that, directly or indirectly, could be considered a repricing.
Expansion of 2018 Plan Clawback Provisions
Based upon feedback we received regarding the 2018 Plan, we determined that the clawback provisions of the 2018 Plan should be amended to apply to all equity awards to be granted under the 2018 Plan. The proposed amendments clarify that all awards made under the 2018 Plan are subject to cancellation or forfeiture in accordance with the newly promulgated Section 10D of the Securities Exchange Act of 1934 and the rules of the NYSE, the applicable securities exchange where the Company’s common stock is traded.
Summary of the 2018 Plan
Purpose. The purpose of the 2018 Plan is to promote the Company’s success and enhance the value of the Company by linking the interests of the Company’s employees, officers, directors and consultants to those of its shareholders, and by providing participants with an incentive for outstanding performance. The 2018 Plan is also intended to enhance the Company’s ability to motivate, attract, and retain the services of employees, officers,
    14                 GL 2023 Proxy Statement

directors and consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent.
Administration. The 2018 Plan is administered by the Compensation Committee. The Compensation Committee will have the authority to:
•designate participants;
•grant awards;
•determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof;
•establish, adopt or revise any rules and regulations as it may deem advisable to administer the 2018 Plan; and
•make all other decisions and determinations that may be required under the 2018 Plan.
The full Board may at any time elect instead to administer the 2018 Plan. If it does so, it will have all the powers of the Compensation Committee under the 2018 Plan.
Eligibility. The 2018 Plan permits the grant of incentive awards to employees, officers, directors, and consultants of the Company and its affiliates as selected by the Compensation Committee. As of the record date, the number of eligible participants was approximately 180. The number of eligible participants may increase over time based upon our future growth.
Awards to Non-Employee Directors. Awards granted under the 2018 Plan to our non-employee directors will be made only in accordance with the terms, conditions and parameters of the 2018 Non-Employee Director Compensation Plan. The Compensation Committee may not make discretionary grants under the 2018 Plan to non-employee directors.
Permissible Awards. The 2018 Plan authorizes the granting of awards in any of the following forms:
•options to purchase shares of our common stock, which may be nonstatutory stock options or incentive stock options under the Internal Revenue Code of 1986, as amended, which we refer to as the "Code";
•stock appreciation rights (SARs), which give the holder the right to receive the difference (payable in cash or stock, as specified in the award certificate) between the fair market value per share of common stock on the date of exercise over the base price of the award;
•restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Compensation Committee;
•restricted or deferred stock units, which represent the right to receive shares of our common stock (or an equivalent value in cash or other property, as specified in the award certificate) in the future, based upon the attainment of stated vesting or performance criteria in the case of restricted stock units;
•performance awards which are awards payable in cash or stock upon the attainment of specified performance goals (any award that may be granted under the 2018 Plan may be granted in the form of a performance award);
•dividend equivalents, which entitle the holder of a full-value award to cash payments (or an equivalent value payable in stock or other property) equal to any dividends paid on the shares of stock underlying the full-value award;
•other stock-based awards in the discretion of the Compensation Committee, including unrestricted stock grants; and
•cash-based awards, including performance-based annual bonus awards.
Shares Available for Awards. Subject to adjustment as provided in the 2018 Plan, the aggregate number of shares of our common stock reserved and available for issuance pursuant to awards granted under the 2018 Plan is 8,984,000. If shareholders approve the proposed amendment to our 2018 Plan, a total of 4,882,000 shares will be available for issuance under the 2018 Plan.
Share Counting. Awards of options and SARs with up to a seven-year term count against the number of shares remaining available for issuance under the 2018 Plan as .85 shares for each share covered by such awards. Awards of options and SARs with seven to ten-year terms count against the number of shares remaining available for issuance under the 2018 Plan as one (1) share for each share covered by such awards. Full-value awards that vest based on performance criteria other than continued service count against the number of shares remaining available for issuance under the 2018 Plan as 3.1 shares for each share covered by such awards. Full-value awards that vest solely on continued service count against the number of shares remaining available for issuance under the 2018 Plan as 3.88 shares for each share covered by such awards.
    15                 GL 2023 Proxy Statement

•The full number of shares subject to an option or SAR shall count against the number of shares remaining available for issuance under the 2018 Plan, even if fewer shares are actually delivered to a participant as a result of a net settlement or withholding of shares to satisfy the exercise price or tax.
•Shares withheld from an award to satisfy withholding requirements shall count against the number of shares remaining available for issuance under the 2018 Plan, and shares delivered by a participant to satisfy tax withholding requirements shall not be added to the 2018 Plan share reserve.
•To the extent that an award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued or forfeited shares subject to the award will be added back to the plan share reserve and again be available for issuance pursuant to awards granted under the 2018 Plan.
Limitations on Individual Awards. The maximum aggregate number of shares of common stock subject to stock-based awards that may be granted under the 2018 Plan within a single calendar year to any one participant is as follows:
•options, 300,000;
•stock appreciation rights, 300,000;
•restricted stock or stock units, 100,000; and
•other stock-based awards, 150,000.
The maximum aggregate amount that may be paid with respect to cash-based awards under the 2018 Plan to any one participant in any fiscal year of the Company shall be $4,000,000. The maximum dollar amount of awards that may be granted under the 2018 Plan to any non-employee director within a single calendar year is $450,000.
Performance Goals. The Committee is authorized to grant any award under the Plan, including a cash-based award, with performance-based vesting criteria as determined by the Compensation Committee. The Compensation Committee may establish performance goals for performance awards based on any criteria selected by the Compensation Committee. Such performance goals may be based on Company-wide objectives or objectives that relate to the performance of a participant, an affiliate of the Company, or a division, region, department or function within the Company or an affiliate. The Compensation Committee may provide in any performance award, at the time the performance goals are established, that any evaluation of performance may exclude or otherwise be objectively adjusted for any specified unusual circumstance or event that occurs during a performance period, including by way of example but without limitation the following: (a) litigation or claim judgments or settlements; (b) the effect of changes in tax laws, accounting principles or other laws or provisions affecting reported results; (c) accruals for reorganization and restructuring programs; and (d) foreign exchange gains and losses.
Limitations on Transfer; Beneficiaries. A participant may not assign or transfer an award other than by will or the laws of descent and distribution; provided, however, that the Compensation Committee may permit other transfers (other than transfers for value) where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Compensation Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.
Treatment of Awards upon a Participant’s Termination of Service. Unless otherwise provided in an award certificate or any special plan document governing an award, upon the termination of a participant’s service due to death or disability:
•all of that participant's outstanding options and SARs will become fully vested and exercisable;
•all time-based vesting restrictions on that participant's outstanding awards will lapse as of the date of termination; and
•the payout opportunities attainable under all of that participant's outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will pay out on a prorata basis, based on the time elapsed prior to the date of termination.
Treatment of Awards upon a Change in Control. Unless otherwise provided in an award certificate or any special plan document governing an award:
(A) upon the occurrence of a change in control of the Company (as defined in the 2018 Plan) in which awards are not assumed by the surviving entity or otherwise equitably converted or substituted in connection with the change in control in a manner approved by the Committee or the Board:
    16                 GL 2023 Proxy Statement

•all outstanding options and SARs will become fully vested and exercisable;
•all time-based vesting restrictions on outstanding awards will lapse as of the date of termination; and
•the payout opportunities attainable under all outstanding performance-based awards will vest on target or actual performance (depending on the tie during the performance period in which the change in control occurs) and the awards will pay out on a prorata basis, based on the time elapsed prior to the change in control, and
(B) with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a change in control, if within two years after the effective date of the change in control, a participant’s employment is terminated without Cause or the participant resigns for Good Reason (as such terms are defined in the 2018 Plan), then:
•all of that participant's outstanding options and SARs will become fully vested and exercisable;
•all time-based vesting restrictions on that participant's outstanding awards will lapse as of the date of termination; and
•the payout opportunities attainable under all of that participant's outstanding performance-based awards will vest based on target or actual performance (depending on the time during the performance period in which the date of termination occurs) and the awards will pay out on a prorata basis, based on the time elapsed prior to the date of termination.
In addition, subject to limitations applicable to certain qualified performance-based awards, the Compensation Committee may, in its discretion accelerate awards upon the termination of service of a participant or the occurrence of a change in control. The Compensation Committee may discriminate among participants or among awards in exercising such discretion.
Clawbacks. All awards made under the 2018 Plan are subject to cancellation and forfeiture (including any cash received on settlement of an award) upon the terms and conditions as may be required by the Committee or Section 10D of the Securities Exchange Act of 1934 and any applicable rules and regulations promulgated by the SEC of any national securities exchange where the Company’s commons stock is traded. Awards made under the 2018 Plan are subject to the Clawback Provisions described on page 48 of this Proxy Statement and may be recaptured by the Company upon the occurrence of certain specified events.
Adjustments. In the event of a transaction between us and our shareholders that causes the per-share value of our common stock to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits and annual award limits under the 2018 Plan will be adjusted proportionately, and the Compensation Committee shall make such adjustments to the 2018 Plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. In the event of a stock split, a stock dividend, or a combination or consolidation of the outstanding shares of our common stock into a lesser number of shares, the authorization limits and annual award limits under the 2018 Plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.
Termination and Amendment. Our Board or the Compensation Committee may, at any time and from time to time, terminate or amend the 2018 Plan, but if an amendment would constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, our Board or the Compensation Committee may condition any amendment on the approval of our shareholders for any other reason. No termination or amendment of the 2018 Plan may, without the written consent of the participant, reduce or diminish the value of an outstanding award.
The Compensation Committee may amend or terminate outstanding awards. However, such amendments may require the consent of the participant and, unless approved by our shareholders, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.
Prohibition on Repricing. Outstanding stock options and SARS cannot be repriced without shareholder approval, including (i) reduction in exercise price, (ii) cancellation of the option or SAR in exchange for a full value award or an award with an exercise price or base price, as applicable, that is less than the original exercise price or base price, as applicable, (iii) cancellation of the option or SAR in exchange for cash payment, or (iv) any other action that, directly or indirectly, would be considered a repricing.

    17                 GL 2023 Proxy Statement

Certain U.S. Federal Income Tax Effects
The U.S. federal income tax discussion set forth below is intended for general information only and does not purport to be a complete analysis of all of the potential tax effects of the 2018 Plan. It is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. State and local income tax consequences are not discussed, and may vary from locality to locality.
Nonstatutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the 2018 Plan. When the optionee exercises a nonstatutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding federal income tax deduction subject to a possible limitation on deductibility under revised Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.
Incentive Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant or exercise of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted and one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price, and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.
SARs. A participant receiving a SAR under the 2018 Plan will not recognize income, and the Company will not be allowed a tax deduction, at the time the award is granted. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of stock received will be ordinary income to the participant and the Company will be allowed a corresponding federal income tax deduction at that time (subject to a possible limitation on deductibility under revised Code Section 162(m)).
Restricted Stock. Unless a participant makes an election to accelerate recognition of the income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is nontransferable and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time. If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income as of the date of grant equal to the fair market value of the stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time (subject to a possible limitation on deductibility under revised Code Section 162(m)). Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.
Restricted or Deferred Stock Units. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Upon receipt of shares of stock (or the equivalent value in cash or other property) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the stock or other property as of that date (less any amount he or she paid for the stock or property), and the Company will be allowed a corresponding federal income tax deduction at that time (subject to a possible limitation on deductibility under revised Code Section 162(m)).
Cash-Based Performance Awards. A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a cash-based performance award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received, and the Company will be allowed a corresponding federal income tax deduction at that time (subject to a possible limitation on deductibility under revised Code Section 162(m)).
Tax Withholding. The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including employment taxes) required by
    18                 GL 2023 Proxy Statement

law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2018 Plan.

Proposal	The Board recommends that shareholders vote “FOR” the Amendment to the Globe Life Inc. 2018 Incentive Plan.
5
PROPOSAL NUMBER 6
 Approval of Amendment to Restated Certificate of Incorporation
to Allow Exculpation of Officers

The State of Delaware, which is our state of incorporation, recently enacted legislation that enables Delaware companies to limit the liability of certain officers in limited circumstances. In light of this update, our board of directors has determined that it is advisable and in the best interests of us and our shareholders to amend the Restated Certificate of Incorporation of the Company (the “Charter”) to provide for exculpation of liability for officers of the Company for certain breaches of fiduciary duties, similar to the protections currently available for directors of the Company. We refer to this proposed amendment, which is attached to this Proxy Statement as APPENDIX C, as the Charter Amendment. We believe it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain top talent.
Background of the Charter Amendment
Effective August 1, 2022, Delaware adopted amendments to Section 102(b)(7) of the Delaware General Corporation Law (the “Section 102(b)(7) Amendment”) to allow Delaware corporations to exculpate its officers from personal liability from monetary damages for breach of the fiduciary duty of care as an officer. Prior to the Section 102(b)(7) Amendment, Delaware law permitted Delaware corporations to exculpate directors from personal liability for monetary damages associated with breaches of the duty of care but that protection did not extend to a Delaware corporation’s officers. Consequently, shareholder plaintiffs have employed a tactic of bringing certain claims that would otherwise be exculpated if brought against directors, against individual officers to avoid dismissal of such claims. The Section 102(b)(7) Amendment was adopted to address inconsistent treatment between officers and directors and address rising litigation and insurance costs for shareholders.
The Charter Amendment would allow for the exculpation of certain officers only in connection with direct claims brought by shareholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the corporation itself or for derivative claims brought by shareholders in the name of the corporation. As is currently the case with directors under our Charter, the Charter Amendment would not limit the liability of officers for: any breach of the duty of loyalty to the Company or its shareholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, and any transaction from which the officer derived an improper personal benefit.
Text of the Charter Amendment
The proposed Charter Amendment would amend Article Ninth of the Charter to read in its entirety as follows:
NINTH:
Section 1. Elimination of Certain Liabilities of Directors and Officers.
Neither a ~~A~~ director nor officer (as defined in Rule 102(b)(7) of the Delaware General Corporation Law) of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a director under Section 174 of the Delaware General Corporation Law, ~~or~~ (iv) for any transaction from which the director or officer derived an improper personal benefit or (v) for an officer, in any action by or in the right of the Company. If the General Corporation Law of the State of Delaware is subsequently amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

    19                 GL 2023 Proxy Statement

Reasons for the Charter Amendment
Our Board believes that aligning the protections for our officers with those protections currently afforded to our directors is appropriate considering that officers and directors have similar fiduciary duties. The Section 102(b)(7) Amendment and the Charter Amendment remedy this inconsistent treatment.
The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, regardless of merit. Limiting concern about personal risk empowers both directors and officers to best exercise their business judgment in furtherance of shareholder interests. We expect our peers to adopt exculpation clauses limiting the personal liability of officers in their certificates of incorporation. Failing to adopt the proposed Charter Amendment could impact our recruitment and retention of exceptional officer candidates who may conclude that the potential exposure to liabilities, costs of defense and other risks of proceedings exceeds the benefits of serving as an officer of the Company.
For the reasons stated above, the Board of Directors determined that the proposed Charter Amendment is advisable and in the best interest of our Company and our shareholders and authorized and approved the proposed Charter Amendment and directed that it be considered at the Annual Meeting.
Effectiveness of the Charter Amendment
If the Charter Amendment is approved by the shareholders at the Annual Meeting, it will become effective upon the filing of the Charter Amendment with the Secretary of State of the State of Delaware. In accordance with the Delaware General Corporation Law, however, our board of directors may elect to abandon the Charter Amendment without further action by the shareholders at any time prior to the effectiveness of the filing of the Charter Amendment with the Secretary of State of the State of Delaware, notwithstanding shareholder approval of the Charter Amendment.
Board Approval and Vote Required
On February 22, 2023, our Board authorized and approved the Charter Amendment and directed that the Charter Amendment be considered at the Annual Meeting. Under the Delaware General Corporation Law, we are required to obtain the affirmative vote of the holders of a majority of our outstanding shares of common stock in order to approve the Charter Amendment. Our Board determined that the Charter Amendment is advisable and in the best interest of the Company and our shareholders, and recommends that our shareholders approve the Charter Amendment.

Proposal	The Board recommends that shareholders vote “FOR” the Amendment to the Certificate of Incorporation to allow exculpation of officers.
6
OTHER BUSINESS
The directors are not aware of any other matters which may properly be and are likely to be brought before the Annual Meeting. If any other proper matters are brought before the Annual Meeting, the persons named in the proxy, J. Matthew Darden and Frank M. Svoboda, will vote in accordance with their judgment on these matters.
    20                 GL 2023 Proxy Statement

INFORMATION REGARDING DIRECTORS, NOMINEES, AND EXECUTIVE OFFICERS

Executive Officers

The following table shows certain information concerning each person deemed to be an executive officer of the Company.2 Each executive officer is appointed by the Board of the Company or its subsidiaries annually and serves at the pleasure of that board. There are no arrangements or understandings between any executive officer and any other person pursuant to which the officer was selected.

Name	Current Age	Principal Occupation and Business Experience for the Past Five Years*
Gary L. Coleman	70	Co-Chairman since April 2014. (Co-Chief Executive Officer of Company June 2012 - Dec. 2022)
Larry M. Hutchison	69	Co-Chairman since April 2014. (Co-Chief Executive Officer of Company June 2012 - Dec. 2022)
J. Matthew Darden	52	Co-Chief Executive Officer of Company since Jan. 2023. (Senior EVP and Chief Strategy Officer of Company Apr. 2022 - Dec. 2022; EVP and Chief Strategy Officer of Company Jan. 2017 - Apr. 2022; President of American Income July 2018 - Dec. 2022; President of Family Heritage Jan. 2017 - July 2018)
Jennifer A. Haworth	49	EVP and Chief Marketing Officer of Company since Jan. 2020; Division SVP, Marketing of Globe since Sept. 2019. (Corporate SVP, Marketing of Company Nov. 2019 - Dec. 2019; VP, Marketing of Company Jan. 2018 - Nov. 2019; SVP, Marketing of Globe Dec. 2011 - Sept. 2019)
Robert E. Hensley	55
EVP and Chief Investment Officer of Company since July 2021; Divisional SVP, Investments of American Income, Family Heritage, Globe, Liberty and United American since Feb. 2021. (Vice President for Provident Investment Management LLC, Chattanooga, TN, Nov. 1999 - Nov. 2020)

Thomas P. Kalmbach	57	EVP and Chief Financial Officer of Company since Jan. 2023; SVP and Chief Actuary of American Income, Globe, Liberty and United American since Aug. 2018; President of Globe since Jan. 2023; President of Family Heritage since April 2022. (EVP and Chief Actuary of Company Jan. 2019 - Dec. 2022; SVP of Finance and Compliance for Liberty Mutual Benefits business of Liberty Mutual Group, Boston, MA, June 2014 - June 2018)
Michael C. Majors	60	EVP, Policy Acquisition and Chief Strategy Officer of Company since Jan. 2023; President of United American since Mar. 2015. (EVP - Administration and Investor Relations of Company July 2018 - Dec. 2022; Vice President, Investor Relations of Company May 2008 - July 2018)
R. Brian Mitchell	59	EVP and General Counsel of Company since June 2012; Chief Risk Officer of Company since May 2017; President of American Income since Jan. 2023; President of Liberty since July 2018. (President of Globe Jan. 2017 - July 2018)
Dolores L. Skarjune	57
EVP and Chief Administrative Officer of Company since Jan. 2023; Divisional SVP, Sales and Administration of American Income, Globe, Liberty, and United American since Sept. 2019. (Corporate SVP, Sales Administration of Company Jan. 2021 - Dec. 2022; SVP of Sales Administration of American Income, Globe, Liberty and United American Aug. 2012 - Sept. 2019)

Frank M. Svoboda	61	Co-Chief Executive Officer of Company since Jan. 2023. (Senior EVP and Chief Financial Officer of Company Apr. 2022 - Dec. 2022; EVP and Chief Financial Officer of Company June 2012 - Apr. 2022; President of Globe July 2018 - Dec. 2022; President of American Income Jan. 2017 - July 2018)
Christopher K. Tyler	49
EVP and Chief Information Officer of Company since June 2022. (Chief Information Officer of Magellan Health Feb. 2020 - May 2022; Chief Information Officer of Lifecare Health Partners May 2018 - Dec. 2019; Chief Information Officer of Conifer Health Solutions July 2009 - April 2018)

Rebecca E. Zorn	51	EVP and Chief Talent Officer of Company since Jan. 2021; Divisional SVP and Chief Talent Officer of American Income, Globe, Liberty and United American since Sept. 2019. (Corporate SVP and Chief Talent Officer of Company Nov. 2019 - Dec. 2020; VP and Chief Talent Officer of Company Jan. 2019 - Nov. 2019; Assistant Secretary and Director of Human Resources of Company Jan. 2018 - Dec. 2018; SVP and Chief Talent Officer of American Income, Globe, Liberty and United American June 2019 - Sept. 2019)
*American Income, Family Heritage, Globe, Liberty, and United American, as used in this Proxy Statement, refer to American Income Life Insurance Company, Family Heritage Life Insurance Company of America, Globe Life And Accident Insurance Company, Liberty National Life Insurance Company and United American Insurance Company, subsidiaries of the Company.
2 On January 1, 2023, certain management changes were implemented at the Company, including but not limited to J. Matthew Darden and Frank M. Svoboda becoming Co-Chief Executive Officers (Co-CEOs) and Mr. Kalmbach becoming Chief Financial Officer. Prior to and in connection with such management changes, the Co-CEOs conducted a reassessment based on the roles and responsibilities of individual management team members for purposes of determining who should be considered an “executive officer” of the Company within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934 (Rule 3b-7). Thereafter, the Co-CEOs determined that each of the listed individuals meets such definition based on their reassessment and, after discussion with the Co-CEOs, the Board designated each such individual an “executive officer” of the Company, effective January 1, 2023. Steven K. Greer, a named executive officer for 2022, has not been designated an executive officer for 2023.
    21                 GL 2023 Proxy Statement

Stock Ownership

The following table shows certain information about stock ownership as of January 31, 2023 for the directors, nominees and named executive officers of the Company, including shares with respect to which they have the right to acquire beneficial ownership on or prior to April 1, 2023.

		Company Common Stock or Options Beneficially Owned as of January 31, 2023[1]
Name	City of Residence	Directly[2]	Indirectly[3]
Linda L. Addison	Houston, TX	16,097	0
Marilyn A. Alexander	Laguna Beach, CA	20,255	0
Cheryl D. Alston	Frisco, TX	36,923	0
Mark A. Blinn	Dallas, TX	3,043	0
James P. Brannen	Panora, IA	3,518	0
Jane Buchan	Newport Coast, CA	101,658	0
Alice S. Cho	Piedmont, CA	0	0
Gary L. Coleman	Plano, TX	1,284,904	63,608
Larry M. Hutchison	Duncanville, TX	1,390,792	49,408
Robert W. Ingram	Jupiter, FL	23,510	0
Steven P. Johnson	Plano, TX	13,824	0
Darren M. Rebelez	West Des Moines, IA	20,764	0
David A. Rodriguez	Potomac, MD	0	0
Mary E. Thigpen	Alpharetta, GA	10,983	0
J. Matthew Darden	Frisco, TX	165,391	1,463
Frank M. Svoboda	Grapevine, TX	289,500	137,709
Steven K. Greer	McKinney, TX	194,239	0
Michael C. Majors	Dallas, TX	117,005	0
All Directors, Nominees and Executive Officers as a group (25 persons):[4]		4,078,385	317,690
1 No individual director, nominee or executive officer, other than Larry M. Hutchison (1.42%) and Gary L. Coleman (1.33%), beneficially owns 1% or more of the common stock of the Company.
2 Includes: for Alston, 30,708 shares; for Buchan, 18,100 shares; for Coleman, 660,000 shares; for Darden, 147,711 shares; for Hutchison, 660,000 shares; for Svoboda, 289,500 shares; for Greer, 178,000 shares; for Majors, 86,500 shares; and for all directors, nominees and executive officers as a group, 2,449,594 shares, that are subject to presently exercisable Company stock options.
3 Indirect beneficial ownership includes shares (a) owned by the director, named executive officer or spouse as trustee of a trust or executor of an estate, (b) held in a trust in which the director, named executive officer or a family member living in his home has a beneficial interest, (c) owned by the spouse or a family member living in the director’s, named executive officer’s or nominee’s home or (d) owned by the director or named executive officer in a personal corporation or limited partnership. Indirect beneficial ownership also includes: for Coleman, approximately 63,608 shares; for Darden, approximately 1,463 shares; for Hutchison, approximately 49,408 shares; and for Svoboda, approximately 1,879 shares calculated based upon conversion of stock unit balances held in their respective accounts in the Company Savings and Investment Plan to shares. Indirect ownership for Mr. Svoboda includes 135,830 shares held in his family living trust.
4 All directors, nominees and executive officers as a group, beneficially own 4.33% of the common stock of the Company. While not designated an executive officer in 2023, Steven K. Greer is included in such group because he is a named executive officer of the Company for 2022.

CORPORATE GOVERNANCE

Director Independence Determinations
The New York Stock Exchange (NYSE) rules require that the Company have a majority of independent directors. The rules provide that no director will qualify as “independent” unless the Board of Directors affirmatively determines that the director has no material relationship with the Company and its subsidiaries (collectively, the Company), either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. The Board adopted the categorical standards prescribed by the NYSE as well as 12 additional categorical standards to assist it in making determinations of independence.
These independence standards are available on the Company’s website at https://investors.globelifeinsurance.com under the Board of Directors heading at Director Independence Criteria. You may also obtain a printed copy of the independence standards at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
    22                 GL 2023 Proxy Statement

Based on these categorical standards and after evaluation of the directors’ responses to an annual questionnaire, the Governance and Nominating Committee makes recommendations to the Board of Directors regarding director independence. In making such recommendations, the committee considered whether Linda L. Addison's service on the KPMG LLP (KPMG) Board of Directors would impair her independence, given that the Company periodically transacts business with KPMG. The Committee determined that Ms. Addison's service on such Board did not impair her "independence". After review of all of the committee's recommendations regarding director independence, the Board determined on February 22, 2023 that the following directors meet the categorical standards set by the Board and are “independent”:

•	Linda L. Addison	•	Jane Buchan
•	Marilyn A. Alexander	•	Alice S. Cho
•	Cheryl D. Alston	•	Steven P. Johnson
•	Mark A. Blinn	•	David A. Rodriguez
•	James P. Brannen	•	Mary E. Thigpen
The Board determined that J. Matthew Darden and Frank M. Svoboda (as Company employees) were not "independent.”

Leadership Structure
Management
Since June 1, 2012, the Company has successfully operated with two principal executive officers, with Gary L. Coleman and Larry M. Hutchison serving as Co-Chief Executive Officers (“Co-CEOs”) of the Company through December 31, 2022 and, more recently, J. Matthew Darden and Frank M. Svoboda serving in such capacity since January 1, 2023.
While this leadership structure may be non-traditional and less common among the Company’s peers, the Board has determined that having Co-CEOs remains the most appropriate strategic leadership choice for the Company, as currently constituted. In appointing Messrs. Darden and Svoboda as Co-CEOs, the Board observed that such leadership structure has proven highly effective for the Company for over a decade; allowing compatible, experienced executives with complementary skill sets to partner together to manage the complex and varied corporate functions attendant to our business. The Company does not have a President or Chief Operating Officer, opting instead for the Co-CEOs to perform the functions typically associated with such roles.
While both Co-CEOs are ultimately responsible for all aspects of the Company’s day-to-day business operations and jointly oversee the management of the Company, they have separated their duties in a manner designed to leverage the prior experience and expertise of each, while collaborating to set forth their strategic vision for the Company, consistent with guidance from the Board.
The Board believes this leadership structure allows for a valuable mix of backgrounds, expertise and perspectives at the Company’s most senior-level executive position, enabling more informed decision-making and enhanced business judgment by those principally charged with leading the organization into the future. The Board has determined that maintaining a Co-CEO structure, premised upon a shared commitment by both individuals to successfully execute the Company’s strategy, serves to best position the Company for continued growth and shareholder value creation.
Board of Directors
The Board does not have a fixed policy regarding the separation of the Board Chair and Chief Executive Officer (CEO) positions. It is the Board's position that such determination should be part of the regular succession planning process and should be made based on the best interests of the Company at a given time. In 2022, the Company operated with the roles of the Board Chair and CEO combined, believing that it continued to provide the appropriate level of corporate governance for shareholders, policyholders, regulators and our other constituent groups.
Although the Board is not currently chaired by an independent director, the Board has conducted frequent executive sessions of only the independent directors for a number of years, with all of such executive sessions presided over by an independent Lead Director. The Company's Corporate Governance Guidelines provide for the position of a lead independent director (the Lead Director) and define the qualifications and duties of that Lead Director. As set forth in the Corporate Governance Guidelines, the Lead Director is elected annually by and from the independent directors then serving on the Board; provided, however, that a director must have served a minimum of one year in order to qualify for election as the Lead Director and that a person may not serve as Lead Director for more than three one-year terms in succession without express agreement of the Board.
    23                 GL 2023 Proxy Statement

The Lead Director has duties which include, but are not limited to, the following:

Lead Director Duties
•	Acting as the principal liaison between the independent directors and the Board Chair(s) and facilitating the flow of quality and timely information between the independent directors and Company management
•	Identifying important issues for Board consideration and coordinating preparation for Board meetings and executive sessions of the Board, including approval of meeting agendas and schedules to assure adequate time for discussion
•	Ensuring that directors are encouraged to share their viewpoints and raise questions at Board meetings, facilitating discussion around core issues and helping to achieve consensus
•	Leading executive sessions of the Board that encourage open and candid conversations and provide useful feedback for the Board Chair(s)
•	Leading Board meetings if the Board Chair(s) is/are not present
•	Assisting the Committee Chairs and individual Board members in fulfilling their roles and responsibilities, upon request
•	Working with the Governance and Nominating Committee to ensure that a strong executive development and succession planning process operates continuously in the Company and that independent Board members are fully informed of the process and properly fulfill their roles
•	Leading the Board through the Co-CEO/Chair succession planning process, including overall timing and candidate identification, selection and leadership transition
•	Working with the Governance and Nominating Committee to ensure that: (1) a robust Board and individual director evaluation process occurs regularly; (2) underperforming directors, if any, are identified and offered assistance for improvement; and (3) the Board has the appropriate set of skills and experiences to fulfill its responsibilities
•	Approving retention of Board consultants, except consultants explicitly retained pursuant to Committee responsibilities
•	Calling special purpose meetings of the independent directors
•	Being available for consultation and communication with shareholders upon request of the Board Chair(s)
•	Assisting in a crisis situation by coordinating communication with the Board and providing other assistance as requested by management
•	Performing other duties consistent with the Lead Director role as requested by the Board or management
Should the Lead Director be unable to meet any of the responsibilities of the position, the independent members of the Board may select one or more of the other independent members to fulfill those responsibilities as they determine to be necessary until the Lead Director is able to do so or until another Lead Director is elected.
Linda L. Addison was elected as Lead Director to serve for a term beginning in April 2022 and expiring April 27, 2023. The Board has determined that, upon the completion of such term, Ms. Addison will continue to serve as Lead Director until the close of the 2024 Annual Meeting of Shareholders.
Board Oversight of Strategy
A key responsibility of the Board is the oversight of management’s development and execution of the Company’s strategy. The Board’s oversight of strategy is a continuous process in which elements of the strategy are discussed at each regularly-scheduled Board meeting. Annually, the Board and management engage in a robust discussion regarding the Company’s long-term strategy, operational priorities and annual operating plan.
The Company’s strategic plan establishes priorities, aligns resources and ensures the organization is working toward common goals. The strategic plan includes an assessment of the competitive environment and details the operational priorities necessary to increase shareholder value while successfully managing risk.
The Board reviews the Company’s primary objectives for attaining short and long-term success, including financial and operational goals. The Board assesses management’s progress in achieving objectives through discussion of strategic business activities and performance measures. The Company’s risk management program (including ERM and ESG topics) is also evaluated by the Board. The varied skills and experiences of the Board members are essential to the Board’s ability to meet its strategic planning oversight responsibility, including monitoring and providing guidance related to management’s execution of the Company’s business strategy.

    24                 GL 2023 Proxy Statement

Board Oversight of Risk
The Company’s Board is committed to a corporate culture that aligns day-to-day decision making with risk awareness and helps assure that the Company’s long-term strategic initiatives are consistent with its risk appetite. As a part of its general oversight responsibilities, the Board has determined that overall responsibility for overseeing enterprise risk management at the Company rests with the full Board of Directors as opposed to any specific Board-level committee. The Board recognizes the importance of identifying, assessing and monitoring risks that may have a material adverse effect on the Company, including operational, financial, compliance/legal and strategic risks. In fulfilling its risk oversight function, the Board has delegated certain oversight responsibilities to its three standing committees – Audit Committee, Compensation Committee, and Governance and Nominating Committee – who assist the Board by monitoring and evaluating risks that fall within their respective purviews and overseeing management’s implementation of associated controls. Although the Board has delegated certain oversight responsibilities to its standing committees, these committees regularly report to the Board on specified risk areas, and the Board maintains primary responsibility for risk oversight. The organization's most significant risks are assessed and reported to the full Board on an annual basis, as well as to the applicable standing committee(s) as necessary. The Audit Committee receives a quarterly risk report from the Chief Risk Officer, which includes results from recently conducted risk assessments. The Emerging Risk Assessment, the High Level Risk Assessment and the Strategic Risk Assessment are each conducted on an annual basis, and the results are reported to the Audit Committee and, subsequently, to the full Board.

Board of Directors
•Strategic Planning & Resource Allocation Risk •Credit Risk •Mortality Risk	•IT & Systems Risk •Brand Reputation Risk •Competition Risk •Worker Classification Risk	•Business Resiliency Risk •Third-Party Risk •Infectious Disease/Pandemic Risk

Audit Committee	Compensation Committee	Governance and Nominating Committee
•Financial Reporting Risk •Legal Risk •Compliance Risk •Information Security Risk •IT Infrastructure Risk •Fraud Risk •Disaster Risk	•Compensation and Benefits Risk •Incentive Risk	•Governance Risk •Corporate Culture Risk •Talent Risk •Succession Risk •Standards of Conduct Risk

The Board oversees risk, in part, by regularly monitoring, receiving, and reviewing written and oral reports from and interacting with a senior management level Enterprise Risk Management (ERM) Committee chaired by the Company’s Chief Risk Officer. The Chair of the Audit Committee serves as the Board’s official liaison to the ERM Committee and attends its quarterly meetings. Other Board members may attend such meetings and submit matters and issues to be considered and reported on by the ERM Committee. Further discussion of the composition and role of the ERM Committee is included in the Company’s ESG Report available on the Investors page of the Company’s website. This report is not incorporated by reference into this Proxy Statement or considered to be part of this document.
Each of the Company’s insurance subsidiaries has a Subsidiary Risk Committee that provides information on key risks to the ERM Committee. These committees are responsible for implementing the Company’s ERM framework, maintaining a culture of risk management, and establishing risk-related policies and procedures at each subsidiary.
The Company's ERM Department aids the ERM Committee’s efforts to identify, assess and prioritize the Company’s most significant risks, while working directly with risk owners on mitigation, monitoring and reporting of such risks. This Department also (i) supports the Company’s operational business units in evaluating and managing risk in their respective areas, (ii) partners with senior management to integrate risk considerations into the strategic planning process, and (iii) conducts assessments of new or emerging risks that could potentially pose a significant threat to the Company, reporting these findings to the Audit Committee annually.
The Company has created a "risk liaison" network, consisting of key employees and leaders throughout the organization who have been designated as "risk liaisons." These individuals (numbering nearly 40 in 2022) are asked to participate in risk assessments and to report to senior management on current and emerging risks about which they become aware through the performance of their day-to-day job responsibilities, resulting in a bottom-up or mid-level-up enterprise-wide risk reporting environment.
    25                 GL 2023 Proxy Statement

The Company also has a Chief Compliance Officer who reports to the Chief Security Officer and serves as a member of the ERM Committee. The Chief Compliance Officer oversees the Regulatory Compliance Department, charged with tracking, reviewing and interpreting state, federal and international laws and regulations relevant to the Company's business operations. Through active management of periodic regulatory examinations of the Company's insurance subsidiaries, this department is well-positioned to identify regulatory risks that may need to be brought to the attention of the ERM Committee.
The Board believes the Company’s risk reporting structure, as illustrated below, serves to ensure that the Board, its standing committees, and management maintain the communication and understanding necessary to cultivate a corporate culture in which risk awareness is pervasive and integral to management’s efforts to achieve the Company’s short-term operational and long-term strategic objectives.

Risk Owners	ERM Committee		Audit Committee	Board of Directors

Risk Liaisons

ERM Sub-Committee

	Subsidiary Risk Committees	ERM Department	Governance & Nominating Committee

Compensation Committee

More information on the risks facing the Company may be found in Item 1A. Risk Factors of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as updated by subsequent SEC filings made by the Company.
Board Oversight of COVID-19
During 2022, the Board and its committees continued to actively focus on the risks arising from COVID-19, overseeing management’s response to the associated challenges and opportunities. Management regularly discussed with and updated the Board and its committees on issues related to the pandemic, including potential impacts to the Company’s business operations, finances, and compensation programs, as well as specific measures designed to (i) protect the health and safety of the Company’s employees, independent contractors, prospective customers, and vendors, and (ii) ensure business continuity, during this unprecedented time.
Board Oversight of Information Security Risk
The Board considers Information Security to be an enterprise-wide risk management issue. The Company’s Security Risk Committee, chaired by the Chief Security Officer, provides executive direction with respect to implementation of the Company’s Information Security program throughout the organization. This Committee reviews risks associated with the confidentiality, integrity and availability of critical business systems and sensitive customer and Company data. The Information Security department conducts risk assessments that measure the likelihood and probable impact of information security events that could adversely affect customers or the Company’s operations, finances or reputation. The Chief Information Security Officer (CISO) provides quarterly updates to the Audit Committee and annual updates to the full Board on changes in cybersecurity, top threats facing the Company, key risks and mitigation efforts, and any material cybersecurity incidents. The Chair of the Audit Committee also provides a quarterly report to the full Board on any information security topics presented to the Audit Committee.
    26                 GL 2023 Proxy Statement

Board Oversight of Sustainability and ESG
As part of their general responsibility for overseeing the Company’s corporate strategy and approach to enterprise risk management, the Board and its standing committees monitor and guide management’s implementation of ESG initiatives. The Board has emphasized the importance of considering ESG factors when management develops and implements the Company’s strategic objectives, underscoring the need to ensure the sustainability of the Company and its business operations and to create long-term value for its shareholders and other stakeholders. To ensure adequate Board-level attention is devoted to relevant ESG-related issues, the Board’s standing committees have assumed oversight of specific ESG topics that fall within their respective areas of responsibility, as described below.
To enable the Company to appropriately respond to ESG-related challenges and opportunities, the Board and its committees regularly engage with senior management on ESG-related issues. Recent discussions have centered on topics such as corporate culture, employee engagement, health and wellness of Company employees (including measures taken in response to the COVID-19 pandemic), diversity, equity, and inclusion, talent management, risks associated with the Company's information assets, climate change-related risks and strategies, and investment portfolio risks, regulatory developments and other considerations, as further discussed under Sustainable Business Practices.
In 2022, the Company's independent Lead Director earned the Climate Leadership Certificate from Diligent Corporation, which will be an asset in facilitating discussions at the Board level to address climate-related issues.
Since 2018, the Company has had an ESG Committee, a sub-committee of the ERM Committee, comprised of a cross-functional group of key leaders and internal subject matter experts, including but not limited to the Company’s Executive Vice President, General Counsel and Chief Risk Officer; Executive Vice President, Policy Acquisition and Chief Strategy Officer; Executive Vice President and Chief Investment Officer; Executive Vice President and Chief Talent Officer; Corporate Senior Vice President, Associate Counsel and Corporate Secretary; Divisional Senior Vice President, Risk and Chief Security Officer; Divisional Vice President, Enterprise Risk; Director of Facilities; and the ESG Manager. The ESG Committee, which typically meets quarterly, but no less than semi-annually, reports regularly to the ERM Committee regarding topics discussed and issues considered at ESG Committee meetings. The Chair of the ERM Committee, in turn, provides quarterly updates to the Board with respect to risk-related topics, matters, or initiatives, including those that are ESG-related, and facilitates a targeted ESG discussion at least annually.
The ESG Manager, a member of the Enterprise Risk Management department, is responsible for helping to facilitate the Company’s ESG strategy and initiatives, as developed and implemented by management, consistent with guidance provided by the Board. The ESG Manager also supports efforts to enhance the Company's ESG disclosures.
The Company’s ESG reporting structure to the Board is illustrated below. This structure is designed to allow for Board oversight of ESG-related issues that are material to the Company and facilitates the open communication and informed guidance necessary for diligent consideration and risk mitigation of ESG issues.

Board of Directors

Audit Committee	Compensation Committee	Governance and Nominating Committee
•Enterprise Risk Management •Data Privacy & Cybersecurity •Financial Accountability & Transparency •Climate Change Impact on Financial Risks	•Compensation & Benefits •Executive Compensation •Pay Equity •Diversity, Equity & Inclusion
•Board/Committee Composition
•Employee Health, Safety & Wellness
•Corporate Culture, Employee Engagement
•Employee Learning & Development
•Leadership Development & Succession
•Diversity, Equity & Inclusion
•Human Rights
•Ethical Business Practices

ERM Committee

ESG Committee
    27                 GL 2023 Proxy Statement

Governance Guidelines and Codes of Ethics
The Company has adopted Corporate Governance Guidelines, a Code of Ethics for the Co-CEOs and Senior Financial Officers, and a Code of Business Conduct and Ethics for its directors, officers, employees and contractors, all of which comply with the requirements of securities law, applicable regulations and New York Stock Exchange rules. These documents are available on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading. Printed copies of these documents may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
Shareholder Engagement
We recognize that open and steady communication with our shareholders can allow us to better understand and remain responsive to the issues they prioritize and to gain valuable feedback on our corporate governance, performance and strategic initiatives.
We engage with our shareholders in several ways:
Our investor relations team routinely communicates with shareholders and investment analysts throughout the year through calls, meetings, investor conferences and other means. Such discussions regularly include senior executives, such as the Company’s Co-CEOs and the Chief Financial Officer, and conversations primarily focus on financial and operating performance, capital management and corporate strategy.
In the fall of 2022, we reached out to the Company’s 25 largest shareholders, representing approximately 61% of our total outstanding shares, in order to obtain feedback from their Stewardship teams about our recent ESG initiatives or other topics of interest to them.
Information about our outreach efforts and the feedback received from our investors was subsequently shared with the Company’s Board of Directors for its consideration.
Communications with the Board of Directors
Security holders of the Company and other interested parties may communicate with the full Board of Directors, the Lead Director, the independent directors, or a specific director or directors by writing to them in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
Executive Sessions of the Board
The Company’s independent directors meet in regularly-scheduled executive sessions without any participation by Company officers or employee directors. These executive sessions are currently held either before or after the Board’s regularly-scheduled physical meetings. Additional executive sessions can be scheduled at the request of the independent directors. The Lead Director presided over each of the executive sessions during 2022. If that director had not been present, another independent director would have been chosen by the independent directors to preside.
Board and Annual Shareholder Meeting Attendance

During 2022, the Board held four physical meetings, one videoconference meeting, and acted two times by unanimous written consent. In 2022, all of the directors attended at least 75% of the meetings of the Board and the committees on which they served.
The Company has a long-standing policy that the members of its Board be present at the Annual Meeting of Shareholders, unless they have an emergency, illness or an unavoidable conflict. At the April 28, 2022 Annual Meeting of Shareholders, all but one of the directors were present.

Committees of the Board of Directors
The Board has the following standing committees more fully described below: Audit, Compensation, and Governance and Nominating. The Board may also, from time to time, establish additional special committees. In May 2022, the Pricing Committee, a special committee established by the Board comprised of Messrs. Coleman, Hutchison and Johnson, and Mses. Alston and Buchan, met via videoconference to determine the terms and provisions of the Company's offering of $400,000,000 of 4.800% Senior Notes due 2032.
    28                 GL 2023 Proxy Statement

The Board's Audit, Compensation, and Governance and Nominating Committees are currently comprised of the following members, each of whom is independent under the applicable rules and regulations of the SEC, the NYSE, and Section 16 of the Securities Exchange Act of 1934:

Director	Board Committees
	Audit Committee	Compensation Committee	Governance and Nominating Committee
Linda L. Addison (L)			M
Cheryl D. Alston		M
Marilyn A. Alexander			C
Mark A. Blinn	M
James P. Brannen		M
Jane Buchan		C
Alice S. Cho	M
Robert W. Ingram[1]		M
Steven P. Johnson	C
Darren M. Rebelez[1]			M
David A. Rodriguez			M
Mary E. Thigpen	M
Number of Meetings Held in 2022[2]	11	5	4

(L) - Lead Director; C - Chair; M - Member
[1] Scheduled to retire from the Board at the Annual Meeting on April 27, 2023.
[2] The Audit Committee held 5 physical meetings and 6 teleconference meetings in 2022; the Compensation Committee held 4 physical meetings and 1 videoconference meeting in 2022; and the Governance and Nominating Committee held 4 physical meetings in 2022.

Each of the Board's Audit, Compensation, and Governance and Nominating Committees has a written charter, which is reviewed annually and updated as necessary. Copies of the committee charters are posted on the Company's website at https://investors.globelifeinsurance.com under the Board of Directors heading at Board Committees. You may also obtain a printed copy of any of these committee charters at no charge by writing the office of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Committees	Committee Responsibilities

Audit Committee
•reviews and discusses with management and the independent registered public accounting firm the Company’s audited financial statements and quarterly financial statements prior to filing, the Company’s earnings press releases and financial information and earnings guidance, and the Company’s policies for financial risk assessment and management;
•selects, appoints, reviews and, if necessary, discharges the independent auditors;
•reviews the scope of the independent auditors’ audit plan and pre-approves audit and non-audit services;
•reviews the adequacy of the Company’s system of internal controls over financial reporting;
•periodically reviews pending litigation and regulatory matters;
•reviews the performance of the Company’s internal audit function;
•reviews related party disclosures to assure they are adequately disclosed in the Company’s financial statements and other SEC filings;
•reviews and appropriately treats complaints and concerns regarding accounting, internal accounting controls or auditing matters pursuant to a confidential “whistleblower” policy;
•discusses the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures;
•monitors and periodically reports to the Board regarding management’s enterprise risk management processes;
•meets with the Company’s independent auditors and internal auditors both with and without management present at each of its regular quarterly meetings;
•evaluates the Company’s internal auditors and performs an annual evaluation of the independent auditor utilizing the external auditor evaluation tool developed by the Center for Audit Quality and several other governance organizations; and
•reviews information security and technology risks and provides guidance to management with respect to information security and privacy policies.

Current Committee Members

Steven P. Johnson, Chair
Mark A. Blinn
Alice S. Cho
Mary E. Thigpen

    29                 GL 2023 Proxy Statement

Compensation Committee
•determines the Company's stated general compensation philosophy and strategy;
•reviews and determines the compensation of senior management of the Company and its subsidiaries at certain levels, including establishing goals and objectives for the Co-CEOs’ compensation, evaluating each Co-CEO’s performance in light thereof, and recommending their total compensation to the independent directors for their approval;
•establishes the annual bonus pool;
•administers the Company’s Management Incentive Plan and stock incentive plans;
•makes recommendations to the Board with respect to executive compensation, incentive compensation plans and equity-based plans;
•reviews and recommends to the Board non-management director compensation;
•reviews and discusses with Company management the Compensation Discussion and Analysis section and recommends to the Board that it be included in the annual Proxy Statement; and
•oversees preparation of the Compensation Committee Report in the annual Proxy Statement.
The Compensation Committee is authorized to retain its own independent compensation consultant and has retained Board Advisory, Inc. as its independent compensation consultant. The Compensation Committee receives input and recommendations from the Co-CEOs and other members of Company management on compensation matters more fully described in the Compensation Discussion and Analysis section of this Proxy Statement and delegates day-to-day administrative functions for implementation of its compensation decisions and programs to Company officers.

Current Committee Members

Jane Buchan, Chair
Cheryl D. Alston
James P. Brannen
Rob W. Ingram

Governance and Nominating Committee
•receives and evaluates qualifications of potential director candidates;
•identifies individuals qualified to become Board members consistent with criteria set by the Board and recommends director nominees to the Board;
•reviews, assesses and recommends to the Board an 'independence' determination with respect to each of the directors for purposes of Board membership (or committee membership, where applicable);
•recommends the directors to be appointed to Board committees, the committee chairs and the Lead Director;
•develops and recommends to the Board a set of governance guidelines and codes of business conduct and ethics for the Company;
•monitors and annually evaluates how effectively the Board and Company have implemented the Governance Guidelines;
•assesses and monitors, throughout the organization, issues related to the Company's corporate governance risk, corporate culture risk and human capital risk;
•oversees the development and monitors the implementation of succession planning, both long term and emergency, for the Board, the Co-CEOs and executive management; and
•oversees evaluations of the performance of the Board, individual Board members, Board committees, and the Co-CEOs, as coordinated by the Lead Director, and monitors the Co-CEOs’ evaluations of executive management.

The Governance and Nominating Committee will receive, evaluate, and consider the names and qualifications of any potential director candidates from all sources, including shareholders of the Company. Recommendations of potential director candidates and supporting material may be directed to the Governance and Nominating Committee in care of the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070. Additionally, any Company shareholder entitled to vote at a shareholder meeting at which election of directors will be considered may use the director nomination procedures contained in Article III, Section 2 of the Company’s By-laws. The Company has also adopted proxy access, as set forth in Article III, Section 3 of the Company's By-laws. These procedures are described more fully in Procedures for Director Nominations by Shareholders of this Proxy Statement.

Current Committee Members

Marilyn A. Alexander, Chair
Linda L. Addison
Darren M. Rebelez
David A. Rodriguez

Risk Assessment of Compensation Policies and Practices
The Compensation Committee, with input from its independent compensation consultant, has reviewed an inventory of the Company’s compensation programs, plans and practices applicable to all of its employees as they relate to risk management and risk-taking initiatives to ascertain if they serve to incent risks which are “reasonably likely to have a material adverse effect” on the Company. As a result of this process, the Compensation Committee has concluded and informed the Board that any risks arising from these programs, plans and practices are not reasonably likely to have a material adverse effect on the Company.
In connection with its evaluation of risks which may rise to the level of impacting the Company’s financial statements and financial reporting, the Audit Committee also has considered the Company’s employee compensation programs, plans and practices as they may serve to incent risk-taking behavior impacting the Company’s financial statements and financial reporting. In the course of this examination, the Audit Committee has determined that there were no compensation risks which would rise to the level of materially adversely impacting the Company’s financial statements and financial reporting.

    30                 GL 2023 Proxy Statement

Succession Planning and Leadership Development
The Board is responsible, with the assistance of the Governance and Nominating Committee, for the succession planning process for director, Board Chair and Chief Executive Officer (CEO) positions. Succession planning for directors is a principal focus of the Governance and Nominating Committee as well as the full Board. As the basis for beginning the director succession process, the Committee uses the standards for director independence set forth by the NYSE and the additional categorical standards adopted by the Board, the director qualification standards in the Corporate Governance Guidelines, and the Board-adopted statements on Qualifications of Directors and Procedures for Identifying and Evaluating Director Candidates. The Governance and Nominating Committee and the Board conduct extensive discussions regarding the qualities and characteristics to be sought in a successor to a departing director or in a nominee to fill a newly-created directorship. They evaluate potential director candidates from all sources, including shareholders and other security holders of the Company, working to develop a broad-based, inclusive pool of potential director candidates and may retain consultants or professional director search firms to assist them in the process. After compiling a list of potential director candidates, a search committee comprised of the Lead Director, the Co-CEOs, and at least one member of the Governance and Nominating Committee, along with other directors, meets with these candidates and makes recommendations for successor or new directors to the Governance and Nominating Committee and the full Board for decision.
The Board also reviews and regularly discusses with the Co-CEOs potential candidates which the Co-CEOs have identified from among senior management as possible successors for the CEO position. The Board and the Co-CEOs also have the authority to examine persons outside of the Company as a part of the process to ultimately select a successor to a CEO. The Board may elect to retain outside professionals, including consultants or search firms, to assist in the CEO succession planning process. Candidates to succeed a CEO upon his retirement are considered and after discussion at the Board level, a successor to the CEO is determined. The Board has also adopted a written Emergency Succession Plan for an absence event involving one or both of the Co-CEOs that is reviewed at least annually by the Governance and Nominating Committee and discussed by the full Board in executive session.
A similar process is followed by the Co-CEOs, consulting with senior management, to identify successors for key positions, such as Chief Financial Officer, Chief Investment Officer, Chief Actuary, General Counsel, Chief Information Officer, Chief Strategy Officer, Chief Administrative Officer, Chief Talent Officer, Chief Accounting Officer, Chief Marketing Officer and the heads of the agency divisions of the principal insurance subsidiaries. In 2022, the Board continued to utilize the services of an unaffiliated consulting firm to assist in developing immediate and long-term successors for key personnel at the Company and its subsidiaries.
The Company has worked, using both internal and external resources, to integrate succession planning with leadership development in an effort to ensure that high-potential employees obtain the experience, skills and development opportunities necessary to assume, and succeed in, future leadership roles at the Company. These efforts include the identification of key performance indicators for effective team management, the establishment of a defined learning path for managers, and internal collaboration to identify and support managers in need of learning and development opportunities. In 2022, succession planning and leadership development at all levels of management at the Company and its subsidiaries, as well as at the Board of Directors, remained a focus.

    31                 GL 2023 Proxy Statement

Qualifications of Directors
The Governance and Nominating Committee and the Board have adopted a statement on Qualifications of Directors containing factors which should, at a minimum, be considered in the nomination or appointment of Board members:

The Company’s Corporate Governance Guidelines also discuss the following director qualification standards:
•	Board Membership Criteria
	–	Independence
	–	Limits on Number of Boards on which a Director Serves
	–	A Former Chief Executive Officer's Board Membership
	–	Directors who Change Present Job Responsibilities
•	Size of the Board
•	Director Terms
•	Retirement Age and Tenure Policy
•	Selection of Chairman of the Board

Board Diversity
A diverse, effective, and experienced Board of Directors is key to the Company's governance and business success. One of the factors considered by the Board in the nomination or appointment of directors, as set out in the Board-adopted statement on Qualifications of Directors, addresses diversity. The Company does not have representational directors; the director nomination and selection process involves consideration of the Board as a collective group. The Board as an entirety should reflect appropriate diversity, and such diversity encompasses a wide range of personal and professional experiences, backgrounds, skill sets, age, gender, race, national origin and other demographic characteristics. The Governance and Nominating Committee has the primary responsibility to see that this and all of the other Qualifications of Directors are considered. As a part of the annual self-evaluation process, one of a number of factors the Board and the Governance and Nominating Committee consider is whether the Board as a whole reflects appropriate diversity. In evaluating potential director candidates, the Governance and Nominating Committee also examines broadly-defined diversity in identifying and recommending director nominees.
More information regarding the Company's director qualification standards may be found on the Investors page of the Company's website under the Board of Directors heading at Qualifications of Directors. The information contained on, or that can be accessed through, our website is not incorporated by reference into this Proxy Statement or considered to be part of this document.

    32                 GL 2023 Proxy Statement

Director Identification and Evaluation Procedures
The Governance and Nominating Committee and the Board utilize the following procedures for identifying and evaluating director candidates, based in part on their evaluations of the skills matrix, included in the Director Nominee Skills and Qualifications section of this Proxy Statement, and an assessment of the skills and attributes considered most beneficial to furthering the Company's governance and strategy:

The Board identifies the need to add a new Board member meeting certain criteria, or to fill a vacancy on the Board

The Governance & Nominating Committee initiates a search, seeking input from other Board members and senior management, and may engage a professional search firm or other consultants to assist in identifying director candidates if necessary

The Governance & Nominating Committee will evaluate candidates proposed by shareholders under criteria similar to those used for the evaluation of other candidates

Candidates who will satisfy any specified criteria and otherwise qualify for membership on the Board are identified and presented to the Governance & Nominating Committee for consideration

The Lead Director, the Co-CEOs, and at least one member of the Governance & Nominating Committee, along with other directors, will interview prospective candidate(s)

The Governance & Nominating Committee meets to consider and approve final candidate(s)

The Governance & Nominating Committee seeks full Board endorsement of selected candidate(s)

Procedures for Director Nominations by Shareholders
Article III, Section 2 of the Company’s By-laws provides for procedures pursuant to which Company shareholders may nominate candidates for election as a director of the Company. To provide timely notice of a director nomination for an annual meeting of shareholders, the shareholder's notice must be received at the principal offices of the Company (3700 South Stonebridge Drive, McKinney, Texas 75070) not later than the close of business on the 75th day or earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting and must contain the information specified in the Company's By-laws.
Article III, Section 3 of the Company's By-laws includes a proxy access provision, pursuant to which an eligible shareholder (or group of shareholders) may nominate and include in our proxy materials a prescribed number of director nominees, subject to such shareholder(s) and the nominee(s) meeting the requirements set forth in our By-laws. Notice of proxy access director nominees must be delivered to or mailed and received by the Corporate Secretary at the principal offices of the Company not less than one hundred twenty (120) days nor more than one hundred fifty (150) days prior to the anniversary of the date that the Company first distributed its proxy statement to shareholders for the preceding year's annual meeting.
In addition to satisfying the foregoing requirements under our By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must
    33                 GL 2023 Proxy Statement

provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than February 26, 2024.
You may find the Company’s By-laws on the Company’s website at https://investors.globelifeinsurance.com under the Corporate Governance heading. Printed copies of the By-laws may also be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.

Sustainable Business Practices
The Board and management believe that sustainable business practices are an important component of both good corporate citizenship and sound fiscal management, as well as a key driver of long-term success. Our primary focus with respect to sustainability includes human capital management (employee compensation, training and development, wellness, and health and safety), corporate culture and engagement (diversity, inclusivity, accountability, and work-life integration), data protection and cybersecurity, and environmental efficiency and climate change.
We continue to advance our sustainable business practices by further enhancing our ESG strategy and disclosures. In 2022, we aligned our ESG disclosures for the 2021 reporting year with Sustainability Accounting Standards Board (SASB) standards and Task Force on Climate-related Financial Disclosures (TCFD) recommendations. We also completed an ESG gap analysis and a materiality assessment to evaluate our current ESG program and strategically guide our ESG management and reporting. Consistent with our focus on sustainable business practices, we have identified key areas of potential ESG impact, risk, and opportunity for our business. Additional information on our ESG progress and efforts to enhance our ESG strategy may be found in the Company's ESG Report, which is posted on the Investors page of the Company's website. The information contained on or that can be accessed through our website, including our ESG Report, is not incorporated by reference into this Proxy Statement or considered to be part of this document.
Human Capital Management
The Board believes effective human capital management is essential to attracting, motivating, rewarding, and retaining the key talent necessary to successfully execute on our business strategy and to maintain sustainable business operations. To this end, the Board oversees management’s development and implementation of the Company’s strategy with respect to its people, culture and community and management periodically reports to the Board and Board-level committees on related issues. We endeavor to cultivate and maintain an environment that allows our employees and independent sales agents to thrive by creating community, recognizing and celebrating accomplishments, encouraging well-being, and giving back to the communities in which we work and serve.
Corporate Culture and Engagement
We are focused on fostering a culture that is inclusive and attractive for all of our employees and independent sales agents, and in which individual voices are heard and workers are recognized, celebrated and empowered, while being valued as assets for business growth. We are likewise committed to maintaining a business atmosphere and working environment based on honesty, fair dealing and sound business ethics, with the tone set from the top. We believe in the importance of maintaining a culture of accountability and are taking steps to incorporate accountability into our hiring and engagement activities by clearly specifying expectations and standards for all of our employees.
Biennially, we conduct a confidential employee engagement survey (most recently conducted in 2021) to give our employees the opportunity to provide input about their experiences with the Company, including but not limited to, confidence in the Company and its leadership, competitiveness of our compensation and benefit package, and departmental relationships. We utilize the survey results to identify opportunities for improvement and to create action plans based on employee feedback.

Diversity, Equity and Inclusion
Believing that an inclusive culture is necessary to unlock the benefits of diversity, including increased innovation and insight from differences in thought, background and experiences, we work hard to provide an inclusive and welcoming work environment – one that ensures that employment, promotion, workplace advancement decisions, and agent contracting decisions are based solely on an individual’s abilities and qualifications. Our commitment to diversity starts at the top with our Board of Directors. The Company believes a diverse, effective, and experienced Board of Directors is key to the Company's governance and success. Our Board counts six individuals who identify as women among its fourteen members (three of whom serve in leadership positions). Additionally, one Board
    34                 GL 2023 Proxy Statement

member identifies as African American/Black, one identifies as Asian, and two identify as Hispanic/Latino. Of the Company's employee population, 68% identify as women and 46% identify as racial/ethnic minorities.3
We recognize the importance of increasing organizational awareness about all aspects of diversity, equity and inclusion (DEI). In 2022, the Company introduced a series of heritage-based forums, workshops and communications to raise awareness of the nature and value of diversity in our complex, modern work environment and highlight the importance of providing a safe space to teach and learn about cultural history. To this end, during the year, we acknowledged a number of notable diversity-themed months, including Black History Month, Women’s History Month, Deaf American’s History Month, Asian American & Pacific Islander Heritage Month, Pride Month, National Hispanic Heritage Month, Global Diversity Awareness Month, and Native American History Month.
Through Mosaic@Globe Life, the brand of our enterprise-wide DEI initiative (launched in 2021), employees are empowered to establish voluntary, employee-led groups called Employee Resource Groups (ERGs). ERGs help to engage and retain employees, while offering mentoring and development opportunities. ERG members gather to discuss and share lived experiences and resources centered around a common interest, experience, or trait.

SPOTLIGHT on ERGs
In 2022, two new ERGs were formed:

The Women's Initiative Network (WIN)
•Over 120 members
•Created to empower and unite people throughout the organization and address topics geared toward the unique challenges of today’s corporate environment.

The Young Professionals Group (YPG)
•Nearly 30 members
•Created to enrich the lives of young professionals by providing networking, personal growth, career development, and volunteer opportunities.

Since its launch, eight cohorts have graduated from the Mosaic@Globe Life Leadership Development Program, a six-week learning experience. This e-program equips people leaders with tools and support as they expand their ability to identify and mitigate bias, respect differences, build empathetic relationships, proactively identify potential areas of conflict, and bring out the best in others. The program enables its graduates, referred to as Mosaic@Globe Life Coaches, to become more effective leaders, drive change, and develop a culture of increased openness, respect for differences, and understanding.
Mosaic@Globe Life Coaches empower and cultivate a culture in which everyone feels safe to be their full, authentic selves. Mosaic@Globe Life Coaches have the opportunity to continue their DEI learning journey with quarterly Coaches meetings. Meeting topics include: How to be an Ally, Inclusion Nudges and How We Make Decisions, and Equipping Leaders to Adopt Inclusive Leadership Behaviors.
The Company offers both required and optional DEI training for employees. Topics include, but are not limited to, workplace inclusion, improving group dynamics, dimensions of culture, emotional intelligence, and empathy. In addition, our Learn@Globe Life Portal course catalog currently features 42 training courses, including on-demand and in-class learning opportunities, within the Mosaic@Globe Life category. Since its implementation, 4,138 DEI training courses have been completed.
Health, Safety and Wellness
We strive to provide a safe and healthy work environment. The Company prescribes certain safety and health rules and practices, reminding employees of their responsibility to report accidents, injuries and unsafe equipment, practices or conditions. Employees are also furnished with tools and training providing information to help enable them to safely engage with co-workers, customers and third parties. Some of the steps implemented during the pandemic to help ensure the health and safety of our employees and independent sales agents continued in 2022, including:
•continuation of business operations, with a majority of such operations in a remote and hybrid work environment;
•maintaining workplace health and safety protocols to allow employees to safely return to Company facilities on a voluntary basis;
•further enhancements to “Resilient@Globe Life,” an intra-Company website dedicated to COVID-19 issues, to provide employees with relevant and timely information and interactive employee guides;
3 As of December 31, 2022
    35                 GL 2023 Proxy Statement

•extension of our short-term disability benefits to support employees unable to work as a result of contracting or being exposed to COVID-19; and
•communication with employees on pandemic-related policies and procedures, continuation of emergency business operations (such as social distancing and enhanced cleaning protocols at Company facilities) as appropriate, and provision of pandemic health and wellness resources (including seminars regarding mental health).
In support of the physical, financial and emotional well-being of our employees, we offer a comprehensive employee benefits package that includes competitive monetary benefits inclusive of a 401K and/or pension benefits, fitness center reimbursement, paid-time-off (based on years of service), health insurance, dental and vision insurance, an employee assistance program, health savings and flexible spending accounts, family leave, and tuition assistance. We also recognize that allowing our employees time away from work to relax and tend to personal matters is critical to maintaining their exceptional performance. As such, we offer various benefits designed to ensure our employees have the opportunity to live balanced lives. We also have adopted various time-off and leave policies, and provide our employees with flexible connections, flexible schedules, and flexible locations, as appropriate. We believe that maintaining and strengthening the physical and mental health of our workforce will drive resilience and excellence in our operations.
In March 2022, we hosted a 'month of financial wellness,' highlighting the range of benefits surrounding employees’ financial needs and featuring an open forum with our retirement team.
Talent Development
We believe in continuous learning and seek to provide opportunities for Company employees to further their professional development. We have developed a robust multi-track learning eco-system to guide and foster talent development for the Company’s next generation of leaders. We offer a diverse slate of courses with options for personal and professional development, with planned future enhancements to include a mentoring program to provide employees with the opportunity to connect in a more focused way. The curriculum catalog includes self-directed as well as instructor-led courses in formats catering to in-person and hybrid employees. We also look forward to providing leadership development opportunities, available to all levels of people leaders and other high-potential employees, in alignment with our succession planning program. An education assistance program is also offered to encourage employee growth in areas related to their current responsibilities and career aspirations.
Data Protection and Cybersecurity
As a life insurance company, we collect and store the personal private information of our policyholders and prospective customers. Our information security program is designed to leverage industry standard cybersecurity frameworks and practices to protect critical business operations and the confidentiality of sensitive customer information from cyberattacks. We routinely monitor the current threat environment and adjust our information security program as necessary to address new or changing risks.
Information security is an intrinsic part of corporate governance and enterprise risk management, supporting the leadership, organizational structures and processes which safeguard the Company’s information, operations, market position and reputation. Information security risk is evaluated and managed in a comprehensive fashion and not with a singular focus on information technology. Information security is governed and supported by an executive management level Security Risk Committee, whose overall mission is to provide direction in regards to the Company's risk appetite and tolerance, approve strategic security plans, authorize projects based upon business risk, and review information regarding security status and business impact.
Community Outreach
The Company, our employees and independent sales agents collectively donated more than $3.75 million in 2022. Our purpose-driven mission is to help families Make Tomorrow Better by working to protect their financial future. We are committed to giving back and proudly partner with non-profit organizations that support Youth/Family, Veterans/Military, Education, Health, and Seniors. Within these areas of focus, the non-profit organizations we partner with support underserved communities, individuals facing food insecurity, at-risk youth, and health advocacy.
We also supported tax credit scholarship programs in Florida, Arizona, Virginia, South Dakota, and Mississippi. Our contribution of $2.2 million to these programs helped provide over 200 scholarships that give children access to specialized educational services and materials.

    36                 GL 2023 Proxy Statement

Our employees are encouraged to get involved. In 2022, volunteer employee groups included service to:
•American Heart Association Heart Walk
•Corporate Challenge benefiting Special Olympics
•Community Garden Kitchen
•Greater Cleveland Food Bank
•Meals on Wheels
•North Texas Food Bank
•Regional Food Bank of Oklahoma
•Make A Wish Oklahoma
To engage our employees in charitable giving, the Company selects non-profit organizations to feature quarterly. Our 2022 Quarterly Charitable Giving Partners included Operation Gratitude, Make A Wish, Alex’s Lemonade Stand Foundation, and NewView Oklahoma.
The Company also supports employees by offering dependent scholarships. Access to quality education is a value that is important for the Company to help families and develop younger generations. In 2022, we awarded ten $2,500 higher education scholarships to dependents of Company employees.
Our charitable giving extends throughout the organization. Independent sales agents from our respective sales divisions of American Income Life Insurance Company, Family Heritage Life Insurance Company of America, and Liberty National Life Insurance Company also helped Make Tomorrow Better through hands-on volunteering and financial support. In 2022, they collectively donated $398,898 to various 501(c)3 organizations located in areas both domestic and international.
Environmental Efficiency and Climate Change
Environmental responsibility and sustainability are part of our overall corporate responsibility efforts. We recognize the potential impacts of climate change and the importance of this issue to investors, the communities we serve, and the health of our planet. We strive to reduce our impact on the environment by implementing various green building initiatives at our corporate facilities, continuing our company-wide emphasis on recycling and waste reduction efforts, prioritizing the reduction of our paper and water usage, and developing processes to collect data on our greenhouse gas emissions. We intend to continue to identify opportunities to improve our energy efficiency and address climate change in ways that will be both sustainable and cost-effective.
We are committed to the ongoing enhancement of environmental responsibility and sustainability practices throughout our operations, and we will continue to consider ways in which we can preserve invaluable natural resources, reduce waste, and address climate change. We believe that such a commitment is necessary to our continued success, as well as to the well-being of our planet. Additional information on our efforts to improve our environmental efficiency may be found in the Company’s ESG Report available on the Company’s website. The information contained on or that can be accessed through our website, including our ESG Report, is not incorporated by reference into this Proxy Statement or considered to be part of this document.
    37                 GL 2023 Proxy Statement

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary
Named Executive Officers
In this section, we provide a detailed overview of our executive compensation philosophy, objectives and processes, including the sequential steps taken by the Compensation Committee in structuring and setting executive compensation, with a particular focus on the compensation of our Named Executive Officers (collectively NEOs) for 2022:

Name	Title
Gary L. Coleman	Chairman and Former Co-Chief Executive Officer*
Larry M. Hutchison	Chairman and Former Co-Chief Executive Officer*
Frank M. Svoboda	Former Senior Executive Vice President and Chief Financial Officer**
J. Matthew Darden	Former Senior Executive Vice President and Chief Strategy Officer**
Steven K. Greer	Chief Executive Officer, American Income Life Division
Michael C. Majors	Former Executive Vice President - Administration and Investor Relations▲
* Messrs. Coleman and Hutchison retired as Co-Chief Executive Officers of the Company effective December 31, 2022, but continued to serve in an executive capacity as Co-Chairmen of the Board of Directors on and after such date.
** Messrs. Darden and Svoboda were appointed Co-Chief Executive Officers of the Company effective January 1, 2023.
▲ Mr. Majors was appointed Executive Vice President, Policy Acquisitions and Chief Strategy Officer of the Company on January 1, 2023.

2022 Performance
2022 was a good year for Globe Life. Examples of achievements during the year that helped create shareholder value include the following:
•Net operating income per share increased 19%, based on strength of underwriting income growth, and net operating income as a return on equity, excluding net unrealized gains or losses on fixed maturities (NOI ROE), increased from 12.3% to 13.4%.
•The Company grew life sales by approximately 10% in the Liberty National Division and approximately 9% in the American Income Division.
•The Family Heritage Division and Liberty National Division increased their average producing agent count during the year by approximately 12% and 8%, respectively.
•During the year, we conserved approximately $129 million of premium through our various conservation initiatives, approximately a 27% increase over 2021.
•Total premium grew 4.9%, despite a difficult economic environment.
•The Company diversified risk and generated additional portfolio yield by investing over $200 million in limited partnerships with debt-like characteristics.
•We successfully managed the Company’s liquidity and the capital needs of our operating entities, while still returning approximately $81 million of excess liquidity through dividends during the year to our shareholders.
•The Company repurchased 3.3. million shares of Globe Life Inc. stock at a total cost of $335 million and an average share price of $100.90.
Refer to APPENDIX A – Non-GAAP Reconciliations for definitions of non-GAAP measures utilized herein.
Due to the difficulty in accurately predicting not only the number of deaths resulting from COVID-19 during 2021 and 2022 in the U.S., but also the impact of such deaths on the Company’s financial results, our traditional performance measures were modified for 2021 and 2022 awards to exclude the impact of COVID-19 life claims. Using these modified measures, the Company’s performance was at 91.4% of target in 2022 (on a scale of 0% to 150%, with target or expected performance at 100%), compared to 108.3% in 2021.
    38                 GL 2023 Proxy Statement

2023 Changes to Compensation Program
During the latter part of 2022, the Compensation Committee worked with the then Co-CEO-Elects, Messrs. Darden and Svoboda, to consider various changes to the executive compensation program that were consistent with our compensation philosophy, but which provided opportunities for improvement. The Committee subsequently decided to implement the following changes with respect to equity compensation awarded in 2023:
•Changed the metrics used in the annual bonus plan to growth in net operating income earnings per diluted common share (operating EPS) and earned premium.
•Reduced the number of metrics used for performance shares to two that focus on long-term growth: the increase in book value per share (inclusive of dividends paid) and NOI ROE. In our view, this is consistent with how investors assess our Company's performance.
•Introduced annual grants of restricted stock to balance the risk illustrated by the effects of COVID-19 and to accelerate the achievement of share ownership guidelines by new executives.
•Reset the pay components for the new Co-CEO’s, Messrs. Darden and Svoboda, consistent with their assumption of their new and expanded roles.
Compensation Philosophy
The Company’s executive compensation philosophy is properly aligned with our business philosophy: emphasizing and rewarding consistent, steady growth in operating EPS, underwriting income, and NOI ROE. This approach provides long-term value to our shareholders and aligns management’s interests with our shareholders’ interests. Because we seek to attract, motivate, reward and retain key executives at both the holding company and subsidiary levels, our compensation philosophy is also structured to consider competitive remuneration practices in the insurance and financial services sector. This has historically resulted in executive compensation at the Company which generally emphasizes equity and equity-linked compensation while placing less emphasis on cash compensation. Given the long-term nature of the insurance policies we issue, our mix of pay elements aligns executive rewards with the long-term success of the business.
Accordingly, our pay plans are centered around long-term equity accumulation (e.g., stock options), longevity (e.g., pension), consistent financial performance (e.g., performance shares4) and, on a very targeted basis, stability (e.g., restricted stock grants).
We set executive compensation annually based on internal practices and processes that reflect the Company's business strategy, financial results and focus on building teamwork and the executives' ownership interests in the Company. Although we reference market practices in setting guidelines, we do not attempt to match any specific level of competitive total compensation. We set individual components of compensation based on these practices and processes and then test the results relative to a number of market benchmarks to ensure that the decisions made provide reasonable cash compensation and long-term incentive opportunities consistent with performance.

Effect of COVID-19 on Incentive Plans
The Company has historically not modified incentive awards as calculated under its various incentive plans. Based on this “no modification” approach, the performance shares earned for the period 2019 – 2021, which encompassed two years of COVID-19’s effect, were earned at approximately 45% of target and the 2020 – 2022 awards which encompassed three years of COVID-19’s effect were earned at approximately 61%. Absent the impact of additional COVID-19 life claims, these awards would have been at or near targets.
In setting the goals for the 2022 annual Management Incentive Plan (MIP) and the 2022 performance share grants, the Compensation Committee realized that if goals were established based on historical trends, the effects of the COVID-19 pandemic would unfairly impact the awards. Alternatively, setting goals that included management’s best estimate of the impact of COVID-19 presented the possibility of a windfall if the pandemic diminished in effect more quickly than projected. As a result, the Compensation Committee decided to establish metrics for all 2022 awards (bonus and performance shares) that excluded the effect of COVID-19 related to life claims (as determined from death certificates and actuarial estimates of incurred but unpaid claims).
4 We define performance share unit awards as performance shares for purposes of this discussion.
    39                 GL 2023 Proxy Statement

Roles in Compensation Decisions

Compensation Committee	•
The Compensation Committee is responsible for determining the compensation of our senior executives at the Company and its subsidiaries in accordance with our stated compensation philosophy and strategy.

	•	The Committee sets (or recommends in the case of the Co-CEOs) the total compensation payable in various forms to the executive management team[1] (including the NEOs).
	•	The Compensation Committee ensures that the mix of compensation among various elements is appropriately balanced, fair, reasonable and competitive.

Management	•
Members of Company management support the Compensation Committee, attend portions of its meetings, make recommendations to the Committee and perform various day-to-day administrative functions on its behalf in connection with our cash and equity compensation programs and plans.

•
Our Co-CEOs provide input to the Compensation Committee to assist in the design and modification of our compensation programs and to enable the Committee to assess the effectiveness of our compensation philosophy and programs.

•
Our Co-CEOs make specific recommendations regarding potential bonus awards and the amount and mix of the cash and equity compensation to be paid to certain levels of officers, including the NEOs (except themselves).

Independent Compensation Consultant	•	The Compensation Committee has retained Board Advisory, Inc., an independent compensation consulting firm.
•
In 2022, at the request of the Compensation Committee, Board Advisory:
(i) conducted a review of the competitiveness of the total compensation paid to the NEOs;
(ii) made recommendations regarding compensation increases for the NEOs;
(iii) provided reports and analyses, including recommendations regarding changes to the peer group, director compensation, and various executive compensation issues; and
(iv) recommended 2023 cash and equity compensation to be paid to the new Co-CEOs.

1 In 2022, the executive management team consisted of the Co-CEOs plus 13 officers of the Company and its various subsidiaries.
Setting Executive Compensation
To retain the quality of insurance executive talent necessary for the successful operation of the Company, the Compensation Committee considers market compensation comparisons as it determines the elements, appropriate levels and mix of compensation to be paid to the executive officers. The Compensation Committee does not operate with rigid standards for the level and mix of the compensation elements it awards. Rather, it uses this market analysis and other inputs from Company management and its compensation consultant. As mentioned, the historic emphasis and conscious design of the Company’s compensation philosophy has been to deliver a large portion of pay in a variable format as long-term incentive awards, typically in the form of stock options and performance share awards, rather than primarily through annual cash bonuses.

    40                 GL 2023 Proxy Statement

The Compensation Committee’s process for setting executive compensation follows a number of well-defined steps (described in detail below) that occur sequentially during a pay review cycle:

Peer Group Review (April)

•Review peer group periodically, with extensive review conducted every third year (most recently in 2022)
•Compare peer size based on Total Enterprise Value (market capitalization of common equity plus book value of debt minus cash)

Pay & Performance Review (August)

•Compare Globe Life performance to peers on measures utilized in the Company’s incentive plans
•Compare Co-CEOs’ pay to the average of the peer CEOs and second highest paid executive
•Compare total pay of our top five NEOs to the top five of our peers (which avoids the inequitable result in which six of our officers are compared to five officers of our peers)
•Review grant date fair value and realizable pay

Update of Guidelines (November)

•Adjust executive salary ranges and bonus targets based on surveys and trend data
•Conduct an extensive analysis of peer long-term incentive (LTI) grants based on Shareholder Value Transfer (SVT) and shares granted as a percentage of the peer companies’ diluted shares outstanding at the beginning of the year
•Annually adjust guidelines to reflect peer practices for Co-CEOs, NEOs and all members of executive management, as well as all employees

Initial Pay Discussion (January)

•Perform preliminary calculation of corporate performance under annual bonus plan (subject to audit)
•Review and approve the Co-CEO’s recommendations on pay for members of executive management (i.e., prior-year’s bonus, new base salary, new bonus target and new LTI plan award)
•Discuss potential decisions regarding Co-CEO pay for recommendation to the Board
•Preliminary discussion with management of performance measures and goals for the new year

Final Pay Decisions (February)

•Finalize a formal recommendation to the Board on Co-CEO pay
•Approve finalized LTI awards for all employees other than the Co-CEOs
•Approve performance measures and goals for annual and long-term plans

Compensation Benchmarking
The Compensation Committee periodically conducts an extensive review of the composition of the peer group we use for purposes of our executive compensation analysis ("Compensation Peer Group"), considering such factors as labor market competitors, capital competitors (companies considered peers by stock analysts), market competitors, peers of existing peers, peers utilized for strategic planning and peers used by proxy advisory firms. In considering such a peer group, the Compensation Committee is mindful of the effect of company scope on executive pay. Because the Company’s business model does not emphasize capital accumulation products (e.g., annuities) that produce significant investment income (as a percentage of revenue), the Compensation Committee has determined that the most relevant comparison of size is based on Total Enterprise Value, reflecting the Company's capitalization – a very important metric for financial companies. Some peers are selected based on the similarity of their products and distribution models, rather than purely as a result of size considerations. In benchmarking the data, we employ statistical techniques that moderate the effect of differences in size.

    41                 GL 2023 Proxy Statement

In 2022, the Compensation Committee conducted an extensive study of its Compensation Peer Group and made the following changes:

Removed Peers (3)		Added Peers (3)
•	American National Group – recently acquired	•	CNA Financial Corp – has a life insurance segment and is better-sized
•	Hanover Insurance Group and Kemper Corp – property and casualty companies that are significantly smaller in size than the Company	•	First American Financial Corp – comparable in size to the Company and used by proxy advisory firms
		•	Reinsurance Group of America, Inc. – a pure life reinsurer close to the Company's size
The Company's Compensation Peer Group, as revised, is as follows:

•	AFLAC Inc.	•	CNO Financial Group Inc.	•	Old Republic International Corp.
•	American Financial Group Inc.	•	Erie Indemnity Company	•	Primerica, Inc.
•	Assurant, Inc.	•	Fidelity National Financial, Inc.	•	Reinsurance Group of America, Inc.
•	Cincinnati Financial Corp.	•	First American Financial Corp.	•	Unum Group
•	CNA Financial Corp.	•	Lincoln National Corporation	•	W.R. Berkley Corp.
Because the Company has Co-CEOs, we benchmark their compensation against the average of the compensation provided to the peer CEO and that company's second-highest paid executive. This approach produces a benchmark that is typically 20% to 30% below the peer CEOs, depending on the component of pay examined. Since the Co-CEOs share the responsibility of leading the Company, we believe this method provides a fairer benchmark of competitive pay than a comparison of their pay to peer CEOs. It should be noted that some proxy advisory firms utilize comparison methodologies that combine the compensation of our two Co-CEOs when benchmarking against peer companies. Because we have Co-CEOs, we are required to annually report a total of six NEOs. To enable a fair comparison of our NEO compensation to that of our peers, we consider only the compensation of our top five NEOs (i.e., the Co-CEOs and three others). This approach avoids an inequitable result in which six of our officers are compared to five officers at our peers.
The Committee's benchmarking also includes an analysis of the Company's performance versus its peers relative to the metrics utilized in the annual bonus plan and the performance share awards. The Committee also reviews relative realizable pay versus the relative TSR performance on a rolling three-year basis. With the introduction of the new SEC-required pay versus performance disclosures, beginning in 2023 the Committee will consider this new dimension of comparison as well.
Assessment of 2022 Advisory Vote on Executive Compensation
The Company conducted a non-binding, advisory shareholder vote on executive compensation (known as a “Say-on-Pay” vote), as disclosed in the 2022 Proxy Statement, at its Annual Meeting held on April 28, 2022. At that meeting, the voting shareholders overwhelmingly approved (90%) on an advisory basis the executive compensation disclosed in the 2022 Proxy Statement.
The Company has considered the results of the “Say-on-Pay” vote in determining its compensation policies and decisions. Company management evaluated the support levels in these advisory votes in making its recommendations to the Compensation Committee regarding 2023 salaries, 2022 bonus decisions and 2023 equity awards to the NEOs following a “pay for performance” model. The Compensation Committee also reviewed these 2022 voting results and considered them in establishing the compensation levels for the NEOs other than the Co-CEOs in 2023 and in making its recommendations to the full Board regarding Co-CEO compensation in 2023.
    42                 GL 2023 Proxy Statement

Elements of Compensation
The total compensation package for all executives at the Company and its subsidiaries, including the NEOs, consists of multiple elements. In 2022, these elements included the following:

Pay Element	Purpose	Form	Performance Element
Base Salary	Attract and retain executive talent	Cash	Annual Review
Annual Incentive	Motivate achievement of Company’s annual performance goals relative to growth and profit	Cash	Operating EPS
Underwriting Income
NOI ROE
Long-Term Incentive	Alignment with shareholder’s interests and provide focus on the long-term nature of the life insurance business	Performance Shares	3-yr Operating EPS Growth, 3-yr Underwriting Income Growth, and 3-yr Avg. NOI ROE
		Stock Options	Stock Price Appreciation

Some of these elements focus on compensation paid during the executive's active working career, while others focus on compensation and benefits paid upon or related to retirement. Executives may also receive certain limited perquisites and personal benefits.
When the Committee annually reviews compensation, it primarily focuses on the "Target Pay" of the executive - the salary, target bonus and accounting grant value of long-term incentives.
The adjacent graph shows the relative importance of these elements in the Co-CEO 2022 target pay mix and illustrates that 88% is performance-linked, as described in the table above. Annual cash bonuses and performance share awards are determined based on the attainment of certain prescribed performance metrics. Likewise, the value of stock options, which are granted by the Compensation Committee (for the NEOs other than the Co-CEOs) or recommended to the independent members of the Board (for the Co-CEOs) at the same quarterly meeting(s) each year, is solely dependent on appreciation of the Company's stock price – a reflection of investor's views of the Company's performance. Accordingly, it is the Committee's position that each of these awards is properly categorized as "performance-linked".

Co-CEO 2022 Target Pay Mix*

Base Salary: 11%
Annual Cash Bonus: 16%
Stock Options: 34%
Performance Shares: 38%
88% Performance-Linked

*May not sum due to rounding.

Base Salaries
The Compensation Committee sets (or, in the case of a Co-CEO, recommends to the Board) base salaries for our NEOs. Factors considered included competitive pay ranges, the officer's experience in the position, pay relative to organizational peers, and individual performance. Effective January 20, 2023, the committee set salaries for the NEOs, with the exception of Messrs. Coleman and Hutchison (the executive Co-Chairmen) and Messrs. Darden and Svoboda (the Co-CEOs) whose salaries were set by the Board on November 10, 2022, as shown below:

Name	2022 Salary ($)	2023 Salary ($)
Gary L. Coleman*	1,025,000	342,744	1
Larry M. Hutchison*	1,025,000	342,744	1
Frank M. Svoboda	650,000	850,000
J. Matthew Darden	650,000	850,000
Steven K. Greer	530,000	555,000
Michael C. Majors	465,000	495,000
[1] Messrs. Coleman and Hutchison will retire as executive Co-Chairmen of the Board at the Annual Meeting of Shareholders on April 27, 2023. Their annual salary has been pro-rated accordingly in the above table.

    43                 GL 2023 Proxy Statement

Annual Cash Bonuses
Annual cash bonuses are a key component of our executive compensation program and are positioned as a percentage of salary between the 25th percentile and median. In 2022, we operated using an annual Management Incentive Plan (MIP), under which annual cash bonuses were paid to the Co-CEOs and other NEOs. That plan utilized a “Plan within a Plan” approach in which the criteria set by the Compensation Committee stipulated the maximum bonus that could be paid to each NEO covered under the MIP.5 The Compensation Committee was also authorized to pay discretionary bonuses to executives outside of the MIP.
As noted, the MIP establishes an upper limit for bonuses to covered employees. The actual bonuses paid are developed using an annual incentive plan framework that determines an initial award, subject to adjustment by the Compensation Committee. For 2022, the Compensation Committee tied the annual incentive plan framework to three metrics, assigning different weights to each: (i) operating EPS growth, (ii) underwriting income growth, and (iii) NOI ROE, subject to the Committee's discretion to further adjust the bonuses based upon consideration of subjective factors. Each metric was calculated excluding the effect of any COVID-19 deaths. Refer to APPENDIX A – Non-GAAP Reconciliations for definitions of non-GAAP measures utilized herein.

		Operating EPS Growth (40%)	Underwriting Income Growth (30%)	NOI ROE (30%)
Threshold	50%	4.0%	4.0%	12.7%
Target	100%	9.0%	8.5%	13.7%
Maximum	150%	14.0%	13.0%	14.7%
For 2022, operating EPS grew 7.7%, underwriting income increased 5.2%, and NOI ROE from continuing operations was 13.6%, yielding a total framework bonus for the NEOs equal to 91.4% of their target bonus amount. This is shown in the following table. The bonus for Mr. Majors was recommended by the Co-CEOs and approved by the Compensation Committee, in accordance with the MIP. The bonuses shown for the former Co-CEOs, Messrs. Coleman and Hutchison, as well as the current Co-CEOs, Messrs. Darden and Svoboda, were recommended by the Compensation Committee and approved by the independent members of the Board.

Name	Target Bonus as a % of Salary	Target Bonus Amount[1] ($)	Framework Bonus[2] ($)	Actual Bonus Paid ($)
Gary L. Coleman	140%	1,435,000	1,312,000	1,312,000
Larry M. Hutchison	140%	1,435,000	1,312,000	1,312,000
Frank M. Svoboda	90%	585,000	535,000	535,000
J. Matthew Darden	90%	585,000	535,000	535,000
Michael C. Majors	55%	256,000	234,000	234,000
Total		4,296,000	3,928,000	3,928,000

[1] Reflects target bonus amount based on targeted operating EPS growth, underwriting income growth and NOI ROE in 2022. The threshold bonus amount is equal to half the target. The maximum bonus is equal to the lesser of 150% of target or the amount allowed by the MIP. The bonus amounts are rounded to the thousandth (000).
[2] Bonus earned based on the 2022 performance framework, before Compensation Committee discretion, was equal to 91.4% of Target Bonus, rounded to the thousandth (000).

Mr. Greer’s 2022 bonus was not paid pursuant to the MIP. The Compensation Committee awarded him a bonus of $260,000 based upon the Co-CEOs’ assessment of his performance as Chief Executive Officer of the American Income Life Division, which was based in part on 2022 sales, agent count metrics and profitability of the American Income Life Division, and in part on the Company’s 2022 results.
For 2023, the Committee has changed the metrics used to determine the framework bonuses to: operating EPS growth and growth in earned premium.
5 The criteria established by the Compensation Committee specify that a bonus pool equal to 2% of pre-tax operating income will be established. For 2022, this pool was $20,792,000. Per the terms of the MIP, the bonus payable to each of the Co-CEOs cannot exceed 30% of the pool ($6.24 million for 2022) and the bonus paid to each of the other covered employees cannot exceed 10% of the pool ($2.08 million for 2022).
    44                 GL 2023 Proxy Statement

Long-Term Equity Incentives
The principal vehicle we use to distribute long-term incentive compensation to our Company and subsidiary executives, officers and key employees is stock options, with members of the executive management team currently also receiving performance share awards. Time-vested restricted stock awards were not made in 2022.

Stock Options	•	Granted to all equity award recipients
	•	Granted at market price
	•	Options have a 7-year term, vesting 50% on 2nd-year anniversary of grant date and remaining 50% on 3rd-year anniversary

Performance Shares	•	Performance-based vesting
	•	Awards granted based on cumulative performance over a 3-year period
	•	Granted only to members of the executive management team

Restricted Stock	•	These awards, historically, have vested after 5 years, with no partial vesting or vesting for early retirement
	•	No time-vested restricted stock awards were made to NEOs in 2022
The performance shares awarded on February 23, 2022 will be earned and issued following the end of the three-year performance period from January 1, 2022 through December 31, 2024, based on the extent to which the Company achieves various performance goals established by the Compensation Committee, including: (i) cumulative growth in operating EPS over the performance period, (ii) cumulative growth in underwriting income over the performance period, and (iii) average of the annual NOI ROE for the years 2022, 2023 and 2024. Each metric is to be calculated excluding the effect of any COVID-19 deaths, tax rate changes and changes in accounting for long-duration contracts. Refer to APPENDIX A – Non-GAAP Reconciliations for definitions of non-GAAP measures utilized herein.
Because these measures are the same as the measures used by management to monitor our business, we believe it is appropriate to use them to determine executive compensation. The performance goals, expressed as the average annual growth rate for the operating EPS and underwriting income performance measures, over the three-year performance period are as follows:

		Operating EPS Growth (40%)	Underwriting Income Growth (30%)	Average NOI ROE (30%)
Threshold	50%	2.0%	1.0%	11.5%
Target	100%	8.5%	7.5%	13.6%
Maximum	150%	13.5%	12.5%	15.1%
The incentive plan under which stock options and performance shares were awarded in 2022 was the 2018 Plan (as defined herein). The purposes of the 2018 Plan are to promote the success and enhance the value of the Company by linking the personal interests of employees, officers and directors of the Company and its subsidiaries to our shareholders and to incentivize outstanding individual performance.
The 2018 Plan authorizes the Compensation Committee to set the performance metrics and goals for performance share awards as well as the restrictions on restricted stock awards, if any, and their vesting periods. The Compensation Committee is charged with determining the type of stock options it awards or recommends, the time and conditions of exercise of options and the methods of acceptable payment to exercise stock options. All stock options are granted with exercise prices equal to the fair market value of the Company’s common stock, which is defined by the 2018 Plan as the NYSE market closing price on the grant date. The grant date for stock options, performance share awards, and restricted stock awards is the date of the Compensation Committee or Board meeting at which the Compensation Committee or the independent members of the Board review and determine the persons to receive options, performance shares and/or restricted stock and the number of options, performance shares and/or restricted stock.
The Compensation Committee and the independent members of the Board do not time the grant of stock options, performance shares, or restricted stock in consideration of the release of material non-public information, whether or not that information may favorably or unfavorably impact the price of Company common stock. The consideration and grant of equity incentive awards to participants in the incentive plan, whether in the form of options,
    45                 GL 2023 Proxy Statement

performance shares and/or restricted stock, normally occurs during the window period that opens each year following the release of the prior year’s reported earnings.
In making individual long-term incentive awards, our practice has been to set award guidelines by position and keep those share levels relatively constant, as a percentage of market capitalization, over successive award cycles. Individual awards are then made relative to the guidelines, reflecting individual performance and retention needs.
For the Co-CEOs and aggregate awards, the guidelines are expressed as a percentage of the shares outstanding at the beginning of the year. This approach ensures that ongoing buybacks of shares do not automatically produce larger relative awards and that the value of awards granted to employees is proportionate to the total shareholder value of the Company. The awards made in 2022 were made using the grant guidelines that were developed in 2021, based on an analysis of peer grant practices, measured in terms of the dollar value of the awards and the share dilution.
Based upon recommendations from the Co-CEOs, the Compensation Committee, as the administrator of the plan, determined the NEOs (other than the Co-CEOs), other officers and key employees (a total of 165 persons) who received non-qualified stock option grants and/or performance share awards on February 23, 2022. In a February 23, 2022 meeting, the independent members of the Board acted upon the recommendation from the Compensation Committee and awarded Co-CEOs Gary L. Coleman and Larry M. Hutchison each 33,000 performance shares (at target) and non-qualified options on 140,000 shares with an exercise price equal to the market closing price on that date and a term of seven years. In making the 2022 grants, the Compensation Committee considered the Co-CEOs’ recommendations for all persons other than themselves, individual performance and the Company’s succession planning and retention needs.
For 2023, the Committee has changed the metrics used to determine the number of performance shares earned to: growth of book value per share (inclusive of dividends paid) and NOI ROE. The Committee also began limited use of annual grants of restricted stock units to executive officers and replaced some or all of the annual stock option grants to non-executive officers with an equivalent number of shares of restricted stock units.
Stock Ownership/Retention Guidelines
We have formal guidelines that require the following minimum stock ownership levels:

Position	Stock Ownership Level

Chief Executive Officer(s) of Company	6 x Annual Salary

Executive Vice Presidents of Company	3 x Annual Salary

Chief Executive Officers of Agency/Marketing Divisions of Principal Insurance Subsidiaries	2 x Annual Salary

Other Officers of Company and its Subsidiaries designated by Governance & Nominating Committee	1 x Annual Salary

Non-Management Directors of Company	5 x Annual Cash Retainer

The directors, Co-CEOs and other officers who are subject to the above-described stock ownership guidelines have a seven-year period from their initial election as a director or initial inclusion in the above-described categories of positions to meet the ownership guidelines. For such purposes, common shares deemed owned, either directly or indirectly, for reporting purposes pursuant to Section 16(a) of the Securities Exchange Act of 1934, junior subordinated debentures of the Company, shares held in unitized stock funds in the Company’s thrift/401(k) plan, time-vested restricted stock and restricted stock units are counted. Stock options and performance share awards are not counted toward attainment or continued satisfaction of the ownership guidelines.
Until the minimum ownership levels are attained, the director or officer cannot sell any shares owned outright, sell any restricted stock when vested or performance shares when issued other than those shares necessary to pay withholding taxes, or execute a “cashless” option exercise where more shares are sold than are necessary to pay the option exercise price and withholding taxes. The director or officer must retain all “profit shares” (the net shares remaining after payment of the option exercise price and taxes owed at the time of an option exercise, vesting of restricted stock or earnout of performance shares) until minimum ownership levels are met; provided, however, that in exceptional circumstances, upon obtaining an advance and specifically-defined waiver of the guidelines from the Governance and Nominating Committee of the Board, profit shares may be sold.
We have no formal stock retention policy for shares derived from stock options or other equity grants after the stock ownership guidelines have been met. The Company believes the decisions regarding when to exercise options and
    46                 GL 2023 Proxy Statement

whether to retain stock should be each individual award recipient’s decision if that award recipient is in compliance with the stock ownership guidelines.
Our insider trading policy prohibits directors, officers, and employees of the Company and its subsidiaries who are subject to Section 16 reporting requirements from purchasing financial instruments (such as prepaid variable contracts, equity swaps, collars, and exchange funds) or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company equity securities granted to any such director or officer by the Company or held, directly or indirectly, by the director or officer.
Retirement and Other Benefits
The Company has chosen to provide certain retirement benefits, either broadly or to specific individuals, to attract and retain employees and executives by enabling retirement savings and planning, as shown in the table below:

All Employees		Designated Executives
•	Defined Benefit Pension Plan	•	Retirement Life Insurance Agreements
•	Group Term Life Insurance	•	Supplemental Executive Retirement Plan (SERP)
•	Post-Employment Health Coverage
The SERP was put in place to encourage executives at certain levels to continue to work past the Company’s established early retirement age of 55. Our NEOs are among the 21 persons designated in 2022 by the Compensation Committee as participants in the SERP.
Savings Plans
Eligible executives and employees may choose to participate in the Globe Life Inc. Savings and Investment Plan (the "Thrift Plan"), a funded tax-qualified defined contribution plan. During 2006 and earlier years, they could elect to contribute a designated percentage up to 16% of their after-tax salary to the Thrift Plan and select an investment fund or funds from a menu offered by the plan. The Company would match on a 50% basis all employee contributions up to 6% of the employee’s salary. Investment vehicles included a unitized Company common stock fund and a broad spectrum of unaffiliated mutual funds. Based upon the recommendations of the Compensation Committee as well as Company management, the Board of Directors approved a series of amendments to the Thrift Plan, effective January 1, 2007, which inserted provisions under Section 401(k) of the Code for pre-tax contributions commencing on that date. No additional after-tax contributions to the Thrift Plan were permitted after December 31, 2006. Contributions up to a maximum amount ($20,500 in 2022) are allowed by the Internal Revenue Service. An annual "catch-up" contribution (up to an additional $6,500 in 2022) is permitted for employees age 50 or older. The Company matches employee pre-tax contributions up to specified amounts, as shown in the table below. Each of the NEOs participates in this plan.

Company Match[1]	Pre-Tax Contributions
100%	First 1% of Salary
50%	Next 5% of Salary
1 Maximum annual Company match is $10,675.
Retirement Life Insurance Agreements
The Company provides retirement life insurance benefit agreements to a closed group comprised of certain of its executives, including some of the NEOs, and certain executives of its subsidiary companies. The agreements provide a life insurance benefit to a participating executive, effective upon the later of his 65th birthday or his retirement date, with coverage equal to a designated percentage (which will vary based upon the executive’s age at the nearest birthday to his date of retirement—from 65% at age 55 to 100% at age 62 or over) of an amount equal to two times the executive’s salary and bonus in his final year of employment prior to retirement, less $5,000. Such insurance benefits, which are payable on the participating executive’s death, for certain executives may not exceed $1,995,000 and for other executives may not exceed $495,000. Messrs. Coleman and Hutchison each have a Retirement Life Insurance Agreement with a $1,995,000 maximum benefit and Mr. Majors has a Retirement Life Insurance Agreement with a $495,000 maximum benefit. Messrs. Svoboda, Darden and Greer do not have Retirement Life Insurance Agreements.
    47                 GL 2023 Proxy Statement

Perquisites and Personal Benefits
We have chosen to offer only a very limited number of perquisites and personal benefits to our NEOs, including the personal use of Company aircraft, Company-paid country club and other club dues, personal use of Company-paid event tickets, and costs associated with family members’ travel to Company meetings. We have not incurred significant expense as a result of the usage of perquisites and personal benefits. The aggregate incremental cost of perquisites for 2022 exceeded $10,000 for three of the NEOs reflected in the Summary Compensation Table.
Termination of Employment and Change in Control
All employees, including the NEOs, holding Company stock options have option grant agreements that provide for varying exercise periods after termination of employment depending on the circumstances of the termination (voluntary termination, involuntary termination without cause, early retirement, retirement at or after age 60, normal retirement, disability and death). Generally, currently outstanding stock options provide for post-termination exercise periods ranging from one month for voluntary terminations to the longer of the remaining option term or one year from the date of death in the case of the optionee’s death. Any unvested options immediately vest in full upon retirement at or after age 65, provided that the Participant’s retirement occurs after the first anniversary of the Grant Date (absent an exception by the Compensation Committee); on disability; or upon death. Termination of employment for cause results in expiration of all options on the date of the termination notice.
Change in control provisions are contained in various Company plans applicable to executives as well as to all Company employees. Options granted under the Company’s 2018 Plan (or the 2011 Plan, as applicable) provide that such options become fully exercisable if the executive’s employment is terminated without cause or the executive resigns for good reason within two years after the effective date of a change in control. The MIP requires that the plan must be assumed by a successor to the Company and that bonus payouts accelerate if an executive is terminated without cause or the executive resigns for good reason following a change in control of the Company.
Our executives are subject to post-termination obligations of confidentiality pursuant to confidentiality agreements that they sign while employed. These post-termination confidentiality obligations do not relate to any cash compensation or cash benefits payable or to be payable upon certain triggering events. All executives receiving performance share awards and certain executives receiving stock options are subject to non-solicitation, non-competition and confidentiality provisions contained in the respective grant agreements.
The Company and its subsidiaries do not enter into employment contracts, severance agreements, salary continuation agreements or severance plans with executives or directors at the time of their employment or election, respectively. To the extent that executives negotiate oral or written severance arrangements or other post-termination payments for current cash compensation, benefits and perquisites and outstanding equity compensation (outside of the provisions of the applicable stock incentive plan), this is done on an individual basis at the time of their contemplated departure. Perquisites and other personal benefits are not extended on a post-termination basis.
Clawback Provisions
Bonuses paid to executives pursuant to the MIP are subject to recapture or “clawback” provisions. If the Company’s financial results are materially restated, the Compensation Committee has the authority to determine whether and which executives will be required to forfeit the right to receive any future payments under the plan and/or to recapture prior payments they determine to have been inappropriately received by an executive. Additionally, if the Company’s financial results are restated due to fraud or material noncompliance by the Company, as a result of misconduct, with any financial reporting requirements of the federal securities laws, the Co-CEOs, the CFO and any other executive participating in the plan who the Compensation Committee determines participated in or was responsible for the fraud or material noncompliance causing the restatement must repay any amounts paid to him or her in excess of those that would have been paid under the restated results and forfeits the right to receive any future payments under the plan.
Pursuant to the proposed amendments to the 2018 Plan (see Proposal 5), the clawback provisions of the 2018 Plan would be expanded to require forfeiture and recoupment by the Company of all awards made under the 2018 Plan on such terms and conditions as may be imposed by the Compensation Committee in accordance with Section 10D of the Exchange Act and any applicable rules or regulations promulgated thereunder. Any such determination by the Compensation Committee (in its sole discretion) shall be deemed a failure by participant to meet conditions precedent to payment of the award and may render the payment subject to recoupment.
Awards made pursuant to the annual bonus plan may be recaptured by the Company on the occurrence of certain specified events if the Compensation Committee so specifies in the award certificate or grant agreement. Such
    48                 GL 2023 Proxy Statement

specified events may include, but are not limited to, termination of employment for cause; violation of material Company policies; breach of non-competition, confidentiality or other restrictive covenants that may apply to the award recipient; other conduct by the award recipient detrimental to the business or reputation of the Company or its subsidiaries; or a later determination that the vesting of, or amount realized from, a performance award was based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, whether or not the award recipient caused or contributed to the material inaccuracy.
Tax and Accounting Implications of Compensation
As one of the factors considered in performing its duties, the Compensation Committee evaluates the anticipated tax treatment to the Company and its subsidiaries, as well as to the executives, of various structures, payments, and benefits. The deductibility of some types of compensation depends upon the timing of an executive’s vesting or exercise of previously-granted rights. Deductibility may also be affected by interpretations of and changes in tax laws such as Section 162(m) of the Code, which generally provides that the Company may not deduct compensation of more than $1,000,000 paid to certain executives. Compensation paid pursuant to the MIP of the Company, as well as certain awards under the 2011 Plan, were intended to qualify as “performance-based compensation” which was exempt from the limits of Section 162(m). However, on December 22, 2017 the Tax Cuts and Jobs Act (tax legislation) was signed into law, generally eliminating the performance-based compensation exception under Section 162(m) with respect to compensation paid after December 31, 2017. The tax legislation provides that compensation paid after 2017 is grandfathered if the compensation is paid pursuant to a binding written agreement that was in effect on November 2, 2017. As a result, performance-based compensation arrangements entered into prior to November 2, 2017 continue to be considered performance-based compensation not subject to the limits of Section 162(m). Beginning in 2018, new awards of performance-based bonuses and equity compensation are not eligible for the performance-based exemption from Section 162(m). The Compensation Committee will not limit its decisions with respect to executive compensation to that which is deductible under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company. Because of the importance of linking pay and performance, we expect that annual bonus opportunities and certain equity awards will continue to impose performance conditions. Therefore, we do not anticipate that the changes to Section 162(m) will materially impact the design of our compensation program.
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of Globe Life Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of SEC Regulation S-K with Company management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Jane Buchan, Chair
Cheryl D. Alston
James P. Brannen
Robert W. Ingram

February 22, 2023

The foregoing Compensation Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, or subject to Regulation 14A or the liabilities of Section 18 of the Securities Exchange Act of 1934.
    49                 GL 2023 Proxy Statement

SUMMARY COMPENSATION TABLE
The table below summarizes various categories of compensation earned in 2022 by the persons who served as the Company’s Co-CEOs, its CFO and the three next most highly compensated executive officers of the Company. The six named executive officers had 2022 salaries and bonuses (as reflected in the Non-Equity Incentive Plan Compensation column or the Bonus column below) in the aggregate which represented 28.35% of their total compensation in 2022. None of the executive officers listed in the table has a written or unwritten employment agreement or arrangement with the Company or any of its subsidiaries.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1,2,3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[5] ($)	All Other Compensation[6] ($)	Total ($)
Gary L. Coleman	2022	1,025,000	0	3,406,590	3,085,600	1,312,000	0	76,229	8,905,419
Co-Chairman and Former Chief Executive Officer*	2021	1,000,096	0	3,244,560	2,521,400	1,520,000	0	67,698	8,353,754
	2020	1,007,981	0	3,324,420	2,037,000	810,000	1,939,280	40,229	9,158,910
Larry M. Hutchison	2022	1,025,000	0	3,406,590	3,085,600	1,312,000	0	42,027	8,871,217
Co-Chairman and Former Chief Executive Officer*	2021	1,000,096	0	3,244,560	2,521,400	1,520,000	0	37,610	8,323,666
	2020	1,007,981	0	3,324,420	2,037,000	810,000	1,210,731	53,232	8,443,364
Frank M. Svoboda	2022	650,000	0	1,135,530	1,432,600	535,000	0	32,036	3,785,166
Former Senior Executive Vice President & Chief Financial Officer**	2021	590,058	0	1,081,520	1,170,650	410,000	462,324	28,736	3,743,288
	2020	596,711	0	1,108,140	945,750	350,000	1,323,154	24,544	4,348,299
J. Matthew Darden	2022	650,000	0	1,135,530	1,432,600	535,000	0	26,586	3,779,716
Former Senior Executive Vice President & Chief Strategy Officer**	2021	590,077	0	884,880	900,500	410,000	248,794	23,949	3,058,200
	2020	591,115	0	805,920	654,750	350,000	535,474	23,395	2,960,654
Steven K. Greer	2022	530,000	260,000	825,840	881,600	0	0	10,675	2,508,115
Chief Executive Officer, American Income Life Division	2021	505,058	300,000	786,560	720,400	0	150,151	9,760	2,471,929
	2020	508,442	265,000	755,550	582,000	0	414,302	38,683	2,563,977
Michael C. Majors	2022	465,000	0	722,610	815,480	234,000	0	15,090	2,252,180
Former Executive Vice President - Administration & Investor Relations***	2021	445,038	0	688,240	666,370	245,000	297,698	11,743	2,354,089

*    Messrs. Coleman and Hutchison retired as Co-Chief Executive Officers of the Company effective December 31, 2022, but continued to serve in an executive capacity as Co-Chairmen of the Board of Directors on and after such date.
**     Messrs. Darden and Svoboda were appointed Co-Chief Executive Officers effective January 1, 2023.
***    Mr. Majors was appointed Executive Vice President, Policy Acquisitions and Chief Strategy Officer on January 1, 2023.
1 Amounts shown in this column for Coleman, Hutchison, Svoboda, Darden, Greer, and Majors for 2022 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 23, 2022 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Coleman ($5,109,885), Hutchison ($5,109,885), Svoboda ($1,703,295), Darden ($1,703,295), Greer ($1,238,760), and Majors ($1,083,915).
2 Amounts shown in this column for Coleman, Hutchison, Svoboda, Darden, Greer, and Majors for 2021 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 24, 2021 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Coleman ($4,866,840), Hutchison ($4,866,840), Svoboda ($1,622,280), Darden ($1,327,320), Greer ($1,179,840), and Majors ($1,032,360).
3 Amounts shown in this column for Coleman, Hutchison, Svoboda, Darden, and Greer for 2020 are performance share awards valued based upon the probable outcome of the performance conditions as of the February 26, 2020 grant date, which were target levels on that date. The fair values of performance shares are calculated in accordance with ASC 718, Compensation – Stock Compensation (ASC 718), using NYSE market closing price on the grant date of the performance share awards. The fair values of such performance shares at maximum levels of the grant date were for Coleman ($4,986,630), Hutchison ($4,986,630), Svoboda ($1,662,210), Darden ($1,208,880), and Greer ($1,133,325).
4 Assumptions used in calculating the aggregate grant date fair value in accordance with ASC 718 are set out in Note 1 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2022.

    50                 GL 2023 Proxy Statement

5 Change in Pension Value and Non-Qualified Deferred Compensation Earnings:

Name	Year	Increase in Present Value Pension Plan ($)	Decrease in Present Value Pension Plan ($)	Increase in Present Value SERP ($)	Decrease in Present Value SERP ($)
Gary L. Coleman	2022		560,599		1,836,253
	2021		156,324		574,094
	2020	374,973		1,564,307
Larry M. Hutchison	2022		495,364		1,756,161
	2021		144,344		522,869
	2020	255,108		955,623
Frank M. Svoboda	2022		300,214		819,103
	2021	106,189		356,135
	2020	259,057		1,064,097
J. Matthew Darden	2022		148,544		344,767
	2021	63,659		185,135
	2020	129,478		405,996
Steven K. Greer	2022		122,520		200,640
	2021	54,484		95,667
	2020	112,543		301,759
Michael C. Majors	2022		408,053		322,601
	2021	82,715		214,983
6 Includes Company matching contribution to each executive's 401(k) Plan account; excess premiums for additional life insurance for Coleman, Hutchison, Svoboda and Majors; and the categories and quantified amounts (if required) of perquisites and personal benefits required to be reported by SEC Regulation S-K, Item 402 (c)(2)(ix) for executives.

Name	Perquisites* ($)	401(k) Match ($)	Excess Premiums for Additional Life Insurance ($)	Total ($)
Gary L. Coleman	34,202	10,675	31,352	76,229
Larry M. Hutchison		10,675	31,352	42,027
Frank M. Svoboda	14,967	10,675	6,394	32,036
J. Matthew Darden	15,911	10,675		26,586
Steven K. Greer		10,675		10,675
Michael C. Majors		10,675	4,415	15,090

*For Mr. Coleman, the amount listed reflects the aggregate incremental cost of personal use of corporate aircraft ($33,702) and a holiday charitable contribution. For Messrs. Svoboda and Darden, the amount reflects the aggregate incremental cost of personal use of certain Company-purchased tickets and country club dues.

The Company occasionally allows executives the personal use of tickets for sporting and special events previously acquired by the Company for business entertainment purposes. For certain tickets acquired by the Company, there is no incremental cost to the Company for such use.
For purposes of compensation disclosure, the value of personal use of Company aircraft is calculated using the actual variable costs incurred by the Company associated with such flights, including fuel, maintenance of the planes, "dead head" flights, pilot travel expenses, on-board catering, landing and parking fees, and other variable costs. Fixed costs, such as pilots' salaries, are not included since they do not change with usage.
    51                 GL 2023 Proxy Statement

2022 GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options[3] (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards[4] ($)
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Gary L. Coleman	Options	2/23/2022								140,000	103.23	3,085,600
	Performance Shares	2/23/2022				16,500	33,000	49,500				3,406,590
	Annual Cash		717,500	1,435,000	2,152,500
Larry M. Hutchison	Options	2/23/2022								140,000	103.23	3,085,600
	Performance Shares	2/23/2022				16,500	33,000	49,500				3,406,590
	Annual Cash		717,500	1,435,000	2,152,500
Frank M. Svoboda	Options	2/23/2022								65,000	103.23	1,432,600
	Performance Shares	2/23/2022				5,500	11,000	16,500				1,135,530
	Annual Cash		292,500	585,000	877,500
J. Matthew Darden	Options	2/23/2022								65,000	103.23	1,432,600
	Performance Shares	2/23/2022				5,500	11,000	16,500				1,135,530
	Annual Cash		292,500	585,000	877,500
Steven K. Greer	Options	2/23/2022								40,000	103.23	881,600
	Performance Shares	2/23/2022				4,000	8,000	12,000				825,840
	Annual Cash
Michael C. Majors	Options	2/23/2022								37,000	103.23	815,480
	Performance Shares	2/23/2022				3,500	7,000	10,500				722,610
	Annual Cash		127,875	255,750	383,625
1 Estimated future payouts under non-equity incentive plan awards are calculated pursuant to the Company’s annual bonus plan. This plan provides a single estimated bonus payout at the maximum level available to the participating executive if objectives are met, subject to the Compensation Committee’s discretion to reduce the amount pursuant to an incentive plan framework and subjective criteria as described in the Annual Cash Bonuses section of this Proxy Statement. On January 20, 2023, the Compensation Committee received certification of attainment of the bonus objectives for Mr. Majors, who was paid the bonus shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table shortly thereafter. On February 22, 2023, the independent members of the Board approved the payment of the bonuses as shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table to the former Co-CEOs, Messrs. Coleman and Hutchison, and the current Co-CEOs, Messrs. Darden and Svoboda, based upon receipt by the Compensation Committee on January 20, 2023 of the certification of attainment of their bonus objectives.
2 Performance shares awarded February 23, 2022, pursuant to the Company’s 2018 Plan and to be issued upon vesting following completion of the three-year performance period commencing January 1, 2022 and ending December 31, 2024, and certification of attainment of specified targets for cumulative operating EPS, underwriting income and average NOI ROE for the performance period.
3 Non-qualified stock options granted February 23, 2022 to Messrs. Svoboda, Darden, Greer and Majors have a seven-year term and a grant price equal to the NYSE market closing price of Company common stock on the date awarded by the Compensation Committee. Non-qualified stock options granted February 23, 2022 to former Co-CEOs Messrs. Coleman and Hutchison have a seven-year term and a grant price equal to the NYSE market closing price of Company common stock on the date awarded by the independent members of the Board. All of the options granted on the above date vest as to 50% of the shares on the second anniversary of the grant date and as to the remaining 50% of the shares on the third anniversary of the grant date.
4 The values included in this column represent the grant date fair value of performance share awards, restricted stock and option awards computed in accordance with ASC 718. The assumptions utilized for options are set out in Note 1 to the Company’s audited financial statements contained in the Form 10-K for the fiscal year ended December 31, 2022.

    52                 GL 2023 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2022

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Gary L. Coleman	02/23/22		140,000	2		103.2300	02/23/29
	02/24/21		140,000	1		98.3200	02/24/28
	02/26/20	70,000	70,000	1		100.7400	02/26/27
	02/28/19	150,000				82.5600	02/28/26
	02/26/18	150,000				87.6000	02/26/25
	02/21/17	150,000				77.2600	02/21/24
								02/23/22					33,000	4	3,978,150	3
								02/24/21					49,500	5	5,967,225	3
								02/26/20	20,071	2	2,419,559	3
Larry M. Hutchison	02/23/22		140,000	1		103.2300	02/23/29
	02/24/21		140,000	1		98.3200	02/24/28
	02/26/20	70,000	70,000	1		100.7400	02/26/27
	02/28/19	150,000				82.5600	02/28/26
	02/26/18	150,000				87.6000	02/26/25
	02/21/17	150,000				77.2600	02/21/24
								02/23/22					33,000	4	3,978,150	3
								02/24/21					49,500	5	5,967,225	3
								02/26/20	20,071	2	2,419,559	3
Frank M. Svoboda	02/23/22		65,000	1		103.2300	02/23/29
	02/24/21		65,000	1		98.3200	02/24/28
	02/26/20	32,500	32,500	1		100.7400	02/26/27
	02/28/19	65,000		1		82.5600	02/28/26
	02/26/18	65,000				87.6000	02/26/25
	02/21/17	62,000				77.2600	02/21/24
								02/23/22					11,000	4	1,326,050	3
								02/24/21					16,500	5	1,989,075	3
								02/26/20	6,690	2	806,480	3
J. Matthew Darden	02/23/22		65,000	1		103.2300	02/23/29
	02/24/21		50,000	1		98.3200	02/24/28
	02/26/20	22,500	22,500	1		100.7400	02/26/27
	02/28/19	33,270		1		82.5600	02/28/26
	02/26/18	24,890				87.6000	02/26/25
	02/21/17	19,551				77.2600	02/21/24
								02/23/22					11,000	4	1,326,050	3
								02/24/21					13,500	5	1,627,425	3
								02/26/20	4,866	2	586,596	3

    53                 GL 2023 Proxy Statement

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2022 (continued)

	Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven K. Greer	02/23/22		40,000	1		103.2300	02/23/29
	02/24/21		40,000	1		98.3200	02/24/28
	02/26/20	20,000	20,000	1		100.7400	02/26/27
	02/28/19	40,000		1		82.5600	02/28/26
	02/26/18	40,000				87.6000	02/26/25
	02/21/17	38,000				77.2600	02/21/24
								02/23/22					8,000	4	964,400	3
								02/24/21					12,000	5	1,446,600	3
								02/26/20	4,562	2	549,949	3
Michael C. Majors	02/23/22		37,000	1		103.2300	02/23/29
	02/24/21		37,000	1		98.3200	02/24/28
	02/26/20	18,500	18,500	1		100.7400	02/26/27
	02/28/19	29,000				82.5600	02/28/26
	02/26/18	2,000				87.6000	02/26/25
								02/23/22					7,000	4	843,850	3
								02/24/21					10,500	5	1,265,775	3
								02/26/20	4,257	2	513,181	3
1 Stock options vest at the rate of 50% on second and third anniversaries of grant date, with a seven-year term.
2 Performance shares to be issued with respect to a three-year performance period commencing January 1, 2020 and ending December 31, 2022, based upon the degree of satisfaction of three performance criteria. Shares shown reflect actual performance attained during the period and will vest in 2023 upon certification of achievement of performance objectives by the Compensation Committee.
3 Calculated using 2022 year-end closing market price of $120.55 per share.
4 Performance shares to be issued when vested upon certification following the completion of a three-year performance period commencing January 1, 2022 and ending December 31, 2024, if at all, based upon the degree of satisfaction of three performance criteria. Number of shares reflects next higher performance level, target or maximum, projected at fiscal year-end 2022.
5 Performance shares to be issued when vested upon certification following the completion of a three-year performance period commencing January 1, 2021 and ending December 31, 2023, if at all, based upon the degree of satisfaction of three performance criteria. Number of shares reflects next higher performance level, target or maximum, projected at fiscal year-end 2022.

    54                 GL 2023 Proxy Statement

OPTION EXERCISES AND STOCK VESTED
DURING FISCAL YEAR ENDED DECEMBER 31, 2022

	Option Awards		Stock Awards
Executive	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise[1] ($)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting[2] ($)
Gary L. Coleman	50,000	3,449,570	15,680	3	1,618,646	9
Larry M. Hutchison	50,000	3,449,374	15,680	4	1,618,646
Frank M. Svoboda	0	0	5,376	5	554,964	10
J. Matthew Darden	0	0	2,909	6	300,296	11
Steven K. Greer	35,000	2,079,086	3,584	7	369,976	12
Michael C. Majors	22,000	604,134	3,136	8	323,729	13
1 “Value Realized on Exercise” represents the difference between the fair value per share less brokerage commissions in broker-assisted “cashless” or “modified cashless” option exercises and the exercise price per share, multiplied by the number of shares underlying each option exercised.
2 “Value Realized on Vesting” represents the value of restricted stock or performance shares calculated by multiplying the number of vested shares by the closing price of Company common stock on the NYSE on the vesting date or, if vesting occurred on a day upon which the NYSE was closed for trading, the preceding trading day.
3 Executive acquired shares on February 23, 2022 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2019 - 2021 performance period. Executive surrendered to the Company 6,166 of such vested performance shares in payment of withholding taxes due.
4 Executive acquired shares on February 23, 2022 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2019 - 2021 performance period.
5 Executive acquired shares on February 23, 2022 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2019 - 2021 performance period. Executive surrendered to the Company 1,310 of such vested performance shares in payment of withholding taxes due.
6 Executive acquired shares on February 23, 2022 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2019 - 2021 performance period. Executive surrendered to the Company 1,131 of such vested performance shares in payment of withholding taxes due. Executive acquired 3,360 performance shares in total upon vesting, 451 of which were forfeited to his former spouse pursuant to a 2020 divorce decree and accompanying qualified domestic relations order.
7 Executive acquired shares on February 23, 2022 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2019 - 2021 performance period. Executive surrendered to the Company 1,411 of such vested performance shares in payment of withholding taxes due.
8 Executive acquired shares on February 23, 2022 vesting and issuance of performance shares upon certification by the Compensation Committee of attainment of performance objectives at a payout level below target with respect to the 2019 - 2021 performance period. Executive surrendered to the Company 764 of such vested performance shares in payment of withholding taxes due.
9 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $636,516.
10 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $135,231.
11 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $116,753.
12 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $145,658.
13 Shares surrendered to the Company in payment of withholding taxes due on vested performance shares were valued at $78,868.

    55                 GL 2023 Proxy Statement

PENSION BENEFITS AT DECEMBER 31, 2022
The table below shows the present value of accumulated benefits payable to each of the NEOs, including the number of years of service credited to each such NEO under the Globe Life Inc. Pension Plan (Pension Plan) and the Globe Life Inc. Supplemental Executive Retirement Plan (SERP), formerly the Torchmark Corporation SERP, determined using interest rates and mortality rate assumptions consistent with those used in the Company’s financial statements. No benefits are payable under the SERP to persons retiring prior to age 55.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit[1] ($)	Payments During Last Fiscal Year ($)
Gary L. Coleman	Pension Plan	41	2,177,206	0
	SERP	41	6,803,178	0
Larry M. Hutchison	Pension Plan	37	2,064,085	0
	SERP	37	6,158,882	0
Frank M. Svoboda	Pension Plan	19	1,364,718	0
	SERP	19	3,732,142	0
J. Matthew Darden	Pension Plan	8	343,688	0
	SERP	8	887,116	0
Steven K. Greer	Pension Plan	7	263,978	0
	SERP	7	476,669	0
Michael C. Majors	Pension Plan	28	1,490,938	0
	SERP	28	1,896,835	0
1 Present value of accumulated benefits is calculated using the December 31, 2022 ASC 715 disclosure assumptions as follows: (a) discount rate of 5.71% for the Pension Plan benefits; (b) discount rate of 5.69% for the SERP benefits; (c) separate annuitant and non-annuitant tables for males and females based upon the Pri-2012 Mortality Table projected generationally from 2012 with Scale MP-2020; (d) the calculated present value at age 65 is discounted with interest only to the current age; and (e) no pre-retirement mortality or termination assumed prior to age 65.
The Pension Plan is a non-contributory defined benefits pension plan which covers substantially all eligible employees at the Company and each of its subsidiaries except for American Income (which maintains a separate plan). Eligible employees must be 21 years of age or older and have one or more years of credited service. Benefits at age 65 under the Pension Plan will be determined based upon the calculation formulas applicable to employees of various participating employers prior to the January 1, 2004 merger of the pension plan of the Company and two pension plans of a subsidiary. The NEOs are subject to the Pension Plan formula, which determines benefits by multiplying the average of the participant’s earnings in the five consecutive years in which they were highest during the 10 years before the participant’s retirement by a percentage equal to 1% for each of the participant’s first 40 years of credited service plus 2% for each year of credited service after the participant’s 45th birthday and then reducing that result by a Social Security offset and by other benefits from certain other plans of affiliates. Benefits under the Pension Plan vest 100% at five years of credited service. Upon the participant’s retirement, Pension Plan benefits are payable as an annuity or certain portions thereof may be paid in a lump sum.
If the participant retires at or after age 55 but before age 65, the amount of the accrued Pension Plan benefits is reduced to a designated percentage based on the participant's age at retirement. Each of the named executive officers, other than Messrs. Darden and Greer, is eligible for early retirement benefits under the Pension Plan. It is not possible for a participant’s credited service under the Pension Plan to exceed his or her actual years of service with the Company and its subsidiaries.
Laws limit to a fixed amount per year the benefits that a qualified plan such as the Pension Plan can pay (in 2022, $245,000). Benefits that are actually paid under the Pension Plan are also based upon the covered compensation of the participant as defined by the Code (in 2022, $305,000), not on actual final average earnings of the participant.
After evaluation of the retirement benefits potentially payable to its executives relative to its peer companies, the Board of Directors, based upon a recommendation from the Compensation Committee, implemented a Supplemental Executive Retirement Plan, effective January 1, 2007. This non-qualified SERP is funded by a Rabbi trust and will pay a supplemental benefit to a participating executive upon retirement in the amount of that portion of the executive’s retirement benefit, calculated under the Pension Plan or a subsidiary’s pension plan using the formulas from Pension Plan, which cannot be paid from the Pension Plan or a subsidiary’s pension plan because of the IRS limits requiring the pension calculation to be based on a much lower covered compensation figure and the fixed amount annual limit on qualified pension plan benefits. Generally, no benefits will be paid out under the SERP
    56                 GL 2023 Proxy Statement

unless the participant is 55 years old and has at least ten years of service with the Company and/or its subsidiaries. Participants meeting these requirements will receive benefits which range from 15% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 55 to 98% of the benefit that they would have ultimately received on retirement at age 65 if they choose to retire at age 64. However, the Compensation Committee may on a case-by-case basis, in its discretion and upon the written request of the Co-CEOs, establish the early retirement reduction factors, the minimum age for benefit eligibility, the number of full or partial years for Vesting Service (as defined in the Pension Plan), and the attained age necessary to be eligible for a pre-retirement death benefit. Benefits will be paid in the form of an annuity selected by the participant. The Compensation Committee designated 21 executives of the Company and its subsidiaries, including each of the NEOs, to participate in the SERP on February 23, 2022.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL
The Company and its subsidiaries do not have employment contracts, severance agreements, salary continuation agreements or severance plans with the NEOs. Potential payments and benefits not generally available to all salaried employees may be made to the NEOs:

•	upon termination of their employment, in connection with stock options issued under the Company’s various incentive plans;
•	upon termination of employment, in connection with performance shares awarded under the 2018 Plan;
•	at age 65, in the form of an insurance policy under a Retirement Life Insurance Benefit Agreement; and
•	upon termination of their employment in the executive’s chosen form of annuitized payment under the SERP.
Additionally, in the case of a change in control of the Company, stock options and performance shares held by the NEOs would be subject to vesting and those executive officers would have potential payments as a result. For purposes of the following disclosures, the assumptions used in making the calculations are:

•	the triggering event (termination of employment, retirement, or change-in-control) occurred on December 31, 2022;
•	the per share price of Company stock is $120.55, which was the closing price of the stock on December 31, 2022;
•	the ages of the NEOs as of December 31, 2022 were Gary L. Coleman (age 69), Larry M. Hutchison (age 68), Frank M. Svoboda (age 61), J. Matthew Darden (age 51); Steven K. Greer (age 50); and Michael C. Majors (age 60); and
•	the NEOs’ salaries and non-equity incentive plan compensation are what is reflected for them in the Summary Compensation Table.

Stock Options and Termination of Employment

The Company's currently outstanding stock options provide that the options may be exercised for a period of time after termination of employment, that varies with the circumstances of the termination, or upon disability or death:

Voluntary Termination[1]	Involuntary Termination without Cause[1]	Termination for Cause[2]	Early Retirement at or after age 55 but before age 60	Retirement at or after age 60 but before age 65	Normal Retirement at or after age 65	Disability	Death
one month after termination of employment or expiration of stated option term, whichever is shorter	three months after termination of employment or expiration of stated option term, whichever is shorter	all outstanding options forfeited upon termination of employment	three years from retirement date or expiration of stated option term, whichever is shorter	five years from retirement date or expiration of stated option term, whichever is shorter	remaining balance of option term, and all options remaining unvested vest in full on retirement date	remaining balance of option term, and all options remaining unvested immediately vest in full	remaining balance of option term or one year from date of death, whichever is longer, and all options remaining unvested at date of death immediately vest in full
1Under Age 55
2“Cause” is defined by the 2011 Plan and the 2018 Plan to have the meaning assigned to such term in the employment, severance or similar agreement, if any, between the participant and the Company or a subsidiary. If there is no such agreement and if the grant agreement does not define that term (as is the case in all awards currently outstanding under such Plans), “cause” means any of the following acts by the plan participant, as determined by the Compensation Committee or the Board: gross neglect of duty, prolonged absence from duty without the consent of the Company, intentionally engaging in any activity in conflict with, or adverse to, the business or other interests of the Company, or willful misconduct, misfeasance or malfeasance of duty which is reasonably determined to be detrimental to the Company.
Stock options awarded beginning in 2015 to executives age 55 and above (54 and above beginning in 2018) on the grant date generally contain provisions requiring the executive to have held the option for one year following the grant date to be able to exercise after termination of employment, except in the case of disability or death.
    57                 GL 2023 Proxy Statement

Performance Shares and Termination of Employment
The Company’s currently outstanding performance share awards provide that if the executive’s employment terminates during the three-year performance measurement period because of death or disability, the executive is deemed to have earned the target award without the application of any performance multiplier. Performance share awards provide for the payment of a prorated target level award upon confirmation of attainment of the performance objectives in the case of the executive’s early retirement based upon age at early retirement (Age 60 - 10% of target award, Age 61 - 20% of target award, Age 62 - 40% of target award, Age 63 - 60% of target award, and Age 64 - 80% of target award). Currently, performance share awards contain non-competition, non-solicitation and confidentiality provisions applicable upon the award recipient's separation from employment for any reason for a two-year period from the date of separation, or in the event of termination due to early retirement or normal retirement, during the remaining vesting period prior to the vesting date, whichever is longer.
Termination of Employment – Stock Options and Performance Share Awards
The following table sets out values for outstanding “in the money” stock options and performance share awards that would have been realized by the NEOs as of December 31, 2022 in the termination of employment situations discussed above. Only those termination of employment situations applicable to each individual NEO based upon the foregoing assumptions are shown.

Name	Award Type	Voluntary Termination ($)	Involuntary Termination Without Cause ($)	Early Retirement ($)	Retirement at or after Age 60 ($)	Normal Retirement ($)	Disability/Death ($)
Gary L. Coleman	Stock Options					25,444,900	25,444,900
	Performance Shares					11,934,450	11,934,450
Larry M. Hutchison	Stock Options					25,444,900	25,444,900
	Performance Shares					11,934,450	11,934,450
Frank M. Svoboda	Stock Options				11,153,480		11,153,480
	Performance Shares				795,630		3,978,150
J. Matthew Darden	Stock Options	3,376,141	4,377,616				6,059,166
	Performance Shares						3,375,400
Steven K. Greer	Stock Options	4,878,820	5,719,620				6,857,020
	Performance Shares						2,832,925
Michael C. Majors	Stock Options				3,363,930		3,363,930
	Performance Shares				253,155		2,531,550

    58                 GL 2023 Proxy Statement

Retirement Life Insurance Agreements

The Company will provide a life insurance benefit to certain of the NEOs during their respective lifetimes, effective in each instance upon the later of the executive's 65th birthday or his retirement date, with coverage equal to the designated percentage shown below of an amount equal to two times the executive’s salary and bonus earned in his final year of employment prior to retirement, less $5,000; provided, however, that the insurance benefit will in no case exceed $1,995,000.

Employee’s Age Nearest Birthday at Date of Retirement	Percentage of Benefit Amount
55	65%
56	70%
57	75%
58	80%
59	85%
60	90%
61	95%
62 or over	100%
Based upon a hypothetical retirement date of December 31, 2022, Messrs. Coleman and Hutchison would each have $1,995,000 in life insurance coverage under his Retirement Life Insurance Agreement and Mr. Majors would have $495,000 in life insurance coverage under his Retirement Life Insurance Agreement. Each such individual would be issued an insurance policy by a Company subsidiary with a face amount equal to his insurance coverage. Messrs. Svoboda, Darden, and Greer are not covered by a Retirement Life Insurance Agreement.
Supplemental Executive Retirement Plan
The Globe Life Inc. Supplemental Executive Retirement Plan (SERP), formerly the Torchmark Corporation Supplemental Executive Retirement Plan, became effective January 1, 2007. Generally, no benefits will be paid under this plan upon retirement unless the participant is 55 years old and has at least ten years of service with the Company or its subsidiaries. However, for each employee who becomes a participant on or after November 1, 2020, the Compensation Committee may on a case-by-case basis, at its discretion and upon the written request of the Co-CEOs, establish the early retirement reduction factors, the minimum age for benefit eligibility, the number of full or partial years for Vesting Service (as defined in the Pension Plan), and the attained age necessary to be eligible for a pre-retirement death benefit. Assuming the NEOs (each of whom were participants in the plan prior to November 1, 2020) retired on December 31, 2022, since Messrs. Coleman, Hutchison, Svoboda, and Majors were at least age 55 on that date, they would be entitled to receive benefits under the SERP. Messrs. Darden and Greer are not eligible to retire under the terms of the SERP. The annual benefits payable as of December 31, 2022 for the NEOs listed below are as follows:

Name	SERP Benefits as of December 31, 2022 ($)
Gary L. Coleman	672,273
Larry M. Hutchison	591,109
Frank M. Svoboda	373,984
Michael C. Majors	218,028
Change-in-Control – Stock Options and Performance Share Awards
The 2018 Plan (and the 2011 Plan, as applicable) provides that: (1) in case of a change-in-control where the new controlling person does not assume or equitably substitute stock options or performance shares, all outstanding options become fully exercisable and 100% of the target awards of performance shares are deemed earned and are paid out on a pro-rata basis based upon the length of time within the performance period prior to the change in control, and (2) in the case of a change-in-control where the new controlling person assumes or equitably substitutes stock options or performance shares, if a participant’s employment is terminated without cause or the participant terminates for good reason within two years after the effective date of the change-in-control, all outstanding options are fully exercisable and 100% of the target awards of performance shares are deemed earned
    59                 GL 2023 Proxy Statement

and are paid out on a pro-rata basis based upon the length of time within the performance period prior to the date of termination.
For purposes of the 2018 Plan (and the 2011 Plan), a “change-in-control” generally consists of any one of the following events:

(i)An acquisition of 25% or more of the Company’s voting securities, but not including:
•an acquisition by a person who on the plan’s effective date (April 26, 2018 for the 2018 Plan, April 28, 2011 for the 2011 Plan) was the beneficial owner of 25% or more the Company’s voting securities;
•an acquisition of securities by or from the Company;
•an acquisition of securities by a Company employee benefit plan; or
•an acquisition of securities by a successor corporation pursuant to a transaction which complies with the exception to clause (iii) below.
(ii)Individuals serving on the Company’s Board on the effective dates of the 2018 Plan (or the 2011 Plan, as applicable) cease to constitute a majority of the Board (with an exception for individuals whose election or nomination was approved by a majority of the then incumbent board, outside the context of an election contest).
(iii)A reorganization, merger or consolidation of the Company, or a sale of all or substantially all of the Company’s assets, unless, following any such transaction:
•all or substantially all of the Company’s shareholders prior to the transaction own more than 50% of the voting stock of the Company or its successor in substantially the same proportions as their ownership of the Company’s voting stock prior to the transaction;
•no person (excluding any successor corporation or any employee benefit plan of the Company or a successor corporation) acquires 25% or more of the voting securities of the Company or its successor as a result of the transaction, except to the extent that such ownership existed prior to the transaction; and
•a majority of the members of the Board of the Company or its successor following the transaction were members of the Company’s Board prior to the transaction.

(iv)The Company’s shareholders approve a complete liquidation or dissolution of the Company.
Assuming that the change-in-control occurred on December 31, 2022, the NEOs would have the following intrinsic option values and values for their unissued performance shares awarded under the 2018 Plan (or 2011 Plan, as applicable):

Name	Stock Options ($)	Unissued Performance Shares ($)
Gary L. Coleman	25,444,900	11,934,450
Larry M. Hutchison	25,444,900	11,934,450
Frank M. Svoboda	11,153,480	3,978,150
J. Matthew Darden	6,059,166	3,375,400
Steven K. Greer	6,857,020	2,832,925
Michael C. Majors	3,363,930	2,531,550

    60                 GL 2023 Proxy Statement

PAY VERSUS PERFORMANCE
The following information is intended to show the relationship between the executive compensation actually paid by our Company and our financial performance.

Year	Summary Compensation Table Total for PEO-1[1] ($)	Summary Compensation Table Total for PEO-2[1] ($)	Compensation Actually Paid to PEO-1[2] ($)	Compensation Actually Paid to PEO-2[2] ($)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers[2,3] ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers[2,3] ($)	Value of Initial Fixed $100 Investment Based On:		Net Income (in 000s) ($)	Operating EPS ($)
							Total Shareholder Return ($)[4]	Peer Group Total Shareholder Return ($)[4,5]
2022	8,905,419	8,871,217	19,165,333	19,247,538	3,081,295	6,745,194	138	133	739,704	8.15
2021	8,353,754	8,323,666	6,084,819	6,060,050	2,906,877	2,237,094	107	121	744,959	6.86
2020	9,158,910	8,443,364	2,393,755	2,405,315	3,315,803	1,441,879	107	88	731,773	6.88
2019	8,342,279	8,337,263	23,790,020	23,757,342	3,119,663	6,932,031	118	98	760,790	6.75
2018	7,831,616	7,797,408	4,284,243	4,403,875	2,597,771	1,405,111	83	79	701,466	6.13
1 Amounts shown are reported in the Summary Compensation Table (SCT) for the Principal Executive Officers (PEOs), Gary L. Coleman (PEO-1) and Larry M. Hutchinson (PEO-2).
2 Amounts shown represent compensation actually paid (CAP) and include adjustments for the changes in the fair values of performance share awards and option awards, as well as adjustments for the aggregate change in the actuarial present value of accumulated benefits and actuarially-determined service costs for services rendered under all defined benefit and actuarial pension plans reported in the SCT for Messrs. Coleman (PEO-1) and Hutchinson (PEO-2) and for the average of the Non-PEO Named Executive Officers (NEOs) Frank M. Svoboda, J. Matthew Darden, Steven K. Greer, and Michael C. Majors for 2021 and 2022, and Messrs. Svoboda, Darden, Greer, and W. Michael Pressley for 2018 to 2020. To calculate the CAP, the following amounts were deducted and added to the SCT Total:

PEO-1
Year	SCT Total	Equity Award-related Additions (Deductions) to CAP			Pension-related Additions (Deductions) to CAP		CAP
		Adjustment for the Fair Value of Equity Awards as of Year-End	Adjustment for the Change in the Fair Value of the Prior Years' Awards, Unvested as of Year-End	Adjustment for the Change in the Fair Value of the Prior Years' Awards that Vested during the Year	Adjustment for the Aggregate Change in the Present Value of the Accumulated Benefit under the Pension Plans	Adjustment for the Service Cost
2022	8,905,419	3,119,560	6,499,470	692,092	—	(51,208)	19,165,333
2021	8,353,754	(321,200)	(1,700,782)	(309,130)	—	62,177	6,084,819
2020	9,158,910	(154,340)	(4,084,180)	(654,480)	(1,939,280)	67,125	2,393,755
2019	8,342,279	3,086,150	11,905,345	1,110,430	(717,872)	63,688	23,790,020
2018	7,831,616	(1,486,450)	(1,555,361)	(557,127)	—	51,565	4,284,243

PEO-2
Year	SCT Total	Equity Award-related Additions (Deductions) to CAP			Pension-related Additions (Deductions) to CAP		CAP
		Adjustment for the Fair Value of Equity Awards as of Year-End	Adjustment for the Change in the Fair Value of the Prior Years' Awards, Unvested as of Year-End	Adjustment for the Change in the Fair Value of the Prior Years' Awards that Vested during the Year	Adjustment for the Aggregate Change in the Present Value of the Accumulated Benefit under the Pension Plans	Adjustment for the Service Cost
2022	8,871,217	3,119,560	6,499,470	692,092	—	65,199	19,247,538
2021	8,323,666	(321,200)	(1,700,782)	(309,130)	—	67,496	6,060,050
2020	8,443,364	(154,340)	(4,084,180)	(654,480)	(1,210,731)	65,682	2,405,315
2019	8,337,263	3,086,150	11,905,345	1,110,430	(745,486)	63,640	23,757,342
2018	7,797,408	(1,486,450)	(1,527,561)	(544,602)	—	165,080	4,403,875

Average Non-PEO NEOs
Year	SCT Total	Equity Award-related Additions (Deductions) to CAP			Pension-related Additions (Deductions) to CAP		CAP
		Adjustment for the Fair Value of Equity Awards as of Year-End	Adjustment for the Change in the Fair Value of the Prior Years' Awards, Unvested as of Year-End	Adjustment for the Change in the Fair Value of the Prior Years' Awards that Vested during the Year	Adjustment for the Aggregate Change in the Present Value of the Accumulated Benefit under the Pension Plans	Adjustment for the Service Cost
2022	3,081,295	1,102,060	2,083,150	242,997	—	235,692	6,745,194
2021	2,906,877	(98,330)	(420,168)	(103,374)	(289,742)	241,831	2,237,094
2020	3,315,803	(45,053)	(1,106,602)	(192,601)	(737,316)	207,648	1,441,879
2019	3,119,663	949,864	2,946,444	448,501	(693,092)	160,651	6,932,031
2018	2,597,771	(474,106)	(518,727)	(216,747)	(131,262)	148,182	1,405,111
    61                 GL 2023 Proxy Statement

3 Amounts shown represent the total average reported in the Summary Compensation Table for the Non-PEO NEOs. The Company’s Non-PEO NEOs for 2021 and 2022 were Frank M. Svoboda, J. Matthew Darden, Steven K. Greer, and Michael C. Majors. The Non-PEO NEOs for 2018 to 2020 were Messrs. Svoboda, Darden, Greer, and W. Michael Pressley.
4 Calculated based on $100 invested as of market close on December 31, 2017, including reinvestment of dividends, for each fiscal year.
5 The Company’s peer group consists of the Standard & Poor’s (S&P) Life and Health Insurance Index and is set forth in Part II, Item 5 of the Form 10-K for the fiscal year ended December 31, 2022.
The charts below reflect the compensation actually paid (CAP) for each of the Company’s PEOs and the average CAP for the Non-PEO NEOs, respectively, and their relation to the Company’s Total Shareholder Return (TSR) over the referenced years, along with the Company’s TSR versus our peer group’s TSR.

In summary, the Company’s compensation actually paid (CAP) fluctuates largely with its performance in several key metrics, notably TSR. This is primarily a result of the equity-based portion of the individuals’ compensation being dependent on share price, as the Company uses a Black-Scholes model valuation method for valuing its option awards. Given that share price is a significant input of the model, we would expect CAP to vary with changes in share price.
In 2019 and 2022, the Company’s CAP increased significantly, largely as a result of a 42% and 29% increase in TSR, thus increasing Black-Scholes valuations and CAP figures for those periods. The reason for the increase in CAP from 2020 to 2021, despite a lack of corresponding increase in TSR over such period, is due to the COVID-19 pandemic and the resulting fluctuations in the equity-based compensation of our NEOs. As a result of the pandemic,
    62                 GL 2023 Proxy Statement

the stock market dropped significantly, with the Company’s stock declining in value approximately 10% over the course of 2020 before staying largely flat through 2021. In addition to the impact the decreased share price had on CAP, the pandemic resulted in financial challenges for the Company given its primary focus on providing mortality-based insurance products. As a result of the pandemic, the Company incurred approximately $60 million of additional life insurance losses in 2020, $140 million in 2021, and $49 million in 2022, which caused a significant reduction in various financial metrics underlying share-based awards issued prior to March of 2020 and the non-equity incentive compensation for 2020. This, however, primarily only impacted CAP in 2020, as compared to subsequent years in which the Compensation Committee adjusted the performance metrics on new awards to exclude the effect of COVID-19 related life claims due to the inherent difficulty in reasonably estimating such life claims and in order to avoid an inequitable result of the pandemic impacting the awards.
The charts below reflect the CAP for each of the Company's PEOs and the average CAP for the non-PEO NEOs, respectively, and their relation to net income and the Company’s selected measure, operating EPS. Refer to APPENDIX A – Non-GAAP Reconciliations for definitions of non-GAAP measures utilized herein.

CAP versus Net Income
Compensation Actually Paid $000s
$30,000
$20,000
$10,000
$0
Net Income $000s
$750,000
$500,000
$250,000
$701,466
$760,790
$731,773
$744,959
$739,704
2018
2019
2020
2021
2022
CAP to PEO-1
CAP to PEO-2
Average CAP to Non-PEO NEOs
Net Income

CAP versus Operating EPS
Compensation Actually Paid $000s
$30,000
$20,000
$10,000
$0
Operating EPS
$10
$8
$5
$3
$0
$6.13
$6.75
$6.88
$6.86
$8.15
2018
2019
2020
2021
2022
CAP to PEO-1
CAP to PEO-2
Average CAP to Non-PEO NEOs
Operating EPS

    63                 GL 2023 Proxy Statement

From 2018 to 2020, the CAP of the PEOs and non-PEO NEOs fluctuated with changes in the Company's reported net income. As previously noted, this was to be anticipated given the significance net operating income, a key component of net income, has in determining management compensation on an annual basis. When comparing 2020 to 2022, however, net income remained relatively flat despite an increase in CAP for the same periods. This is a result of the significant non-operating items that are included in net income, primarily realized gains and losses on our investment portfolio, as well as the impact of COVID-19 as discussed above. We do not consider realized gains and losses to be a component of our core insurance operations or operating segments, and thus we exclude them as part of our Company-selected measure, operating EPS. As seen above, when the non-operating figures are excluded from Net Income, the resulting non-GAAP operating EPS correlates strongly with the CAP of our NEOs and PEOs, which we would expect as it is a significant component of management’s compensation.
The three items listed below represent the most important non-GAAP financial measures utilized to link the executive compensation actually paid (to all of its NEOs) to Company performance during the most recently completed fiscal year. Our reasoning for these measures is further discussed in the Compensation Philosophy sub-section of the Compensation Discussion and Analysis section of this Proxy Statement. Refer to APPENDIX A – Non-GAAP Reconciliations for definitions of non-GAAP measures utilized herein.

Net Operating Income EPS
Underwriting Income
Net Operating Income ROE
CEO PAY RATIO
The Pay Ratio Disclosure Rule, codified in Item 402(u) of Regulation S-K and adopted pursuant to Section 953(b) of the Dodd-Frank Act, requires the Company to calculate and disclose the ratio of the annual total compensation of its CEO to the median of the annual total compensation of its employees. For 2022, our last completed fiscal year:
•The annual total compensation of the Company's Co-CEO6 was $8,913,687, consisting of the total compensation reported for him in the Summary Compensation Table included in this Proxy Statement plus non-cash compensation in the form of Company-paid healthcare benefits; and
•The median of the annual total compensation of all employees of the Company (other than the Co-CEOs) was $62,883.
Based on this information, for 2022, the ratio of the annual total compensation of the Company's Co-CEO to the median of the annual total compensation of all employees was 142 to 1.7 The Company believes, however, that since companies may employ different methodologies and assumptions to determine such a ratio, this pay ratio should not be relied upon for comparison purposes with the Company's peers.
In 2022, for purposes of our pay ratio calculation, we used the same median employee (a U.S. resident full-time employee) as identified for 2020 and 2021. This approach was deemed appropriate because there were no changes in our employee population or employee compensation arrangements that we believed would significantly impact our pay ratio disclosure. Additional information regarding the methodology used by the Company to identify its employee population and the "median employee" for 2020 (which is the same methodology relied upon for 2021 and 2022, given that the median employee did not change) may be found in the "CEO Pay Ratio" section of the Company's Proxy Statement filed on March 18, 2021, available on the Company's website at https://investors.globelifeinsurance.com under Annual Reports, 10-K, and Proxy Statements.
Calculation of Annual Total Compensation and CEO Pay Ratio
•To determine the annual total compensation of the Company's Co-CEO, we used the total compensation amount ($8,905,419) reflected in the 2022 Summary Compensation Table included in this Proxy Statement, then added non-cash compensation consisting of Company-paid healthcare benefits.8
•We then combined all of the elements of the “median employee’s” compensation for 2022, in accordance with requirements of Item 402(c)(2)(x) of Regulation S-K, and added non-cash compensation consisting of
6 Because the Company operated with Co-CEOs during 2022, the annual total compensation of Former Co-CEO Gary L. Coleman (referenced to herein as "the Company's Co-CEO"), which was higher than that of Former Co-CEO Larry M. Hutchison, was utilized for purposes of calculating the CEO pay ratio.
7 Using the annual total compensation of Mr. Hutchison, the other Co-CEO, for calculation purposes likewise would have resulted in a ratio of 141 to 1.
8 Company-paid healthcare benefits, totaling $8,268, were included in the calculation of the annual total compensation of the Company's Co-CEO for 2022.
    64                 GL 2023 Proxy Statement

Company-paid healthcare benefits,9 in order to arrive at the “median employee’s” annual total compensation amount ($62,883).
•Finally, we calculated the ratio of the annual total compensation paid to the Company's Co-CEO to that of the median employee (CEO pay ratio) based upon these results. The resulting ratio is a reasonable estimate calculated in a manner consistent with 402(u) of Regulation S-K.
2022 DIRECTOR COMPENSATION
The table below summarizes the compensation paid by the Company to non-employee directors during the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards[1] ($)	Option Awards[2,3] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Charles E. Adair	0	0	90,000	0	0	0	90,000
Linda L. Addison	38,333	270,009	0	0	0	0	308,342
Marilyn A. Alexander	120,000	170,038	0	0	0	0	290,038
Cheryl D. Alston	104,167	170,038	0	0	0	0	274,205
Mark A. Blinn	112,500	170,038	0	0	0	0	282,538
James P. Brannen	100,000	170,038	0	0	0	0	270,038
Jane Buchan	116,667	170,038	0	0	0	0	286,705
Robert W. Ingram	115,000	170,038	0	0	0	0	285,038
Steven P. Johnson	135,000	170,038	0	0	0	0	305,038
Darren M. Rebelez	100,000	170,038	0	0	0	0	270,038
Mary E. Thigpen	112,500	170,038	0	0	0	0	282,538
1 The amounts presented in this column are computed in accordance with ASC 718 and represent the grant date fair values for 1,791 shares of restricted stock awarded to each of Mses. Alexander, Alston, and Thigpen and Messrs. Blinn, Ingram, and Johnson; 2,844 restricted stock units (RSUs) awarded to Ms. Addison, and 1,791 RSUs awarded to Ms. Buchan and Messrs. Brannen and Rebelez, all awarded on January 3, 2022.
2 Aggregate outstanding option awards at fiscal year end 2022 are as follows: for Mr. Adair, 49,710 shares; for Ms. Alston, 30,708 shares; and for Ms. Buchan, 18,100 shares. For Mses. Addison and Alexander, Messrs. Blinn, Brannen, Ingram, Johnson, Rebelez and Ms. Thigpen, 0 shares.
3 The amount presented in this column is computed in accordance with ASC 718 and represents the grant date fair value of the 4,401 stock options with an exercise price of $94.94 per share awarded on January 3, 2022 to Mr. Adair. Mr. Adair retired from the Board at the Annual Meeting of Shareholders on April 28, 2022 and his compensation was pro-rated accordingly.
DIRECTOR COMPENSATION PHILOSOPHY
The Company seeks to compensate its non-management directors by paying market-based compensation designed to attract the desired caliber of directors to the Board and to align those directors’ interests with shareholders' interests, focusing on results and the long-term by emphasizing equity compensation in the form of restricted stock, restricted stock units, and stock options.
PAYMENTS TO DIRECTORS
In 2022, non-management directors of the Company were compensated on the basis of cash compensation and equity compensation:
Cash Compensation
•Directors are paid $100,000 of their annual retainer in cash in quarterly installments unless a timely election is made under the non-employee director sub-plan of the 2018 Plan to receive an equivalent amount of market value stock options, restricted stock or RSUs or to defer the cash to an interest-bearing account under the terms of that plan;
•The Lead Director receives an additional $45,000 annual retainer in cash, payable in quarterly installments;
9 Company-paid healthcare benefits, totaling $5,252, were included in the calculation of the median employee's annual total compensation for 2022.
    65                 GL 2023 Proxy Statement

•Annual Board committee Chair retainers, payable in quarterly installments in cash, are $35,000 for the Audit Committee Chair, $25,000 for the Compensation Committee Chair, and $20,000 for the Governance and Nominating Committee Chair; and
•All members of the Audit Committee (excluding the Audit Committee Chair) receive an additional annual Audit Committee member retainer of $12,500, payable in quarterly installments.
Equity Compensation
•Directors are paid $170,000 of their annual retainer in equity, either in the form of market value stock options, restricted stock or RSUs, based on the director’s timely election, with the equity issued on the first NYSE trading day of January of each calendar year valued at the NYSE market closing price of Company common stock on that date; and
•If no timely election is made, the non-management director receives his or her annual equity compensation in the form of $170,000 of market value stock options awarded on the first NYSE trading day of each year.
Newly elected non-management directors receive cash compensation and equity compensation which has been prorated for the period of their service during the year.
Directors do not receive meeting fees or fees for the execution of written consents in lieu of Board meetings or in lieu of Board committee meetings. They receive reimbursement for their travel and lodging expenses. Directors who are employees of the Company or its subsidiaries receive no compensation for Board service.
Non-management directors receive very limited perquisites and other personal benefits, which may include holiday gifts and costs associated with spouses’ travel to Board meetings. In 2022, no non-management director received perquisites or any other personal benefits with an aggregate incremental cost to the Company in excess of $10,000.
Non-management directors may elect to defer all or a designated portion of their cash-based annual director compensation into an interest-bearing account pursuant to a timely election made under the non-employee director sub-plan of the 2018 Plan. These accounts bear interest at non-preferential rates set from time to time by the Compensation Committee. The amounts in such accounts are paid to the director in a lump sum or equal monthly installments for up to 120 months, as elected by the director, with payments commencing on the earliest of: (i) December 31 of the fifth year after the year for which the deferral was made; (ii) the first business day of the fourth month after the director’s death; or (iii) the director’s termination as a non-management director of the Company or any of its subsidiaries for a reason other than death. No non-management director chose to defer any compensation pursuant to these provisions in 2022.
RELATED PARTY TRANSACTION POLICY AND TRANSACTIONS
The Board has adopted a written policy statement with respect to related party transactions. This policy provides that a related party transaction may be consummated or may continue only if: (i) the disinterested members of the Board have approved or ratified the transaction in accordance with the guidelines in the policy and the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party; or (ii) the transaction involves compensation approved by the Compensation Committee of the Board. In situations where a significant opportunity is presented to management or a member of the Board which might result in the diversion of a corporate opportunity for their personal gain, that Related Party (other than an otherwise unaffiliated five percent shareholder) must obtain the consent of the Board.
At their February 23, 2022 meeting, the disinterested members of the Board determined that there were no related party transactions to be reviewed under the Related Party Transaction Policy for 2022.
You may find the Related Party Transaction Policy by going to the Company’s website at https://investors.globelifeinsurance.com. The Policy is located under the Corporate Governance heading. Printed copies of the Related Party Transaction Policy may be obtained at no charge by writing to the Corporate Secretary at 3700 South Stonebridge Drive, McKinney, Texas 75070.
DELINQUENT SECTION 16(a) REPORTS
Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than 10% of the Company’s common stock are required to report their initial ownership of the Company’s common stock and other equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission and the NYSE and to submit copies of these reports to the Company. Based solely on a review of the copies of such reports furnished to the Company and written representations that no other
    66                 GL 2023 Proxy Statement

reports were required, during the fiscal year ended December 31, 2022, the Company believes that all required Section 16(a) filings applicable to its executive officers, directors, and greater than 10% beneficial owners were filed on a timely basis, except one late Form 4 filing was made by each of ,Steven J. DiChiaro (acquisition of employee stock options), Steven K. Greer (sale of stock), and Robert W. Ingram (sale of stock).
PRINCIPAL SHAREHOLDERS
The following table lists all persons known to be beneficial owners of more than five percent of the Company’s outstanding common stock as of December 31, 2022, as indicated from the most recent Schedule 13F and 13G filings with the Securities and Exchange Commission.

Name and Address	Number of Shares	Percent of Class
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	10,780,683 [1]	11.08%
BlackRock, Inc. 55 East 52nd Street New York, New York 10055	6,410,977 [2]	6.60%
Berkshire Hathaway, Inc. Berkshire Hathaway Homestate Insurance Co. Berkshire Hathaway Life Insurance Co. of Nebraska National Indemnity Co. Columbia Insurance Co. National Fire & Marine Insurance Co. Warren E. Buffet c/o Berkshire Hathaway, Inc. 3555 Farnam Street Omaha, Nebraska 68131	6,353,727 [3]	6.57%
Wellington Management Group LLP Wellington Group Holdings LLP Wellington Investment Advisors Holdings LLP c/o Wellington Management Company LLP 280 Congress Street Boston, Massachusetts 02210	5,970,777 [4]	6.14%
[1] According to a Schedule 13G/A filed with the SEC on February 9, 2023, the Vanguard Group, Inc. reports sole voting power for 0 shares, shared voting power for 129,726 shares, sole dispositive power for 10,402,080 shares, and shared dispositive power for 378,603 shares.
[2] According to a Schedule 13G/A filed with the SEC on January 31, 2023, BlackRock, Inc. reports sole voting power for 5,874,506 shares, shared voting power for 0 shares, sole dispositive power for 6,410,977 shares, and shared dispositive power for 0 shares.
[3] According to a Schedule 13F filed with the SEC on February 14, 2023, Berkshire Hathaway reports the sole voting power for 6,353,727 shares, shared voting power for 0 shares, sole dispositive power for 0 shares, and shared dispositive power for 6,353,727 shares.
[4] According to a Schedule 13G filed with the SEC on February 6, 2023, Wellington Management Group LLP reports sole voting power for 0 shares, shared voting power for 4,753,170 shares, sole dispositive power for 0 shares, and shared dispositive power for 5,970,777 shares.

    67                 GL 2023 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee of the Board is comprised of three directors, all of whom are presently independent as that term is defined in the rules of the New York Stock Exchange: Steven P. Johnson, who currently serves as Committee Chair, Mark A. Blinn, and Mary E. Thigpen.10 All members of the Audit Committee, who served during 2022, are financially literate as that qualification has been interpreted by the Company’s Board in its business judgment, and at least one member of the Audit Committee has accounting or related financial management expertise. On February 22, 2023, after review and deliberation, the Board formally reaffirmed the status of Messrs. Johnson (since February 2017) and Blinn (since Feb. 2022), and Ms. Thigpen (since February 2020) as the designated audit committee financial experts serving on the Audit Committee, in accordance with the definition and qualifications for an audit committee financial expert set out in SEC Regulation S-K, Item 407(d)(5).
The Audit Committee assists the Board in fulfilling its oversight responsibilities by reviewing the Company’s consolidated financial reports, its internal financial and accounting controls, and its auditing, accounting and financial reporting processes generally. The Audit Committee evaluates the Company’s independent auditor prior to determining the firm which it will appoint, subject to shareholder ratification, to perform the audit of the Company and its subsidiaries each year. Additionally, the Audit Committee and the Company's senior accounting and financial reporting personnel perform further annual evaluation of Deloitte & Touche LLP (Deloitte), utilizing the external auditor evaluation tool developed by the Center for Audit Quality and several other governance organizations. On a 10-year cycle, the Audit Committee also engages in a comprehensive process in which it solicits information from multiple independent accounting firms, enabling the Audit Committee to evaluate whether a change in the Company’s independent registered public accounting firm may be appropriate. This evaluation process most recently occurred in 2017.
In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2022 with Company management and Deloitte, the independent registered public accounting firm of the Company. The Audit Committee received the written disclosures and the letter from Deloitte required by Public Company Accounting Oversight Board (PCAOB) Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, discussed with Deloitte any relationships which might impair that firm’s independence from management and the Company, and satisfied itself as to the auditors’ independence. The Audit Committee discussed with Deloitte all matters required to be discussed by the applicable requirements of the PCAOB and the Securities and Exchange Commission.
Based upon these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission.

Steven P. Johnson, Chair
Mark A. Blinn
Mary E. Thigpen

February 22, 2023

The foregoing Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934.
10 In the Board meeting which followed the Audit Committee Meeting on February 22, 2023, Alice S. Cho was appointed to the Board and named to serve on the Audit Committee, having been determined to be "independent" pursuant to NYSE rules and additional Company criteria.
    68                 GL 2023 Proxy Statement

PRINCIPAL ACCOUNTING FIRM FEES

The following table sets forth the aggregate fees, including out-of-pocket expenses, billed to the Company for the fiscal years ended December 31, 2022 and 2021 by the Company’s independent registered public accounting firm, Deloitte & Touche LLP.

	2022 ($)	2021 ($)
Audit Fees[1]	5,412,681	4,607,589
Audit Related Fees[2]	4,200	166,500
Tax Fees[3]	0	0
All Other Fees[4]	26,700	25,000
Total Fees	5,443,581	4,799,089

[1] Fees for audit services billed in 2022 and 2021 consisted of:
    (i) Audit of Company’s annual financial statements and insurance subsidiaries’ statutory financial statements;
    (ii) Review of the Company’s quarterly financial statements; and
    (iii) Services related to Securities and Exchange Commission filings and regulatory matters.
[2] Fees for audit related fees consisted of:
                (i) Services related to the adoption and implementation of accounting standards.
[3] Fees for tax fees consisted of:
                (i) None.
[4] Fees for assistance with subsidiary fund review in 2022 and 2021.

PRE-APPROVAL POLICY FOR ACCOUNTING FEES
All audit and non-audit services performed by Deloitte in 2022 were pre-approved in accordance with the Policy Regarding the Approval of Audit and Non-Audit Services Provided by the Independent Auditor adopted by the Audit Committee at its April 23, 2003 meeting, as amended at its October 13-14, 2003 and April 27, 2011 meetings. The Policy requires that all services provided by Deloitte, both audit and non-audit, must be pre-approved by the Audit Committee or a Designated Member thereof except for certain de minimus exceptions. After discussions with Deloitte and Company management, the Audit Committee has determined that the provision of certain designated audit-related, tax and all other services do not impair the independence of Deloitte. The Policy describes the permitted audit, audit-related, tax and all other services (collectively, the "Disclosure Categories") that Deloitte may perform. Pre-approvals of audit and non-audit services may be given at any time up to a year before commencement of a specific service.
A description of the services expected to be provided by Deloitte in each of the Disclosure Categories (a Service List) is presented to the Audit Committee annually for approval. Upon receipt of approval of these services by the Audit Committee or a Designated Member, the services are provided by Deloitte for the duration of the pre-approved period. Any requests for audit, audit-related, tax and other services not on the pre-approved Service List must be separately pre-approved by the Audit Committee or the Designated Member and cannot be commenced until such pre-approval is obtained. If the Designated Member pre-approves permitted services, a report of this specific pre-approval must be made to the Audit Committee at its next regularly-scheduled meeting. The CFO or his designee may engage Deloitte to provide any permitted service if the expected fee does not exceed $50,000, after obtaining approval of the Chair of the Audit Committee as the Designated Member. In order to engage Deloitte to provide any permitted services where the expected fee exceeds $50,000, a written proposal must be submitted to the Audit Committee or its Designated Member for approval. The Audit Committee may also periodically establish fee thresholds for pre-approved services.
At each regularly-scheduled Audit Committee meeting, the Audit Committee reviews a summary of the services provided, including fees, a listing of new pre-approved services since the Audit Committee’s previous meeting, a list of any de minimus services approved by the CFO and the Audit Committee Chair and an updated projection for the current fiscal year of estimated annual fees to be paid to Deloitte.
    69                 GL 2023 Proxy Statement

PROCEDURAL MATTERS
Solicitation of Proxies
The Board of Globe Life Inc. solicits your proxy for use at the 2023 Annual Meeting of Shareholders and at any adjournment of the meeting. The Annual Meeting will be held at the Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 at 10:00am Central Daylight Time on Thursday, April 27, 2023. J. Matthew Darden and Frank M. Svoboda are named as proxies on the proxy/direction card. They have been designated as directors’ proxies by the Board.
If the enclosed proxy/direction card is returned, properly executed, in time for the meeting, your shares will be voted at the meeting. All proxies will be voted in accordance with the instructions set forth on the proxy/direction card. If proxies are executed and returned which do not specify a vote on the proposals considered, those proxies will be voted FOR Proposals 1, 2, 3, FOR "1 Year" on Proposal 4, and FOR Proposals 5 and 6. You have the right to revoke your proxy by giving written notice of revocation addressed to the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 at any time before the proxy is voted at the meeting.
The proxy/direction card shall constitute voting instructions furnished to the trustees of the Globe Life Inc. Savings and Investment Plan, the American Income Life Insurance Company Agent Stock Purchase Plan and the Family Heritage Life Agent Incentive Plan with respect to shares allocated to individuals’ accounts under this plan. If the account information is the same, participants who are also shareholders of record will receive a single card representing all their shares. If a plan participant does not return a proxy/direction card to the Company, the trustee of the plan in which shares are allocated to the participant’s individual account will vote those shares in the same proportion as the total number of shares in the plan for which directions have been received.
Record Date, Voting Stock and Quorum
The record date fixed by the Board of Directors for the determination of stockholders entitled to notice of and to vote at the 2023 Annual Meeting is February 27, 2023 (the "Record Date"). At the close of business on the Record Date, there were 96,521,157 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting. At the Annual Meeting, shareholders will be entitled to one vote for each share of common stock owned at the close of business on the Record Date. There is no cumulative voting of the common stock. Pursuant to a policy adopted by the Board, voting is confidential, with exceptions made to allow the Company to contact shareholders so as to reach quorum for meetings, in the event of a contested election and in the event comments are included on a proxy/direction card.
The presence at the 2023 Annual Meeting, personally or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting will constitute a quorum for consideration of the matters expected to be voted on at the meeting. Abstentions and broker non-votes will be included in the calculation of the number of the shares present at the meeting for the purposes of determining a quorum. “Broker non-votes” means shares held of record by a broker that are not voted on a matter because the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal and will not affect the outcome of any matter being voted on at the meeting.

    70                 GL 2023 Proxy Statement

Required Vote on Proposals

Proposal 1 – Election of Directors
Under the Company’s By-laws, a nominee will be elected to the Board of the Company at the 2023 Annual Meeting if the votes cast “for” the nominee’s election exceed the votes cast “against” the nominee’s election, with abstentions not counting as votes “for” or “against.” If you do not instruct your broker how to vote with respect to this item, your broker is not permitted to vote your shares with respect to the election of directors. Abstentions and broker non-votes will not be taken into account in determining the outcome of the election of directors.
An uncontested incumbent director is required to submit a contingent letter of resignation to the Board at the time of his/her nomination for consideration by the Governance and Nominating Committee of the Board. If such a director does not receive a majority of votes cast “for” his or her election, the Governance and Nominating Committee is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the Governance and Nominating Committee’s recommendation expeditiously following the date of certification of the election results. The Company will publicly disclose the Board’s decision and its reasoning with regard to the tendered resignation.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm
Under the Company’s By-laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that shareholders cast “for” this proposal must exceed the votes that shareholders cast “against” this proposal at the meeting. Abstentions and broker non-votes are not counted as votes cast “for” or “against” and will not be taken into account in determining the outcome of this proposal.

Proposal 3 – Advisory Vote to Approve Executive Compensation
Our Board is seeking a non-binding advisory vote regarding the compensation of our named executive officers, as described in the Compensation Discussion and Analysis section, executive compensation tables and accompanying narrative disclosures contained in this Proxy Statement. Under the Company’s By-laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively at the meeting. This means that the votes that shareholders cast “for” this proposal must exceed the votes that shareholders cast “against” this proposal at the meeting. The vote is advisory and non-binding in nature but our Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

Proposal 4 – Advisory Vote to Approve Frequency of Advisory Vote on Executive Compensation
Our Board is seeking a non-binding advisory vote regarding whether shareholders prefer to vote on our executive compensation program once a year, once every two years, or once every three years. Shareholders may vote "1 Year", "2 Years", "3 Years", or "Abstain." There is no applicable voting standard for this proposal, and the vote is advisory and non-binding in nature; however, the Board of Directors intends to review the results of the voting on Proposal 5 in determining the frequency of the advisory vote on executive compensation in the future. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

Proposal 5 – Approval of Amendment to Globe Life Inc. 2018 Incentive Plan
Under the Company’s By-Laws, in order to be approved, this proposal requires an affirmative vote of a majority of the votes cast affirmatively or negatively. This means that the votes that shareholders cast “for” this proposal must exceed the votes that shareholders cast “against” this proposal at the meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

Proposal 6 – Approval of Amendment to Restated Certificate of Incorporation
Under Delaware General Corporation Law, in order to be approved, this proposal requires an affirmative vote of a majority of our outstanding shares of common stock. This means that the votes that shareholders cast “for” this proposal must exceed the votes that shareholders cast “against” this proposal at the meeting. Abstentions and broker non-votes will not be taken into account in determining the outcome of this proposal.

Following the Annual Meeting, we will file a Form 8-K with the Securities and Exchange Commission disclosing the results of voting on each proposal as required by applicable rules.
    71                 GL 2023 Proxy Statement

MISCELLANEOUS INFORMATION
Shareholder Proposals and Director Nominations for our 2024 Annual Meeting
In order for a proposal (including nominations of candidates for the Board of Directors) by a shareholder of the Company to be eligible to be included in the Proxy Statement and proxy form for the Annual Meeting of Shareholders in 2024 pursuant to the proposal process mandated by Securities and Exchange Commission Rule 14a-8, the proposal must be received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070, on or before November 17, 2023.
Our Board has adopted proxy access, which permits an eligible shareholder (or a group of no more than 20 shareholders) owning at least 3% of the outstanding shares of the Company's common stock continuously for at least three years prior to the date the Notice of Proxy Access Nomination is received at the principal executive offices of the Company, to submit director nominees constituting up to the greater of 20% of the Board or two directors, for inclusion in our proxy statement if the shareholder(s) and the nominee(s) meet the requirements in our By-laws. Notice of director nominations submitted under this proxy access By-law provision must be delivered to or mailed and received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070, not earlier than October 18, 2023, nor later than November 17, 2023.
If a shareholder proposal is submitted instead under the Company’s advance notice By-law provision (Article II, Section 10 of the By-laws) for presentation directly at an Annual Meeting rather than for inclusion in our proxy statement, the proposal must be received by the Corporate Secretary of the Company at 3700 South Stonebridge Drive, McKinney, Texas 75070 not earlier than December 29, 2023, nor later than February 12, 2024, together with the necessary supporting documentation required under that By-law provision.
In addition to satisfying the foregoing requirements under our By-laws, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees must provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act no later than February 26, 2024.
General
The cost of this solicitation of proxies will be paid by the Company. The Company is requesting that certain banking institutions, brokerage firms, custodians, trustees, nominees, and fiduciaries forward solicitation material to the underlying beneficial owners of the shares of the Company they hold of record. The Company will reimburse all reasonable forwarding expenses. The Company has retained Okapi Partners LLC to assist with the solicitation of proxies for a fee not to exceed $10,000 plus reimbursement for out-of-pocket expenses.
The Annual Report of the Company for 2022, which accompanies this Proxy Statement, includes a copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2022, and the financial statements and schedules thereto. Upon written request and payment of copying costs, the exhibits to the Form 10-K will be furnished. These requests should be directed to the Investor Relations Department of Globe Life Inc. at 3700 South Stonebridge Drive, McKinney, Texas 75070.

By Order of the Board of Directors

Christopher T. Moore Corporate Senior Vice President, Associate Counsel and Corporate Secretary
March 16, 2023
    72                 GL 2023 Proxy Statement

APPENDIX A
Non-GAAP Reconciliation
The chart below reflects non-GAAP financial measures utilized by Management which are included in the Proxy Statement. Globe Life Inc. includes non-GAAP measures to enhance investors' understanding of management's view of the business. The non-GAAP measures are not a substitute for GAAP, but rather a supplement to increase transparency by providing broader perspective. Globe Life Inc.'s definitions of non-GAAP measures may differ from other companies' definitions.

Non-GAAP financial measure as referenced within Proxy Statement	Full Non-GAAP reference	Comparable GAAP financial measure
Net operating income earnings per diluted common share (operating EPS)	Net operating income from continuing operations per diluted common share	Net income per diluted common share (EPS)
Operating income[1]	Net operating income from continuing operations	Net income
Underwriting income or margin[1]	Insurance underwriting income or margin	Income before income taxes
NOI ROE[2]	Net operating income as a return on equity, excluding net unrealized gains or losses on fixed maturities	Net income as a return on equity (ROE)
Book value per share, excluding net unrealized gains[2]	Book value per share, excluding net unrealized gains on fixed maturities	Book value per share
Adjusted operating EPS growth (excluding COVID-19)[3]	Net operating income from continuing operations, excluding COVID-19 per diluted common share	Net income per diluted common share (EPS)
Adjusted underwriting income (excluding COVID-19)[3]	Insurance underwriting income or margin, excluding COVID-19	Income before income taxes
Adjusted NOI ROE (excluding COVID-19)[3]	Net operating income as a return on equity, excluding net unrealized gains or losses on fixed maturities and COVID-19	Net income as a return on equity (ROE)
1 Net operating income from continuing operations is the consolidated total of segment profits after tax and as such is considered a non-GAAP measure. Underwriting income is a component of net operating income. See 10-K Results of Operations for reconciliation to the most directly comparable GAAP measure and for discussion of the usefulness and purpose of this measure.
2 Shareholders' equity, excluding net unrealized gains or losses on fixed maturities, and book value per share, excluding net unrealized gains on fixed maturities, are non-GAAP measures that are utilized by management to view the business without the effect of unrealized gains or losses which are primarily attributable to fluctuation in interest rates on the fixed maturity available for sale portfolio. Net unrealized gains on fixed maturities referred to above are net of tax. Management views the business in this manner because the Company has the ability and generally, the intent, to hold investments to maturity and meaningful trends can more easily be identified without the fluctuations. Shareholders' equity and book value per share are the most directly comparable GAAP measures.
3Adjusted operating EPS growth (excluding COVID-19), Adjusted underwriting income (excluding COVID-19), and Adjusted NOI ROE (excluding COVID-19) are considered non-GAAP measures and viewed by management as key indicators of business performance during the COVID-19 pandemic. For purposes of determining management compensation and providing meaningful trends during the pandemic, these non-GAAP measures were created in order to exclude the impact of highly volatile and unpredictable COVID-19 life claims from the Company’s historic non-GAAP financials measures of underwriting income, net operating income, and NOI ROE. The impact of COVID-19 life claims is monitored and estimated by management on a quarterly and annual basis. See reconciliation to GAAP.

	2022			2021
	GAAP	Non-GAAP[1]	Non-GAAP, COVID-19 adjusted[1,2]	GAAP	Non-GAAP[1]	Non-GAAP, COVID-19 adjusted[1,2]
EPS Growth	3.5%	18.8%	7.7%	5.9%	(0.3)%	8.3%
Underwriting Income Growth	N/A	20.0%	5.2%	N/A	(5.7)%	5.3%
NOI ROE	12.3%	13.4%	13.6%	8.8%	12.3%	14.0%

[1] Operating EPS
[2] Excludes impact of COVID-19 life incurred losses of $49 million in 2022 and $140 million in 2021.
A-1

	2022	2021	2020
Underwriting income	$799,389	$666,266	$706,722
COVID-19 losses	48,951	140,399	59,680
Adjusted underwriting income (excluding COVID-19)	848,340	806,665	766,402
Excess investment income, corporate and other	191,277	198,703	198,641
Reconciling items, before income taxes[1]	(133,306)	(92,978)	(68,359)
Income before income taxes (GAAP)	$906,311	$912,390	$896,684
1Includes reconciling items offset by COVID-19 losses. Refer to the 2022 10-K for further detail.

	2022	2021	2020
Net operating income	$806,345	$707,497	$737,592
COVID-19 losses, net of tax	38,671	110,915	47,147
Adjusted net operating income (excluding COVID-19)	845,016	818,412	784,739
Reconciling items, net of tax[1]	(105,312)	(73,453)	(52,966)
Net income (GAAP)	$739,704	$744,959	$731,773
1Include reconciling items offset by COVID-19 losses, net of tax. Refer to the 2021 10-K for further detail.

	2022	2021
Shareholders' equity (GAAP)	$4,895,861	$8,642,806
Impact of adjustment to exclude net unrealized gains on fixed maturities and COVID-19 losses	1,613,161	(2,603,808)
Shareholders' equity, excluding net unrealized gains on fixed maturities and COVID-19 losses	$6,509,022	$6,038,998

A-2

APPENDIX B
Second Amendment to
Globe Life Inc. 2018 Incentive Plan
Pursuant to the authority granted to the Board of Directors of Globe Life Inc. in Section 15.1 of the Globe Life Inc. 2018 Incentive Plan (the “Plan”) and subject to shareholder approval, the Plan is hereby amended effective on the date shareholder approval is attained as follows:
I.
The Plan is hereby amended by amending and restating Section 5.1 to read in its entirety as follows:
“SECTION 5.1 Number of Shares. Subject to adjustment as provided in Sections 5.2 and 14.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 12,284,000 Shares. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 9,000,000.
II.
The Plan is hereby amended by amending and restating Section 7.1(b) to read in its entirety as follows:
“7.1(b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 14.1, the exercise price of an Option may not be reduced by (i) a reduction in exercise price, (ii) cancellation of the Option in exchange for a full value Award or an Award with an exercise price that is less than the original exercise price, (iii) cancellation of the Option in exchange for a cash payment or (iv) any other action that, directly or indirectly, would be considered a repricing, without the prior approval of the stockholders of the Company.”
III.
The Plan is hereby amended by amending and restating Section 8.1(b) to read in its entirety as follows:
“8.1(b) PROHIBITION ON REPRICING. Except as otherwise provided in Section 14.1, the exercise price of a SAR may not be reduced by (i) a reduction in the base price, (ii) cancellation of the SAR in exchange for a full value Award or an Award with a base price that is less than the original base price, (iii) cancellation of the SAR in exchange for a cash payment or (iv) any other action that, directly or indirectly, would be considered a repricing, without the prior approval of the stockholders of the Company.”
IV.
The Plan is hereby amended to add a new Section 16.14 that provides as follows:
“16.14 CLAWBACK. Notwithstanding any provision of this Plan and grants hereunder to the contrary, any agreement evidencing an Award under the Plan shall also provide for the cancellation or forfeiture of an Award or the forfeiture and repayment to the Company of any shares of Stock issued under and/or any other benefit related to an Award (including, for the avoidance of doubt, any cash received in the settlement of an Award), or other provisions intended to have a similar effect, upon such terms and conditions as may be required by the Committee or under Section 10D of the Exchange Act and any applicable rules or regulations promulgated by the Commission or any national securities exchange or national securities association on which the shares of Stock may be traded.”
Except as otherwise provided in this Second Amendment, the Globe Life Inc. 2018 Incentive Plan is ratified and confirmed in all respects.
EXECUTED this ____ day of ____________, 2023.
GLOBE LIFE INC.
ATTEST:
By:
                Secretary
B-1

APPENDIX C
Certificate of Amendment
of
Certificate of Incorporation
of
Globe Life Inc.
GLOBE LIFE INC. (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
1.    This Certificate of Amendment (“Certificate of Amendment”) amends the Corporation’s Restated Certificate of Incorporation filed with the Secretary of State on August 8, 2019 (the “Restated Certificate of Incorporation”).
2.    Article Ninth, Section 1 of the Restated Certificate of Incorporation is hereby amended and restated in its entirety as follows:
NINTH:
Section 1. Elimination of Certain Liabilities of Directors and Officers.
Neither a director nor officer (as defined in Rule 102(b)(7) of the Delaware General Corporation Law) of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for a director under Section 174 of the Delaware General Corporation Law, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) for an officer, in any action by or in the right of the Company. If the General Corporation Law of the State of Delaware is subsequently amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.
3. This amendment was duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.
4. All other provisions of the Restated Certificate of Incorporation shall remain in full force and effect.
IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and attested to by duly authorized officers of the Corporation on April __, 2023.

_____________________________________
Name:
Title:
ATTEST:

_____________________________________
Name:
Title:
C-1

Globe Life
Globe Life Inc.
Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET/MOBILE OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

FPO

The Board of Directors Recommends a Vote FOR the Election of Directors, FOR Items 2 and 3, FOR 1 Year on Item 4, and FOR Items 5 and 6.

1. Election of directors:

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.1 Linda L. Addison	☐	☐	☐	1.7 Alice S. Cho	☐	☐	☐
1.2 Marilyn A. Alexander	☐	☐	☐	1.8 J. Matthew Darden	☐	☐	☐
1.3 Cheryl D. Alston	☐	☐	☐	1.9 Steven P. Johnson	☐	☐	☐

Please fold here – Do not separate

	FOR	AGAINST	ABSTAIN		FOR	AGAINST	ABSTAIN
1.4 Mark A. Blinn	☐	☐	☐	1.10 David A. Rodriguez	☐	☐	☐
1.5 James P. Brannen	☐	☐	☐	1.11 Frank M. Svoboda	☐	☐	☐
1.6 Jane Buchan	☐	☐	☐	1.12 Mary E. Thigpen	☐	☐	☐

3. Approval of 2022 Executive Compensation: ☐ For ☐ Against ☐ Abstain

4. Advisory Approval of Frequency of Executive Compensation Voting: ☐ 1 Year ☐ 2 Years ☐ 3 Years ☐ Abstain

5. Approval of Amendment to 2018 Incentive Plan: ☐ For ☐ Against ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS.

Date ______________________________

Signature(s) in box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

GLOBE LIFE INC.

ANNUAL MEETING OF SHAREHOLDERS

Thursday, April 27, 2023
10:00 a.m. (CDT)

3700 South Stonebridge Drive
McKinney, Texas 75070

Globe Life
Globe Life Inc.

proxy

The undersigned hereby appoints J. Matthew Darden and Frank M. Svoboda, jointly and severally with full power of substitution, to vote all shares of common stock which the undersigned holds of record and is entitled to vote at the Annual Meeting of Shareholders to be held at Company Headquarters, 3700 South Stonebridge Drive, McKinney, Texas 75070 on the 27th day of April, 2023 at 10:00 a.m. (CDT), or any adjournment thereof. All shares votable by the undersigned, including shares held of record by agents or trustees for the undersigned as a participant in the Dividend Reinvestment Plan (DRP), the Globe Life Inc. Savings and Investment Plan (GLTP), the American Income Life Insurance Company Agent Stock Purchase Plan (AIL ASPP) and the Family Heritage Life Agent Incentive Plan (FHL AIP), will be voted in the manner specified and, in the discretion of the persons named above or such agents or trustees, on such other matters as may properly come before the meeting.

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week

Your Internet or Telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your Proxy Card.

INTERNET/MOBILE
www.proxypush.com/GL

Use the Internet to vote your Proxy until 11:59 p.m. (CDT) on April 26, 2023. Scan code on the front for mobile voting.

TELEPHONE
1-866-883-3382

Use a touch-tone telephone to vote your Proxy until 11:59 p.m. (CDT) on April 26, 2023.

MAIL

Mark, sign and date your Proxy Card and return it in the postage-paid envelope provided in time to be received by April 26, 2023.

Voting cutoff for Internet/Mobile, Telephone and Mail is 11:59 p.m. (CDT) on April 24, 2023 for the GLTP, AIL ASPP and the FHL AIP.

If you vote your Proxy by Internet/Mobile or by Telephone, you do NOT need to mail back your Proxy Card.